     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 3, 2003
                                                      REGISTRATION NO. 333-84458

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------
                               Amendment No. 1 to
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             ----------------------

             DISTRIBUTION FINANCIAL SERVICES FLOORPLAN MASTER TRUST
                           (ISSUER AND CO-REGISTRANT)

                              CDF FINANCING, L.L.C.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           Delaware            655 Maryville Centre Drive        88-0355652
(State or other Jurisdiction   St. Louis, Missouri 63141      (I.R.S. Employer
     of Incorporation or            (314) 523-3000             Identification
        Organization)                                              Number)

  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)

                             Charles E. Rhodes, Esq.
                        Vice President and Senior Counsel
                        GE Capital Markets Services, Inc.
                               3001 Summer Street
                               Stamford, CT 06927
                                 (203) 357-6164

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent for Service)

                                 WITH COPIES TO:

  Marc L. Klyman, Esq.                                      Walt Bay, Esq.
Mayer, Brown, Rowe & Maw                              GE Commercial Distribution
 190 S. LaSalle Street                                   Finance Corporation
   Chicago, IL 60603                                  655 Maryville Centre Drive
     (312) 701-8053                                       St. Louis, MO 63141
                                                            (314) 523-3084

         Approximate date of commencement of proposed sale to the public: As soon as practicable after Registration Statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
                                                                Proposed Maximum         Proposed Maximum
         Title of                             Amount to        Offering Price Per       Aggregate Offering           Amount of
Securities to Be Registered                 Be Registered           Unit(1)                  Price(1)           Registration Fee(2)
------------------------------------------------------------------------------------------------------------------------------------
Asset Backed Certificates...............   $ 3,000,000,000           100%                $ 3,000,000,000            $ 242,700
------------------------------------------------------------------------------------------------------------------------------------

(1)  Estimated solely for purposes of calculating the registration fee.

(2) Pursuant to Rule 457(o) under the Securities Act of 1933, the registration fee has been calculated on the basis of the proposed maximum offering price for the total Asset Backed Certificates. Ninety-two dollars of such registration fee previously has been paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE CANNOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE PROSPECTUS IS AN OFFER TO SELL THESE SECURITIES OR IS SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

             DISTRIBUTION FINANCIAL SERVICES FLOORPLAN MASTER TRUST
                                     ISSUER

        $[ ] FLOATING RATE ASSET BACKED CERTIFICATES, SERIES [ ], CLASS A $[ ] FLOATING RATE ASSET BACKED CERTIFICATES, SERIES [ ], CLASS B

                              CDF FINANCING, L.L.C.
                                     SELLER

                 GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION
                                    SERVICER

         The certificates represent interests in the trust only and do not represent obligations of or interests in, and are not guaranteed by, CDF Financing, L.L.C., GE Commercial Distribution Finance Corporation, General Electric Capital Corporation or any other person. This prospectus supplement and the accompanying prospectus together constitute the full prospectus for your series of certificates.

         Investing in the certificates involves risks. You should consider the discussion under "Risk Factors" beginning on page S- - of this prospectus supplement and page - of the accompanying prospectus.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                                    UNDERWRITING
                         PRINCIPAL     INTEREST   EXPECTED FINAL       PRICE       DISCOUNTS AND    NET PROCEEDS
                           AMOUNT        RATE      PAYMENT DATE      TO PUBLIC      COMMISSIONS      TO SELLER
Class A certificates              (1)

Class B certificates              (2)

Total

(1)

(2)

                  THE DATE OF THIS PROSPECTUS SUPPLEMENT IS [ ]

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         We tell you about the certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (b) this prospectus supplement, which describes specific terms of your series of certificates.

         IF THE TERMS OF THE CERTIFICATES OF YOUR SERIES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

         You should rely only on the information provided in this prospectus supplement and the accompanying prospectus including the information incorporated by reference. We have not authorized anyone to provide you with other or different information. We are not offering the certificates in any state where the offer is not permitted. We do not assert the accuracy of the information in this prospectus supplement or the accompanying prospectus as of any date other than the dates stated on their respective covers.

         This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.

         We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.

         You can find definitions of some terms used in this prospectus supplement under the caption "Glossary" beginning on page S- - in this prospectus supplement or under the caption "Glossary" beginning on page - in the accompanying prospectus.

         The Class C certificates of your series are not being offered by this prospectus supplement or the prospectus.

         [Application will [not] be made to list the Class A and Class B certificates on the Luxembourg Stock Exchange.]

         To the best knowledge of the seller, having taken all reasonable care to ensure that such is the case, the information contained in this prospectus supplement and the accompanying prospectus is accurate and there are no omissions likely to affect the meaning of the facts presented in this prospectus supplement or the prospectus.

                                TABLE OF CONTENTS

                                                                                                                Page
SUMMARY.......................................................................................................   S-1

The Parties...................................................................................................   S-1
The Securities................................................................................................   S-2
Credit Enhancement............................................................................................   S-4
Servicing.....................................................................................................   S-5
Servicer Advances.............................................................................................   S-5
Optional Repurchase...........................................................................................   S-5
Tax Matters...................................................................................................   S-5
ERISA Considerations..........................................................................................   S-5
Offered Certificate Ratings...................................................................................   S-6
Risk Factors..................................................................................................   S-6
Absence of Market.............................................................................................   S-6

RISK FACTORS..................................................................................................   S-7

You May Be Unable to Resell Your Certificates.................................................................   S-7
You May Be Adversely Affected if Your Certificates are Repaid Faster or Slower Than You Expect................   S-7
Possible Delays and Reductions in Payments on Certificates Due to Geographic Concentration....................   S-7
Possible Delays and Reductions in Payments on Certificates Due to Limited Assets of the Trust.................   S-7
Possible Delays and Reductions in Payments on Certificates Due to Basis Risk..................................   S-8
Possible Delays and Reductions In Payments on Certificates Due to Limited Credit Enhancement..................   S-9
Possible Delays and Reductions In Payments on Certificates Due to.............................................   S-9
Possible Delays and Reductions in Payments on Class B Certificates Due to Subordination of Class B
Certificates..................................................................................................   S-9
Deposits of Funds in the Excess Funding Account Will Reduce the Amount of Non-Principal
Collections that are Available to the Trust...................................................................   S-9
Ability to Change Discount Factor May Result in Delays or Reductions in Payments on Certificates..............  S-10
Ratings are Not Recommendations...............................................................................  S-10
Tax and ERISA.................................................................................................  S-11

THE ACCOUNTS..................................................................................................  S-12

General.......................................................................................................  S-12
Description of the Trust Portfolio............................................................................  S-13
Yield Information.............................................................................................  S-16
Major Customers; Major Manufacturers..........................................................................  S-16
Delinquency Experience........................................................................................  S-17
Loss Experience...............................................................................................  S-18
Aging Experience..............................................................................................  S-19

GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION................................................................  S-21

GE CAPITAL CORPORATION........................................................................................  S-21

GENERAL ELECTRIC CAPITAL SERVICES, INC........................................................................  S-22

MATURITY AND PRINCIPAL PAYMENT CONSIDERATIONS.................................................................  S-22

DESCRIPTION OF THE CERTIFICATES...............................................................................  S-23

Interest......................................................................................................  S-23
Principal.....................................................................................................  S-24
Allocations of Collections, Defaulted Amounts and Miscellaneous Payments to the Dealer
Overconcentration Series......................................................................................  S-24
Allocations of Collections, Defaulted Amounts and Miscellaneous Payments to Your Series.......................  S-25

                                Table of Contents
                                   (continued)

                                                                                                                Page
Discount Factor...............................................................................................  S-26
Distributions from The Collection Account; Reserve Fund.......................................................  S-26
Interest Funding Account......................................................................................  S-29
Principal Funding Account.....................................................................................  S-29
Excess Funding Account........................................................................................  S-30
Servicer Advances.............................................................................................  S-31
Distributions.................................................................................................  S-31
Optional Repurchase...........................................................................................  S-33
Revolving Period..............................................................................................  S-33
Accumulation Period...........................................................................................  S-33
Early Amortization Period.....................................................................................  S-34
Early Amortization Events.....................................................................................  S-34
Termination of Your Series....................................................................................  S-38
Servicing Compensation and Payment of Expenses................................................................  S-38
Reports.......................................................................................................  S-39

FEDERAL INCOME TAX CONSIDERATIONS.............................................................................  S-40

Overview......................................................................................................  S-40
Characterization of the Certificates and the Trust............................................................  S-40
Taxation of Interest Income of Certificateholders.............................................................  S-41
Disposition of a Certificate..................................................................................  S-42
Possible Classification as a Partnership or as an Association Taxable as a Corporation........................  S-42
FASIT Legislation.............................................................................................  S-43
Foreign Investors.............................................................................................  S-44
Backup Withholding............................................................................................  S-45

STATE AND LOCAL TAX CONSEQUENCES..............................................................................  S-45

ERISA CONSIDERATIONS..........................................................................................  S-46

General.......................................................................................................  S-46
Plan Assets and the Availability of Exemptions for Certificates...............................................  S-47
Review by Benefit Plan Fiduciaries............................................................................  S-48

UNDERWRITING..................................................................................................  S-48

LEGAL MATTERS.................................................................................................  S-50

LISTING AND GENERAL INFORMATION...............................................................................  S-50

GLOSSARY......................................................................................................  S-51

ANNEX I OTHER SERIES..........................................................................................   A-1

                                     SUMMARY

         This summary highlights selected information from this document. This summary does not contain all of the information that you need to consider in making your investment decision and is qualified by the more complete descriptions contained in this prospectus supplement and the accompanying prospectus. To understand all of the terms of the certificates, you should read carefully this entire prospectus supplement and the accompanying prospectus, including the information under "Risk Factors" in this prospectus supplement and the accompanying prospectus.

THE PARTIES

         Trust..............   Distribution Financial Services Floorplan Master
                               Trust.

                               The assets of the trust include receivables generated from time to time under accounts that have been designated for that purpose as well as receivables generated under any accounts designated for that purpose from time to time. "Account" is the term that GE Commercial Distribution Finance Corporation ("CDF") uses to describe a credit arrangement between CDF and a dealer, manufacturer or distributor. CDF may have multiple accounts with a particular dealer, manufacturer or distributor. The accounts are not transferred by CDF to the seller or by the seller to the trust. The accounts are identified in a computer file or microfiche or written list delivered from time to time to the trustee of the trust in accordance with the pooling and servicing agreement.

                               All references to CDF in its capacity as originator of receivables should be understood to include a reference to any affiliate of CDF that is an "approved affiliate" as defined in the Glossary of the prospectus. As of the date of this prospectus supplement, no affiliate of CDF is an "approved affiliate."

                               The receivables arise from extensions of credit made by CDF to dealers, manufacturers or distributors of various types of products. The products may include, among other types of products:

                               -    computers and related equipment;

                               -    recreational vehicles;

                               -    boats and boat motors;

                               -    consumer electronics and appliances;

                               -    keyboards and other musical instruments;

                               -    industrial and agricultural equipment;

                               -    manufactured housing;

                               -    snowmobiles; and

                               -    motorcycles.

                               The types of products may change from time to time.

                               The seller may add or remove accounts from time to time.

         Seller.............   CDF Financing, L.L.C. The principal executive
                               office of the seller is located at 655 Maryville
                               Centre Drive, St. Louis, Missouri 63141, telephone number (314) 523-3000.

         Limited
         Partnership........   Deutsche Floorplan Receivables, L.P., which is
                               changing its name to CDF Floorplan Receivables, L.P. The principal executive office of the Limited Partnership is located at 655 Maryville
                               Centre Drive, St. Louis, Missouri 63141, telephone number (314) 523-3000.

         Servicer...........   CDF.

         Trustee............   Wilmington Trust Company, as the trustee under
                               the Pooling and Servicing Agreement, as the replacement for The Chase Manhattan Bank

         Agent..............   [It is anticipated that if the Class A and Class
                               B certificates are listed on the Luxembourg Stock
                               Exchange, Kredietbank S.A. Luxembourgeoise will act as an additional paying agent and transfer agent for the Class A and Class B certificates.]

THE SECURITIES                 THE CERTIFICATES OF YOUR SERIES

                               Your series will consist of the following classes of certificates:

                               -    $[ ] Floating Rate Asset Backed
                                    Certificates, Series [ ], Class A;

                               -    $[ ] Floating Rate Asset Backed
                                    Certificates, Series [ ], Class B; and

                               -    $[ ] Floating Rate Asset Backed
                                    Certificates, Series [ ], Class C.

                               The Class C certificates are not being offered by this prospectus supplement or the prospectus.

                               CLOSING DATE

                               The issuance of the certificates of your series will take place on or about [ ].

                               DELIVERY OF CERTIFICATES

                               We expect that delivery of the certificates will be made in book-entry form only through the facilities of The Depository Trust Company, Clearstream Banking, societe anonyme and Euroclear Bank S.A./N.V. operator of the Euroclear system, on or about the closing date for your series.

                               DISTRIBUTION DATES

                               The trust will make distributions on the certificates of your series to the extent of available funds received during each calendar month. The distribution date will be the 15th day of the following calendar month -- or, if that day is not a business day, the next business day -- commencing on [ ].

                               INTEREST PAYMENTS

                               -    The interest rate for the offered
                                    certificates is specified on the front cover page of this prospectus supplement.

                               -    Interest on the outstanding principal
                                    balance of each class of certificates of your series will accrue at the applicable interest rate during each period that we call an "interest period". Each interest period will begin on a distribution date -- or, in the case of the first distribution date, will begin on the closing date -- and will end on the day preceding the next distribution date.

                               - Interest on the certificates of your series will be calculated on the basis of the actual number of days in the related interest period divided by 360.

                               - The trustee of the trust will distribute accrued interest on each class of certificates of your series on each distribution date to the extent of available funds allocated to your series. Payments of interest on the Class B certificates and the Class C certificates will be subordinated in priority to payment in full of accrued interest on the Class A certificates. Payments of interest on the Class C certificates will be subordinated in priority to payment in full of accrued interest on the Class B certificates.

                               EXPECTED PRINCIPAL PAYMENTS AND POTENTIAL LATER PAYMENTS

                               The trust expects to pay the entire principal amount of your certificates in one payment on the Expected Final Payment Date. In order to accumulate funds to pay your certificates in full on the Expected Final Payment Date, the trust will accumulate principal collections in a deposit account that we call the principal funding account, during a period that we call the accumulation period.

                               POSSIBLE EARLY PRINCIPAL REPAYMENT OF YOUR SERIES

                               The certificates of your series may be repaid earlier than expected as a result of any of the following:

                               - the occurrence of an event that we call an early amortization event;

                               -    the seller exercises its option to
                                    repurchase the interest of your series in the trust; or

                               - the seller is required to repurchase the interest of your series in the trust.

                               OTHER SERIES

                               In addition to your series of certificates, other series issued by the trust are expected to be outstanding on the closing date for your series. Annex I to this prospectus supplement summarizes some of the terms of those series, other than the Dealer Overconcentration Series. For a description of the Dealer Overconcentration Series, see "Description of the Certificates -- Allocations of Collections, Defaulted Amounts and Miscellaneous Payments to the Dealer Overconcentration Series" in this prospectus supplement. No class or series is being offered by this prospectus supplement or the prospectus other than the Class A certificates and Class B certificates of your series.

                               ALLOCATIONS

                               Your series represents the right only to a portion of collections on the receivables. Your series will also be allocated a portion of the defaulted receivables.

CREDIT ENHANCEMENT             Credit enhancement of the certificates of your
                               series will be provided by:

                               - amounts in a deposit account that we call the reserve fund;

                               -    the subordination of the Class B
                                    certificates and the Class C certificates for the benefit of each class of certificates of your series with an earlier alphabetical designation; and

                               - application of non-principal collections as described in priorities (6) and (7) under "Description of the Certificates -- Distributions from the Collection Account; Reserve Fund" in this prospectus supplement.

                               The amount of the credit enhancement is limited and may not prevent you from suffering a loss.

SERVICING                      CDF is the initial servicer. The servicer is
                               responsible for administering the receivables and making collections on the receivables.

                               The servicer will receive a monthly servicing fee as servicing compensation from the trust.

SERVICER ADVANCES              Once a month, the servicer will deposit in the
                               trust collection account as an advance an amount equal to the amount of interest that is due but unpaid on a receivable, but only if the servicer reasonably expects to recover the advance from future payments on that receivable. This advance is called a servicer advance. The servicer will be entitled to reimbursement of servicer advances from future payments on all of the receivables.
                               Those reimbursements will be made out of available funds prior to the deposit of those funds in the collection account.

OPTIONAL REPURCHASE            The seller has the option to repurchase the
                               interest of your series in the trust once an amount that we refer to as the invested amount of your series is reduced to less than 10% of the initial principal amount of your series.

TAX MATTERS                    In the opinion of Mayer, Brown, Rowe & Maw,
                               special tax counsel for the seller, the Class A and Class B certificates will be characterized as debt for federal income tax purposes.

                               In the opinion of Bryan Cave LLP, Missouri counsel for the seller, the Class A and Class B certificates will be characterized as debt for Missouri income tax purposes.

                               If you purchase a Class A or Class B certificate, you agree to treat it as debt for tax purposes.

                               For further information concerning the
                               application of federal and Missouri tax laws, see "Federal Income Tax Considerations" and "State and Local Tax Consequences" in this prospectus supplement.

ERISA CONSIDERATIONS           It is anticipated that the Class A certificates
                               will meet the criteria for treatment as
                               "publicly-offered securities." If so, taking into account important considerations described under
                               "ERISA Considerations" in this prospectus supplement, the Class A certificates will be eligible for purchase by persons investing assets of employee benefit plans.

                               Pension plans and other investors to which ERISA applies cannot acquire Class B certificates. Prohibited investors include:

                               - any employee benefit plans to which ERISA applies;

                               -    any plan or other arrangement to which
                                    section 4975 of the U.S. Internal Revenue
                                    Code applies; and

                               - any entity whose underlying assets may be deemed to include "plan assets" under ERISA by reason of any plan's investment in the entity.

                               By purchasing any Class B certificates, you certify that you are not within any of those categories.

                               For further information regarding the application of ERISA, see "ERISA Considerations" in this prospectus supplement.

OFFERED CERTIFICATE RATINGS    The Class A certificates will be rated at the
                               time of issuance in the highest long-term rating category by at least one nationally recognized rating agency. The Class B certificates will be rated at the time of issuance in one of the three highest long-term rating categories by at least one rating agency.

                               A security rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating.

RISK FACTORS                   You should consider the matters set forth under
                               "Risk Factors" on pages S- - through S- - of this prospectus supplement.

ABSENCE OF MARKET              The certificates of your series will be a new
                               issue of securities with no established trading market. The trust does not expect to apply for listing of your certificates on any United States securities exchange or quote your certificates in the automated quotation system of a registered securities association.

                               [Application will [not] be made to list the Class A and Class B certificates on the Luxembourg Stock Exchange. We cannot assure you (a) as to the timing of such application or (b) that such application will be successful.]

                                  RISK FACTORS

         In addition to the other information contained in this prospectus supplement and the prospectus, you should consider the following risk factors -- and the "Risk Factors" set forth in the prospectus -- in deciding whether to purchase certificates. The disclosures below and the "Risk Factors" set forth in the accompanying prospectus summarize material risks of investing in the certificates. The summary does not purport to be complete; to fully understand and evaluate it, you should also read the rest of this prospectus supplement and the accompanying prospectus.

You May Be Unable to Resell   There is currently no secondary market for your
Your Certificates             certificates. The underwriters may assist in
                              resales of your certificates, but they are not required to do so. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates.

You May Be Adversely          You may receive repayment of your certificates
Affected if Your              earlier or later than expected.
Certificates are Repaid
Faster or Slower Than You     -    If your certificates are repaid faster than
Expect                             you expect, you may be unable to reinvest
                                   principal received on your certificates at a yield that is equal to the yield on your certificates. If you acquire certificates at a premium, repayment of principal at a rate that is faster than the rate anticipated will result in a yield to you that is lower than you anticipated.

                              - If your certificates are repaid later than you expect, you will be unable to use the principal amount of your investment at the time that you expected, and you may miss opportunities to reinvest the money in other investments. Also, if you acquire your certificates at a discount, the repayment of principal of your certificates later than you anticipated will result in a lower than anticipated yield.

                              -    Numerous factors may result in your
                                   certificates being repaid faster or slower than you expect; we cannot assure you that your certificates will be repaid on any particular date. Additional discussion of these issues is set forth under "Maturity and Principal Payment Considerations" in this prospectus supplement.

Possible Delays and           You may suffer delays and reductions in payments
Reductions in Payments on     on your certificates because of economic
Certificates Due to           conditions in states where dealers are located.
Geographic Concentration
                              -    As of [ ], according to their mailing
                                   addresses, dealers owing receivables
                                   representing, by principal balance, [ ] of the receivables in the trust, were located in [ ], respectively.

                              - An economic downturn in one or more of the states where concentrations of dealers are located could adversely affect the performance of the trust as a whole, even if national economic conditions remain unchanged or improve, as dealers in such state or states experience the effects of such a downturn and face greater difficulty in making payments on the receivables.

                              -    Economic factors such as unemployment,
                                   interest rates and the rate of inflation may affect the rate of prepayment and defaults on the receivables and could delay and reduce payments to you.

Possible Delays and           You may experience delays and reductions in
Reductions in Payments on     payments on your certificates because the trust
Certificates Due to Limited   will not have any significant assets or sources of
Assets of the Trust           funds other than the receivables.

                              - Your certificates will be payable only from the assets of the trust.

                              - You must rely for repayment upon payments on the receivables and, if and to the extent available, amounts on deposit in the reserve fund. However, amounts to be deposited in the reserve fund are limited in amount. If the reserve fund is exhausted, the trust will depend solely on current collections on the receivables to make payments on your certificates.

                              If losses or delinquencies occur with respect to receivables which are not covered by payments on other receivables or by the reserve fund, you may experience delays and reductions in payments on your certificates.

                              The certificates do not represent an interest in or an obligation of, and are not insured or guaranteed by, the seller, servicer, CDF, GE Capital or any other person. You will have no recourse to the seller, servicer, CDF, GE Capital or any other person in the event that proceeds of the assets of the trust are insufficient or otherwise unavailable to make payments on your certificates.

Possible Delays and           You could suffer delays or reductions in payments
Reductions in Payments on     on your certificates because of the way the
Certificates Due to           receivables bear or do not bear interest and the
Basis Risk                    way in which interest is calculated on your
                              certificates.

                              - The receivables generally bear interest at rates announced by particular banks plus a margin. CDF may reduce the interest rates applicable to any of the receivables if, in the reasonable judgment of CDF, no early amortization event will result from that reduction. Some receivables do not bear interest for a specified period after their origination.

                              - The interest rate on your certificates is calculated as the lesser of (a) LIBOR plus a margin and (b) a rate that reflects the weighted average of the interest rates on the receivables. If LIBOR plus the margin used to compute the interest rate for your certificates exceeds the component of the formula that reflects the interest rates on the receivables, then interest will accrue on your certificates during the applicable interest period at a rate based on the weighted average interest rates of the receivables. A reduction in interest rates on any receivables, or the inclusion of a greater proportion of non-interest bearing receivables in the trust, will increase the likelihood that you will receive lower interest payments, based on the interest rate on the receivables, than you would if you were receiving interest payments based on LIBOR.

                              - If the Class A monthly interest, Class B monthly interest or Class C monthly interest for any distribution date, determined as if the interest rate were based on LIBOR plus the applicable margin, exceeds the applicable monthly interest determined on the basis of the related Net Receivables Rate, the servicer will direct the trustee of the trust to withdraw funds from the yield supplement account, to the extent available, and apply those funds to deposit the amount of such excess into the interest funding account first, for the benefit of the Class A certificates, second, for the benefit of the Class B certificates, and third, for the benefit of the Class C certificates. We cannot assure you that any funds will be on deposit in the yield supplement account at any time. Any funds on deposit in the yield supplement account at the beginning of the Accumulation Period or upon the occurrence of an Early Amortization Event will be deposited in the principal funding account, and no funds will be deposited in the yield supplement account thereafter.

                              - In addition to reducing the interest rate on your certificates, a reduction in interest rates on the receivables will also reduce the amount of non-principal collections available to fund payment of interest on your certificates and to fund other items set forth under "Description of the Certificates -- Distributions from the Collection Account; Reserve Fund -- Non-Principal Collections."

Possible Delays and           Credit enhancement of the certificates of your
Reductions In Payments on     series will be provided by:
Certificates Due to Limited
Credit Enhancement            -    amounts in the reserve fund, if any;

                              - the subordination of the Class B certificates and the Class C certificates for the benefit of each class of certificates of your series with an earlier alphabetical designation; and

                              - application of non-principal collections as described in priorities (6) and (7) under "Description of the Certificates -- Distributions from the Collection Account; Reserve Fund" in this prospectus supplement.

                              The amount of the credit enhancement is limited and will be reduced from time to time as described in this prospectus supplement. If the amount of credit enhancement is reduced to zero, you will likely experience delays and reductions in payments on your certificates. Credit enhancement for any other series will not be available to your series.

Possible Delays and           The term "invested amount" is an important
Reductions In Payments on     concept that is defined in the Glossary to this
Certificates Due to           prospectus supplement. The invested amount of your
Reduction in Invested         series affects, among other things:
Amount
                              -    the floating allocation percentage for your
                                   series;

                              - the principal allocation percentage for your series; whether the seller may exercise an option to repurchase the interest of your series in the trust, as well as the amount of that repurchase; and

                              - the amount that would be paid on certificates of your series if the trustee of the trust sells receivables in order to make payments on certificates of your series after the termination date for your series.

                              The invested amount of your series will be reduced by the allocation of defaulted receivables to your series. If those allocations are not reimbursed, then the invested amount of your series will be less than the outstanding principal amount of the certificates of your series, and delays and reductions in payments on your certificates will occur.

Possible Delays and           Payments on the Class B certificates are
Reductions in Payments on     subordinated to the Class A certificates as
Class B Certificates          described in this prospectus supplement.
Due to Subordination of       Accordingly, if you acquire a Class B certificate,
Class B Certificates,         you may suffer delays and reductions in payments
                              on your certificates even though payments are being made on the Class A certificates.

Deposits of Funds in the      Pursuant to the supplement for your series, the
Excess Funding Account        servicer will establish a deposit account that we
Will Reduce the we Amount     call the excess funding account. Any funds
of Non-Principal Collections  deposited in the excess funding account will
that are Available to the     likely earn a rate of return lower than the
Trust                         yield on a comparable amount of receivables.
                              Accordingly, any deposit of funds in the excess funding account will reduce the amount of non-principal collections available to the trust and could result in a delay and reduction in payments to you.

Ability to Change Discount    You may be adversely affected because the
Factor May Result in Delays   discount factor may be changed without your
or Reductions in Payments on  consent.
Certificates
                              -    This transaction uses the terms principal
                                   collections and non-principal collections in a way that may not be familiar to you. For purposes of calculating non-principal collections, this transaction treats some principal payments on the receivables as if they were interest or other non-principal charges relating to the receivables.

                              -    Pursuant to the pooling and servicing
                                   agreement, the product of principal payments on each receivable times a percentage that we call the discount factor will be deemed to be non-principal collections.

                              - As of the date of this prospectus supplement, the discount factor was [ ]%. The discount factor may be adjusted upwards or downwards, without your consent, but may in no event exceed [ ]%.

                              - Any increase in the discount factor will result in a higher amount of non-principal collections and a lower amount of principal collections than would otherwise occur. Conversely, any decrease in the discount factor would result in a lower amount of non-principal collections and a higher amount of principal collections than would otherwise occur.

                              -    Changes in the amount of principal
                                   collections or non-principal collections could result in a delay and reduction in payments to you.

Ratings are Not               Any rating of your certificates by a rating agency
Recommendations               indicates the rating agency's view on the
                              likelihood of the ultimate payment of principal and the timely payment of interest, at the applicable interest rate, on your certificates.

                              Among the things a rating will not indicate are:

                              - the likelihood that principal will be paid on a scheduled date;

                              - the likelihood that an early amortization event will occur;

                              - the likelihood that any amount that we refer to as a carry-over amount will be paid;

                              - whether or not the discussion under "Federal Income Tax Considerations" "State and Local Tax Consequences" in this prospectus supplement is adequate, or the likelihood that a United States withholding tax will be imposed on non-U.S. certificateholders;

                              - whether or not the discussion under "ERISA Considerations" in this prospectus supplement is adequate, or whether a "prohibited transaction" will occur;

                              -    the marketability of your certificates;

                              -    the market price of your certificates; or

                              - whether your certificates are an appropriate investment for you.

                              A rating is not a recommendation to buy, sell, or hold your certificates. A rating may be lowered or withdrawn at any time. You should evaluate each rating independently of any other rating.

                              The seller will request at least two rating agencies to rate the Class A certificates; it is a condition to the issuance of the Class A certificates that they be rated in the highest long-term rating category by at least one rating agency. The seller will request at least two rating agencies to rate the Class B certificates; it is a condition to the issuance of the Class B certificates that they be rated in one of the three highest long-term rating categories by at least one rating agency. A rating agency other than those requested could assign a rating to your certificates, and its rating could be lower than any rating assigned by a rating agency chosen by the seller.

                              The reduction or withdrawal of any rating on your certificates could make it more difficult for you to resell your certificates, and, if you are able to resell your certificates, could reduce the price that you would receive in that sale.

Tax and ERISA                 You may be adversely affected by matters
Matters                       pertaining to tax laws and ERISA. For a discussion
                              of tax and ERISA matters, see "Federal Income Tax
                              Considerations," "State and Local Tax
                              Consequences" and "ERISA Considerations."

For definitions of some of the terms used in this prospectus supplement, see the Glossary in this prospectus supplement.

                                  THE ACCOUNTS

GENERAL

         The receivables arise under revolving credit arrangements between:

-        a dealer, manufacturer or distributor of products; and

- GE Commercial Distribution Finance Corporation ("CDF") or an affiliate of CDF.

         For additional discussion of the origination of the receivables, see "The Dealer Financing Business of CDF" in the prospectus.

         For purposes of convenience, this prospectus supplement and the accompanying prospectus may refer to dealers, manufacturers and distributors collectively as "dealers" and individually as a "dealer."

         CDF refers to its revolving credit arrangements with dealers as "accounts". CDF may have multiple accounts with a single dealer. Accordingly, the numbers of accounts listed in the tables set forth below do not equal the number of applicable dealers.

         Accounts may be added or removed from time to time. See "Description of the Certificates -- Addition of Accounts" and "Description of the Certificates -- Removal of Accounts; Transfers of Participations" in the prospectus.

         As of [ ], $[ ] of receivables were in the total U.S. portfolio of CDF of which $[ ] of receivables were included in the trust as of that date. All references in the tables set forth below to "Receivables Balances" refer to the amounts shown in the records of CDF as the outstanding principal amount of the applicable receivables. The tables set forth below under the heading "-- Description of the Trust Portfolio" contain information with respect to the receivables in the trust (collectively, the "Trust Portfolio") as of [ ].

         [The information in each table pertaining to periods prior to 1999 includes receivables originated by Deutsche Business Services Corporation, an affiliate of CDF which ceased to be active in 1998.]

         The sum in any column in the tables set forth below may not equal the indicated total due to rounding.

DESCRIPTION OF THE TRUST PORTFOLIO

         The following table sets forth the composition of the Trust Portfolio, as of [ ], by business line. Due to the variability and uncertainty with respect to the rates at which receivables are created, paid or otherwise reduced, the characteristics set forth below may vary significantly as of any other date of determination.

       COMPOSITION OF RECEIVABLES IN THE TRUST PORTFOLIO BY BUSINESS LINE
                                    AS OF [ ]

                              (DOLLARS IN MILLIONS)

                                                             PERCENTAGE OF                     PERCENTAGE OF
                                             RECEIVABLES      RECEIVABLES       NUMBER OF        NUMBER OF
BUSINESS LINE                                  BALANCE          BALANCES         ACCOUNTS         ACCOUNTS
Floorplan Receivables....................

Accounts Receivable......................

Asset Based Receivables..................

Total

         The following tables set forth the composition of the receivables in the Trust Portfolio as of [ ] by account balance, product type and geographic distribution of such receivables. Due to the variability and uncertainty with respect to the rates at which receivables are created, paid or otherwise reduced, the characteristics set forth below may vary significantly as of any other date of determination.

      COMPOSITION OF RECEIVABLES IN THE TRUST PORTFOLIO BY ACCOUNT BALANCE
                                    AS OF [ ]

                              (DOLLARS IN MILLIONS)

                                                             PERCENTAGE OF                  PERCENTAGE OF
                                            RECEIVABLES       RECEIVABLES      NUMBER OF      NUMBER OF
ACCOUNT BALANCE RANGE                         BALANCE           BALANCES        ACCOUNTS       ACCOUNTS
$1 to $999,999.99........................

$1,000,000 to $2,499,999.99..............

$2,500,000 to $4,999,999.99..............

$5,000,000 to $9,999,999.99..............

Over $10,000,000.00......................

Total

        COMPOSITION OF RECEIVABLES IN THE TRUST PORTFOLIO BY PRODUCT TYPE
                                    AS OF [ ]

                              (DOLLARS IN MILLIONS)

                                                             PERCENTAGE OF                     PERCENTAGE OF
                                             RECEIVABLES      RECEIVABLES       NUMBER OF        NUMBER OF
PRODUCT TYPE                                   BALANCE          BALANCES         ACCOUNTS         ACCOUNTS
Boats and Boat Motors......................

Accounts Receivable........................

Recreational Vehicles......................

Industrial and Agricultural Equipment......

Computers and Related Equipment............

Motorcycles................................

Keyboard and Other Musical Instruments.....

Manufactured Housing.......................

Snowmobiles................................

Consumer Electronics and Appliances........

Other......................................

Total

         The "Accounts Receivable" category in the preceding table includes Asset Based Receivables of $[ ]. The "Other" category in the preceding table includes, among other product types, heating, ventilating, and air conditioning equipment, and irrigation systems.

          GEOGRAPHIC DISTRIBUTION OF RECEIVABLES IN THE TRUST PORTFOLIO
                                    AS OF [ ]

                              (DOLLARS IN MILLIONS)

                                                              PERCENTAGE OF                   PERCENTAGE OF
                                             RECEIVABLES       RECEIVABLES      NUMBER OF       NUMBER OF
STATE                                          BALANCE          BALANCES         ACCOUNTS        ACCOUNTS
California...............................

Texas....................................

Arizona..................................

New York.................................

Washington...............................

Wisconsin................................

Michigan.................................

                                                              PERCENTAGE OF                   PERCENTAGE OF
                                             RECEIVABLES       RECEIVABLES      NUMBER OF       NUMBER OF
STATE                                          BALANCE          BALANCES         ACCOUNTS        ACCOUNTS
Oregon...................................

Ohio.....................................

Georgia..................................

Pennsylvania.............................

Missouri.................................

Illinois.................................

Other States.............................

Total

The "Percentage of Receivables Balances" represented by receivables in each state not specifically listed in the preceding table is less than 3%.

YIELD INFORMATION

         The receivables bear interest in their accrual periods at rates generally equal to a rate referred to in the related financing agreement plus a margin. The rate in the financing agreements relating to the receivables usually refers to the "prime rate" announced from time to time by a bank or banks referred to therein. Some receivables do not bear interest for a specified period after their origination.

         For [ ], the receivables in the Trust Portfolio had a yield of [ ]% per annum, of which (a) approximately [ ]% was attributable to the rates at which interest accrued on those receivables, without regard to the timing or amount of interest collections, and (b) approximately [ ]% was attributable to non-principal collections produced by the application of the discount factor. For [ ], the receivables in the Trust Portfolio had a yield of [ ]% per annum, of which (a) approximately [ ]% was attributable to the rates at which interest accrued on those receivables, without regard to the timing or amounts of interest collections, and (b) approximately [ ]% was attributable to non-principal collections produced by the application of the discount factor. The decrease in yield described in this paragraph reflects competitive pricing pressures as well as a lower prime rate during [ ] as compared with [ ]. As reported by Bloomberg, the average daily prime rate in [ ] was [ ]% and in [ ] was [ ]%. As of the date of this prospectus supplement, the discount factor was [ ]%. The discount factor may change from time to time as described in the definition of "Discount Factor" in the Glossary of the prospectus.

         The yield on the receivables in the trust will be affected by the interest rates borne by receivables, the discount factor and the rate at which the receivables balances are paid.

MAJOR CUSTOMERS; MAJOR MANUFACTURERS

         At [ ] no one Dealer (other than a Manufacturer) accounted for more than [ ]% of the aggregate balance of the receivables in the trust. At [ ] no one Manufacturer was obligated under Floorplan Agreements relating to receivables in the trust aggregating more than [ ]% of the aggregate balance of the receivables in the trust. No prediction can be made as to what percentage of the receivables in the future may be obligations of a single Dealer or be related to a single Manufacturer under its Floorplan Agreements. See "The Dealer Financing Business of CDF -- Floorplan Agreements with Manufacturers" in the prospectus.

DELINQUENCY EXPERIENCE

         The following table sets forth the delinquency experience as of the dates indicated for the total U.S. portfolio of CDF. Because the accounts from which the receivables in the trust will be generated constitute only a portion of the total U.S. portfolio of CDF, the actual delinquency experience with respect to the accounts in the trust may be different than the experience set forth in the table below. We cannot assure you that the delinquency experience for the receivables in the future will be similar to the experience shown below.

               DELINQUENCY EXPERIENCE FOR THE TOTAL U.S. PORTFOLIO

                              (DOLLARS IN MILLIONS)

                                                              AS OF [ ]                      AS OF [ ]
Receivables Balance...........................

SAU/NSF past due 31 days or more..............

Scheduled Payment Plan past due 31
days or more..................................

Total

SAU/NSF past due 31 days or
more/Receivables Balance......................

Scheduled Payment Plan past due 31
days or more/Receivables Balance..............

Total SAU/NSF and Scheduled Payment
Plan past due 31 days or more/Receivables
Balance ......................................

         For information as to the coding of receivables as SAU or NSF, see "The Dealer Financing Business of CDF--Charge-Off Policy" in the prospectus.

LOSS EXPERIENCE

         The following table sets forth the average Receivables Balance and loss experience for each of the periods shown with respect to the total U.S. portfolio of CDF. Because the accounts in the trust will be only a portion of the U.S. portfolio of CDF, actual loss experience with respect to the accounts in the trust may be different than the experience set forth in the table below. We cannot assure you that the loss experience for the receivables in the future will be similar to the historical experience set forth below. The historical experience set forth below includes the effect of the financial obligations of Manufacturers in respect of repossessed products as described in the prospectus under "The Dealer Financing Business of CDF -- Floorplan Agreements with Manufacturers." If Manufacturers do not perform those obligations in the future, the loss experience in respect of the receivables would be adversely affected.

                  LOSS EXPERIENCE FOR THE TOTAL U.S. PORTFOLIO

                              (DOLLARS IN MILLIONS)

                                                        TWO MONTHS ENDED [ ]          YEAR ENDED AS OF [ ]
Average Receivables Balance

Gross Losses

Net Losses

Net Losses/Liquidations

Net Losses/Average Receivables Balance

         The "Average Receivables Balance" referred to in the preceding table is the average weekly Receivables Balance for the twelve months ended on the last day of the period, except that the "Average Receivables Balance" for the two months ended [ ] is the average weekly Receivables Balance for the two months ended on [ ]. "Net Losses" in any period referred to in the preceding table are gross losses less recoveries for such period. The percentages indicated for the two months ended [ ] in the preceding table are not annualized.

AGING EXPERIENCE

         The following table provides the age distribution of Floorplan Receivables in the total U.S. portfolio of CDF, by Receivables Balances and as a percentage of Receivables Balances of Floorplan Receivables in the total U.S. portfolio of CDF outstanding at the date indicated. The following table excludes Asset Based Receivables and A/R Receivables. For purposes of the following table, aging commences on the date of the applicable invoice provided by the applicable Manufacturer to CDF and ends on the date that the receivable has been paid in full. Because the Floorplan Receivables in the trust will only be a portion of the entire U.S. portfolio of CDF, actual age distribution of Floorplan Receivables relating to the accounts in the trust may be different than the distribution shown below.

    AGE DISTRIBUTION OF FLOORPLAN RECEIVABLES IN THE TOTAL U.S. PORTFOLIO(1)

                              (DOLLARS IN MILLIONS)

                               RECEIVABLES BALANCES

DAYS                                                      AS OF [ ]                          AS OF [ ]
----
1-30.....................................

31-60....................................

61-90....................................

91-120...................................

121-180..................................

181-270..................................

Over 270.................................

Total

                       PERCENTAGE OF RECEIVABLES BALANCES

DAYS                                                      AS OF [ ]                          AS OF [ ]
----
1-30.....................................

31-60....................................

61-90....................................

91-120...................................

121-180..................................

181-270..................................

Over 270.................................

Total

---------------------------------
(1)      Excludes Asset Based Receivables and A/R Receivables.

CERTAIN PAYMENT PLAN INFORMATION

         CDF's Floorplan Business provides two basic payment terms to dealers:
Pay-as-Sold or Scheduled Payment Plan. See "The Dealer Financing Business of CDF -- Payment Terms" in the prospectus. As of [ ], the Floorplan Receivables in the total U.S. portfolio of CDF, by number of accounts, consisted of [ ]% Pay-as-Sold receivables, and [ ]% Scheduled Payment Plan receivables. Because the Floorplan Receivables in the trust will only be a portion of the entire U.S. portfolio of CDF, the actual distribution of Floorplan Receivables in the trust by payment plan may be different than the distribution described in the previous sentence.

                 GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION

         CDF was incorporated in Nevada in 1969. CDF is a financial services company which provides inventory financing, accounts receivable financing and asset based financing to dealers, distributors and manufacturers of consumer and commercial durable goods. Industries served by CDF include, but are not limited to:

         -        computers and related equipment;

         -        recreational vehicles;

         -        boats and boat motors;

         -        consumer electronics and appliances;

         -        keyboards and other musical instruments;

         -        industrial and agricultural equipment;

         -        office automation products;

         -        manufactured housing;

         -        snowmobiles; and

         -        motorcycles.

         CDF is also in the business of providing equipment loans and leases, franchisee loans, vendor finance programs and private label retail finance programs. CDF has offices in major metropolitan areas of the United States. Its principal executive offices are located at 655 Maryville Centre Drive, St. Louis, Missouri 63141. The telephone number of that office is (314) 523-3000.

         As of the date of this prospectus supplement, none of the dealers were affiliates of CDF and none of the products being financed by the receivables were made or distributed by affiliates of CDF.

         As of the date of this prospectus supplement, CDF was providing inventory financing, accounts receivable financing or asset-based lending to over 13,000 dealers in the United States and its approved U.S.
manufacturer/distributor list exceeded 1,000.

         CDF is a wholly owned subsidiary of GE Capital. GE Capital acquired CDF from a subsidiary of Deutsche Bank AG in 2002. CDF was formerly known as Deutsche Financial Services Corporation.

                             GE CAPITAL CORPORATION

         General Electric Capital Corporation, a Delaware corporation (often referred to as "GE Capital"), owns all of the outstanding common stock of CDF. All of the outstanding common stock of GE Capital is owned by General Electric Capital Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by the General Electric Company.

         GE Capital provides a wide variety of financing, asset management, and insurance products and services. As of August 1, 2002, the various businesses of GE Capital have been reorganized into the following operating segments:

         - Consumer Services -- private-label credit card loans, personal loans, time sales and revolving credit and inventory financing for retail merchants, auto leasing and inventory financing, mortgage servicing, retail businesses and consumer savings and insurance services.

         - Equipment Management -- leases, loans, sales and asset management services for portfolios of commercial and transportation equipment, including aircraft, trailers, auto fleets, modular space units, railroad rolling stock, data processing equipment and marine shipping containers.

         - Commercial Finance -- loans, financing and operating leases, and other services for major capital assets, including industrial facilities and equipment, and energy-related facilities; commercial and residential real estate loans and investments; and loans, financing and operating leases, and other services for middle-market customers, including manufacturers, distributors and end-users, for a variety of equipment that includes vehicles, corporate aircraft, data processing equipment, medical and diagnostic equipment, and equipment used in construction, manufacturing, office applications, electronics and telecommunications activities.

         - Specialty Insurance -- financial guaranty insurance, principally on municipal bonds and asset-backed securities; and private mortgage insurance.

         GE Capital has entered into a performance guaranty for the benefit of the trustee of the trust. Pursuant to the performance guaranty, GE Capital has agreed to cause the due performance by the servicer (for so long as CDF or any affiliate of CDF is the servicer under the pooling and servicing agreement) and CDF, as seller under the receivables contribution and sale agreement between CDF and the Limited Partnership, to be performed by the servicer under the pooling and servicing agreement and on the part of CDF to be performed by CDF under the receivables contribution and sale agreement between CDF and the Limited Partnership. The performance guaranty, in the form in effect at the time that the registration statement became effective, was filed as an exhibit to the registration statement.

         GE Capital's headquarters are located at 260 Long Ridge Road, Stamford, Connecticut 06297, and its telephone number is (203) 357-4000. GE Capital is subject to the informational requirements of the Securities Exchange Act. As required by that act, GE Capital files reports and other information with the SEC. You can find more information about GE Capital in the reports and other information that are described under "Where You Can Find More Information."

                     GENERAL ELECTRIC CAPITAL SERVICES, INC.

         General Electric Capital Services, Inc. ("GECS") is one of the two members of CDF Financing, L.L.C. GECS owns all of the outstanding common stock of GE Capital. All of the common stock of GECS is wholly owned directly or indirectly by General Electric Company. [Additional description of GECS to follow]

                  MATURITY AND PRINCIPAL PAYMENT CONSIDERATIONS

         Principal with respect to the certificates of your series will not be payable until the Expected Final Payment Date unless an Early Amortization Event has occurred. Full amortization of the certificates of your series by the Expected Final Payment Date depends on, among other things, repayment by dealers of the receivables and may not occur if dealers do not fully repay the receivables. Because a significant amount of the receivables are paid upon retail sale of the related product, the timing of payments on the receivables is uncertain. In addition, we cannot assure you that CDF will generate additional receivables under the accounts or that any particular pattern or amount of payments will occur. See "The Dealer Financing Business of CDF" in the prospectus.

         The amount of new receivables generated in any month and monthly payment rates on the receivables may vary because of, among other things:

         -        seasonal variations in product sales and inventory levels;

         -        retail incentive programs provided by product manufacturers;
                  and

         -        various economic factors affecting product sales generally.

         The following table sets forth the highest and lowest Monthly Payment Rates for the Trust Portfolio during any month in the periods shown, and the average of the Monthly Payment Rates for all months during the periods shown.

         We cannot assure you that the rate of collections on the receivables will be similar to the historical experience set forth below.

                  MONTHLY PAYMENT RATES FOR THE TRUST PORTFOLIO

                                                    YEAR ENDED DECEMBER 31,
Highest Month.................................

Lowest Month..................................

Average of the Months in the Period...........

         For [ ] and [ ] [ ] the Monthly Payment Rates for the Trust Portfolio were [ ]% and [ ]%, respectively.

         The final distribution of principal on certificates of your series may occur earlier than expected because:

         - an Early Amortization Event may occur which would initiate an Early Amortization Period;

         - the seller may exercise its option to repurchase the interest of your series in the trust; or

         - the seller may have to repurchase the interest of the outstanding series in the trust because of the breach of certain representations and warranties.

         See "Description of the Certificates -- Optional Repurchase" and "-- Early Amortization Events" in this prospectus supplement and "Description of the Certificates -- Representations and Warranties" in the prospectus.

         You will bear the risk of being able to reinvest principal received on certificates of your series at a yield at least equal to the yield on those certificates. If you acquire a certificate at a discount, the repayment of principal of your certificate later than you anticipated will result in a lower than anticipated yield. In addition, if you acquire certificates at a premium, repayment of principal at a rate that is faster than the rate you anticipated will result in a yield that is lower than you anticipated.

                         DESCRIPTION OF THE CERTIFICATES

         The following summary describes certain terms of the pooling and servicing agreement and the supplement for your series, but it does not purport to be complete and is qualified in its entirety by reference to the pooling and servicing agreement and the supplement. See also "Description of the Certificates" in the prospectus.

INTEREST

         Interest on the outstanding principal balance of each class of certificates of your series will be payable on the 15th day of each month, or if such day is not a business day, on the next succeeding business day beginning on [ ]. Interest will accrue from and including each distribution date (or, in the case of the first distribution date, from and including the closing date) to but excluding the next distribution date and will be calculated on the basis of the actual number of days in the related interest period divided by 360.

         The interest rate for the Class A certificates is referred to as the "Class A interest rate"; the interest rate for the Class B certificates is referred to as the "Class B interest rate"; and the interest rate for the Class C certificates is referred to as the "Class C interest rate". For more information as to these interest rates, see the Glossary.

         For a description of the priorities in which interest will be paid on the certificates of your series, see "Description of the Certificates -- Distributions" and "-- Termination of Your Series."

PRINCIPAL

         We expect that no principal payments will be made on the certificates of your series until the Expected Final Payment Date. However, principal payments on the certificates of your series may be made earlier or later. See "Risk Factors" and "Maturity and Principal Payment Considerations" in this prospectus supplement and "Risk Factors" in the prospectus. Principal payments on the certificates of your series will be made, to the extent of available funds, in the priorities described below under "Description of the Certificates -- Distributions" and "-- Termination of Your Series."

         [If a payment of principal is to be made on a Class A or Class B certificate that is listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the trustee of the trust will cause a notice of such principal payment to be published in a daily newspaper of general circulation (the "Authorized Newspaper") in Luxembourg (or if publication is not practical in Luxembourg, in Europe), at least one business day prior to the applicable distribution date and will inform the Luxembourg Stock Exchange of such principal payment one business day prior to making the payment. The Authorized Newspaper is expected to be the Luxemburger Wort. The Luxembourg Stock Exchange will be informed of the principal amounts outstanding on the Class A and Class B certificates as soon as possible after their determination but no later than the distribution date on which a payment of principal is made.]

ALLOCATIONS OF COLLECTIONS, DEFAULTED AMOUNTS AND MISCELLANEOUS PAYMENTS TO THE DEALER OVERCONCENTRATION SERIES

         The trust has issued a series known as the "Dealer Overconcentration Series." The Dealer Overconcentration Series is an uncertificated series that was issued to the Limited Partnership, and will be transferred to CDF Financing, L.L.C. We cannot assure you that CDF Financing, L.L.C. will continue to hold the Dealer Overconcentration Series. The supplement for the Dealer Overconcentration Series will not assign to the Dealer Overconcentration Series any accumulation or early amortization period. The Dealer Overconcentration Series does not bear interest.

         If Dealer Overconcentrations exist, the Dealer Overconcentration Series will be allocated a percentage of principal collections, non-principal collections, and the Defaulted Amount as well as a portion of Miscellaneous Payments relating to receivables of Overconcentrated Dealers.

         - A "Dealer Overconcentration" will exist with respect to a dealer (an "Overconcentrated Dealer") if the aggregate amount of the principal receivables owed by such dealer exceeds the applicable Dealer Concentration Limit.

         - The "Dealer Concentration Limit" is a dollar amount calculated as a percentage of the Pool Balance as of the end of each calendar month (the "Concentration Limit Percentage"). If the dealer is among the fifteen dealers owing the largest amount of principal receivables as of the end of a calendar month (the "Top 15 Dealers"), the Concentration Limit Percentage currently is 3%. If the dealer is not among the Top 15 Dealers, the Concentration Limit Percentage currently is 2%. The Concentration Limit Percentage for Top 15 Dealers, as well as the Concentration Limit Percentage for the other dealers, may be increased or decreased from time to time without your consent if the Rating Agency Condition has been satisfied in connection with that increase or decrease.

         For purposes of the definitions of Dealer Overconcentration, Overconcentrated Dealer and Top 15 Dealers, a dealer and all of its Affiliates that are dealers will be considered to be a single dealer.

         Principal and non-principal collections, as well as Defaulted Amounts and Miscellaneous Payments, will be allocated for any Overconcentrated Dealer between (a) the Dealer Overconcentration Series and (b) the seller and the outstanding series (other than the Dealer Overconcentration Series). The percentage of principal and non-principal collections, as well as Defaulted Amounts and Miscellaneous Payments for each Overconcentrated Dealer to be allocated to the Dealer Overconcentration Series will be referred to as the Overconcentration Percentage; the percentage allocated to the seller and the outstanding series (other than the Dealer Overconcentration Series) will be referred to as the Unconcentrated Percentage.

         - The "Overconcentration Percentage" for each Overconcentrated Dealer will be determined by the servicer after the end of each calendar month and will be equal to a fraction, expressed as a percentage,

                  - the numerator of which is the aggregate amount of principal receivables in all accounts of that Overconcentrated Dealer as of the end of the preceding calendar month minus the product of (i) the Concentration Limit Percentage for that Overconcentrated Dealer and (ii) the Unconcentrated Pool Balance as of the end of that preceding calendar month, and

                  - the denominator of which is the aggregate amount of principal receivables in all accounts of that Overconcentrated Dealer as of the end of that preceding calendar month.

         - The "Unconcentrated Percentage" for each Overconcentrated Dealer will be equal to 100% minus the Overconcentration Percentage for that Overconcentrated Dealer.

         - The "Unconcentrated Pool Balance" means, as of the end of any calendar month, the lesser of:

                  - (1) the Pool Balance at the end of that calendar month, and

                  - (2)(a)(i) the Pool Balance minus (ii) the sum of the principal receivables in all accounts of all Overconcentrated Dealers at the end of that calendar month, divided by

                  -        (b)(i) 100% minus (ii) the sum of (x) the product of
                           (A) the number of Overconcentrated Dealers as to which the applicable Concentration Limit Percentage is 3% and (B) 3%, (y) the product of (A) the number of Overconcentrated Dealers as to which the applicable Concentration Limit Percentage is 2% and
                           (B) 2%, and (z) the product of (A) the number of Overconcentrated Dealers as to which the applicable Concentration Limit Percentage is other than 3% or 2%, and (B) in each case, that applicable Concentration Limit Percentage.

         The supplement for the Dealer Overconcentration Series does not designate a separate "floating allocation percentage" or "principal allocation percentage" for the Dealer Overconcentration Series.

ALLOCATIONS OF COLLECTIONS, DEFAULTED AMOUNTS AND MISCELLANEOUS PAYMENTS TO YOUR SERIES

         After giving effect to the allocation to the Dealer Overconcentration Series as described above under "-- Allocations of Collections, Defaulted Amounts and Miscellaneous Payments to the Dealer Overconcentration Series", the servicer will allocate amounts to your series for each calendar month as follows, unless otherwise provided in the next sentence:

         - during the Revolving Period, the Accumulation Period and any Early Amortization Period, non-principal collections will be allocated to your series based on the Floating Allocation Percentage;

         - during the Revolving Period, principal collections will be allocated to your series based on the Floating Allocation Percentage;

         - during the Accumulation Period and any Early Amortization Period, principal collections will be allocated to your series based on the Principal Allocation Percentage;

         - during the Revolving Period, the Accumulation Period and any Early Amortization Period, the Defaulted Amount will be allocated to your series based on the Floating Allocation Percentage;

         - during the Revolving Period, the Accumulation Period and any Early Amortization Period, Miscellaneous Payments will be allocated to your series on the basis of the Series Allocation Percentage for your series.

         However, if for any distribution date the sum of:

         - the sum of the floating allocation percentages, including the Floating Allocation Percentage, if applicable, for each series in its revolving period, and

         - the sum of the principal allocation percentages, including the Principal Allocation Percentage, if applicable, for each series in its accumulation or early amortization period,

exceeds 100%, then, after giving effect to allocations to the Dealer Overconcentration Series, principal collections for the applicable calendar month will be allocated among the other series, pari passu and pro rata on the basis of the floating allocation percentages and principal allocation percentages. Amounts not allocated to your series as described above will be allocated to the seller and the other outstanding series, if any.

DISCOUNT FACTOR

         This transaction creates additional non-principal collections by treating a portion of the principal payments on a receivable as a non-principal collection. This is done by multiplying the principal payments on a receivable by a percentage that we call the discount factor. As of the date of this prospectus supplement, the discount factor was [ ]%. The discount factor is subject to adjustment as described in "Description of the Certificates -- Discount Factor" in the prospectus.

DISTRIBUTIONS FROM THE COLLECTION ACCOUNT; RESERVE FUND

         NON-PRINCIPAL COLLECTIONS. On each distribution date, the trustee of the trust will apply non-principal collections allocated to your series (after giving effect to repayment to the servicer of any Servicer Advances from any previous distribution dates) for the related calendar month, the Investment Proceeds, if any, and the Servicer Advance, if any, for that distribution date, to make the following distributions in the following order of priority:

                  (1) the following amount relating to the Class A certificates will be deposited in the interest funding account:

                  -        Class A monthly interest for that distribution date;
                           plus

                  - the amount of any Class A monthly interest for any prior distribution dates not previously distributed to the Class A certificateholders; plus

                  - to the extent permitted under applicable law, the amount of any Class A Additional Interest for the current distribution date and, without duplication, any Class A Additional Interest previously due but not distributed to the Class A certificateholders;

                  (2) the following amount relating to the Class B certificates will be deposited in the interest funding account:

                  -        Class B monthly interest for that distribution date;
                           plus

                  - the amount of any Class B monthly interest for any prior distribution dates not previously distributed to the Class B certificateholders; plus

                  - to the extent permitted under applicable law, the amount of any Class B Additional Interest for the current distribution date and, without duplication, any Class B Additional Interest previously due but not distributed to the Class B certificateholders;

                  (3) the following amount relating to the Class C certificates will be deposited in the interest funding account:

                  -        Class C monthly interest for that distribution date;
                           plus

                  - the amount of any Class C monthly interest for any prior distribution dates not previously distributed to the Class C certificateholders; plus

                  - to the extent permitted under applicable law, the amount of any Class C Additional Interest for the current distribution date and, without duplication, any Class C Additional Interest previously due but not distributed to the Class C certificateholders;

                  (4) so long as CDF is not the servicer, an amount equal to the Certificateholders' Monthly Servicing Fee for your series for that distribution date will be distributed to the servicer, unless that amount has been netted against deposits to the collection account;

                  (5) an amount equal to the Reserve Fund Deposit Amount, if any, for that distribution date will be deposited in the reserve fund;

                  (6) an amount equal to the Investor Default Amount, if any, for that distribution date will be treated as Available
         Certificateholder Principal Collections for that distribution date;

                  (7) an amount required to reimburse unreimbursed Class A Investor Charge-Offs, Class B Investor Charge-Offs and Class C Investor Charge-Offs will be treated as Available Certificateholder Principal Collections for that distribution date;

                  (8) so long as CDF is the servicer, an amount equal to the Certificateholders' Monthly Servicing Fee for your series for that distribution date will be distributed to the servicer, unless that amount has been netted against deposits to the collection account by CDF or waived as described below under "--Servicing Compensation and Payment of Expenses";

                  (9) any unpaid Class A Carry-over Amount, Class B Carry-over Amount or Class C Carry-over Amount for any previous distribution date, plus to the extent permitted under applicable law, the amount of any Class A Carry-over Amount Additional Interest, Class B Carry-over Amount Additional Interest and Class C Carry-over Amount Additional Interest for the current distribution date and, without duplication, any Class A Carry-over Amount Additional Interest, Class B Carry-over Amount Additional Interest and Class C Carry-over Amount Additional Interest previously due but not distributed to the Class A certificateholders, Class B certificateholders and Class C certificateholders, respectively, will be deposited in the interest funding account;

                  (10) if that distribution date occurs prior to the beginning of the Accumulation Period and prior to the occurrence of an Early Amortization Event, an amount equal to the Yield Supplement Account Deposit Amount, if any, for that distribution date will be deposited in the yield supplement account; and

                  (11) the balance, if any, will constitute "Excess Servicing" for that distribution date.

         RESERVE FUND. The trustee of the trust, for the benefit of your series, will establish and maintain an Eligible Deposit Account that we call the "reserve fund". On the closing date, the seller will cause to be deposited with the trustee of the trust, for deposit in the reserve fund, funds in an amount equal to 3.5% of the aggregate initial principal balance of the certificates of your series.

         On each distribution date, the trustee of the trust will deposit non-principal collections allocable to your series and Investment Proceeds, if any -- to the extent available pursuant to clause (5) under "-- Non-Principal Collections" above -- into the reserve fund in an amount equal to the Reserve Fund Deposit Amount, if any, for that distribution date.

         If non-principal collections allocated to your series, Investment Proceeds, if any, plus the amount of the Servicer Advance, if any, for that distribution date are not sufficient to make the entire distributions required by clauses (1), (2), (3), (4), (6) and (8) under "-- Non-Principal Collections" above, the servicer will direct the trustee of the trust to withdraw funds from the reserve fund, to the extent available, and apply those funds to complete the distributions pursuant to those clauses in the numerical order of those clauses.

         At the direction of the servicer, funds in the reserve fund will be invested in Eligible Investments. On each distribution date, all interest or other investment earnings, net of losses and investment expenses, on funds on deposit in the reserve fund and received prior to that distribution date will be applied as set forth under "-- Non-Principal Collections" above. After the payment in full of the Invested Amount of the certificates of your series and accrued and unpaid interest on those certificates, any funds remaining on deposit in the reserve fund will be paid to the seller.

         YIELD SUPPLEMENT ACCOUNT. The trustee of the trust, for the benefit of your series, will establish and maintain an Eligible Account that we call the "yield supplement account". No funds will be deposited in this account on the closing date.

         On each distribution date prior to the beginning of the Accumulation Period and prior to the occurrence of an Early Amortization Event, the trustee of the trust will deposit non-principal collections allocable to your series and Investment Proceeds, if any -- to the extent available pursuant to clause (10) under "-- Non-Principal Collections" above -- into the yield supplement account in an amount equal to the Yield Supplement Account Deposit Amount, if any, for that distribution date.

         If the Class A monthly interest, Class B monthly interest or Class C monthly interest for any distribution date, determined as if the interest rate were based on LIBOR plus the applicable margin, exceeds the applicable monthly interest determined on the basis of the related Net Receivables Rate, the servicer will direct the trustee of the trust to withdraw funds from the yield supplement account, to the extent available, and apply those funds to deposit the amount of such excess into the interest funding account first, for the benefit of the Class A certificates, second, for the benefit of the Class B certificates, and third, for the benefit of the Class C certificates.

         At the direction of the servicer, funds in the yield supplement account will be invested in Eligible Investments. On each distribution date, all interest or other investment earnings, net of losses and investment expenses, on funds on deposit in the yield supplement account and received prior to that distribution date will be applied as set forth above under "-- Non-Principal Collections". Any funds on deposit in the yield supplement account for your series at the beginning of the Accumulation Period or upon the occurrence of an Early Amortization Event will be deposited in the principal funding account.

         EXCESS SERVICING. On each distribution date, the servicer will allocate Excess Servicing for that distribution date in the following order of priority:

                  (a) an amount equal to the aggregate outstanding amounts of the Monthly Servicing Fee which have been previously waived as described below under "-- Servicing Compensation and Payment of Expenses" will be distributed to the servicer; and

                  (b) the balance, if any, will be distributed to the seller.

         PRINCIPAL COLLECTIONS. On each distribution date, the servicer will apply Available Certificateholder Principal Collections as follows.

                  For each distribution date relating to the Revolving Period, all Available Certificateholder Principal Collections will be applied:

                  -        first, if

                           (1) the Pool Balance at the end of the preceding calendar month is less than the Pool Balance at the end of the second preceding calendar month, and

                           (2) the Pool Balance at the end of the preceding calendar month is less than the Required Participation Amount for that distribution date, calculated before giving effect to any deposits to be made on that distribution date to the excess funding account for your series and any excess funding account for any other series in their revolving periods, then the servicer will direct the trustee of the trust to deposit Available Certificateholder Principal Collections into the excess funding account for your series in an amount which will reduce the Invested Amount such that, together with the deposits to the excess funding accounts -- and any resulting reductions in the invested amounts -- for other outstanding series in their revolving periods for that distribution date, the Pool Balance is equal to the Required Participation Amount; and

                  - second, to "Excess Principal Collections" as described under "Description of the Certificates -- Allocations Among Series" in the prospectus.`

                  For each distribution date relating to the Accumulation Period or any Early Amortization Period for your series, if a responsible officer of the trustee of the trust has actual knowledge thereof, an amount equal to Available Certificateholder Principal Collections will be distributed in the following priority:

                  - an amount equal to Monthly Principal for the distribution date will be deposited into the principal funding account; and

                  - for each distribution date with respect to the Accumulation Period, the balance, if any, will be allocated to "Excess Principal Collections" as described under "Description of the Certificates -- Allocations Among Series" in the prospectus.

INTEREST FUNDING ACCOUNT

         The trustee of the trust will establish and maintain for the benefit of your series an Eligible Deposit Account that we call the "interest funding account". On each distribution date monthly interest will be deposited in the interest funding account as provided above under "-- Distributions from the Collection Account; Reserve Fund."

         At the direction of the Servicer, funds on the deposit in the interest funding account will be invested in Eligible Investments. On each distribution date, interest and other investment earnings, net of losses and investment expenses, on funds on deposit in the interest funding account and received prior to that distribution date will be applied as set forth above under "-- Distributions from the Collection Account; Reserve Fund -- Non-Principal Collections."

PRINCIPAL FUNDING ACCOUNT

         The trustee of the trust will establish and maintain for the benefit of your series an Eligible Deposit Account that we call the "principal funding account". On each distribution date relating to the Accumulation Period or the Early Amortization Period for your series, funds will be deposited in the principal funding account as provided above under "-- Distributions from the Collection Account; Reserve Fund -- Principal Collections."

         At the direction of the Servicer, funds on deposit in the principal funding account will be invested in Eligible Investments. On each distribution date, interest and other investment earnings, net of losses and investment expenses, on funds on deposit in the principal funding account and received prior to that distribution date will be applied as provided above under "-- Distributions from the Collection Account; Reserve Fund -- Non-Principal Collections." Payments will be made from the principal funding account to certificateholders of your series as described below under "-- Distributions."

EXCESS FUNDING ACCOUNT

         The trustee of the trust will establish and maintain an Eligible Deposit Account for the benefit of your series that we call the "excess funding account".

         On each distribution date during the Revolving Period, if:

         - the Unconcentrated Pool Balance at the end of the preceding calendar month is less than the Unconcentrated Pool Balance at the end of the second preceding calendar month; and

         - the Unconcentrated Pool Balance at the end of the preceding calendar month is less than the Required Participation Amount for that distribution date -- calculated before giving effect to any deposits to be made on that distribution date to the excess funding account for your series and any excess funding account for any other series in its revolving period, then Available Certificateholder Principal Collections will be deposited in the excess funding account on the distribution date in an amount which will reduce the Invested Amount so that, together with the deposits to the excess funding accounts, if any, for other outstanding series in their revolving periods for that distribution date, and any resulting reductions in the invested amounts of those series, the Unconcentrated Pool Balance is equal to the Required Participation Amount. The deposit of amounts into the excess funding account for your series and the excess funding accounts for other series will be based on the proportion that the Invested Amount bears to the aggregate of the invested amounts, including the Invested Amount, for all series.

         The servicer may elect to make withdrawals from the excess funding account for your series and the excess funding accounts or similar arrangements for other series on a daily or weekly basis.

         If:

         - on any determination date during the Revolving Period there are any funds in the excess funding account for your series; and

         - the Unconcentrated Pool Balance at the end of the preceding calendar month is greater than the Unconcentrated Pool Balance at the end of the second preceding calendar month,

then the Invested Amount and the invested amounts -- but, in each case, not more than the initial principal amounts -- for all other outstanding series that provide for an excess funding account or similar arrangement and are in their revolving periods will be increased so that, after giving effect to the increases, the Required Participation Amount is at least equal to the Unconcentrated Pool Balance.

         On each determination date, the servicer will notify the trustee of the trust of the amount, if any, of the increase in the Invested Amount and the trustee of the trust will withdraw from the excess funding account for your series and pay to the seller or allocate to one or more other series, on the immediately succeeding distribution date, an amount equal to the amount of the increase in the Invested Amount. Any increase in the Invested Amount is subject to the condition that after giving effect to that increase the Unconcentrated Pool Balance equals or exceeds the Required Participation Amount.

         Any funds on deposit in the excess funding account for your series at the beginning of the Accumulation Period or upon the occurrence of an Early Amortization Event will be deposited in the principal funding account. In addition, no funds will be deposited in the excess funding account for your series during the Accumulation Period or any Early Amortization Period.

         At the direction of the Servicer, funds on deposit in the excess funding account will be invested in Eligible Investments. On each distribution date, all interest and investment earnings, net of losses and investment expenses, on funds on deposit in the excess funding account and received prior to that distribution date will be applied as described above under "-- Distributions from the Collection Account; Reserve Fund -- Non-Principal Collections."

SERVICER ADVANCES

         On or before each distribution date, the servicer will deposit into the collection account as an advance (a "Servicer Advance") an amount equal to the amount of interest due but unpaid on any receivable for the related calendar month (but only to the extent that the servicer reasonably expects to recover that Servicer Advance from subsequent payments on that delinquent receivable). No Servicer Advance will be made by the servicer for the principal portion of the receivables or for defaulted receivables. The reimbursement of Servicer Advances will be made on subsequent determination dates or distribution dates out of funds collected on all receivables prior to the deposit of funds in the collection account.

DISTRIBUTIONS

         DISTRIBUTIONS FROM THE INTEREST FUNDING ACCOUNT. On each distribution date, available amounts on deposit in the interest funding account will be distributed in the following order of priority:

                           (1) to the Class A certificateholders, an amount equal to

                                    (A) the Class A monthly interest for the current distribution date, plus

                                    (B) any Class A monthly interest that was not distributed on any prior distribution date to the Class A certificateholders, plus

                                    (C) to the extent permitted under applicable law, the amount of any Class A Additional Interest for the current distribution date and, without duplication, any Class A Additional Interest previously due but not distributed to the Class A certificateholders;

                           (2) to the Class B certificateholders, an amount equal to

                                    (A) the Class B monthly interest for the current distribution date, plus

                                    (B) any Class B monthly interest that was not distributed on any prior distribution date to the Class B certificateholders, plus

                                    (C) to the extent permitted under applicable law, the amount of any Class B Additional Interest for the current distribution date and, without duplication, any Class B Additional Interest previously due but not distributed to the Class B certificateholders;

                           (3) to the Class C certificateholders, an amount equal to

                                    (A) the Class C monthly interest for the current distribution date, plus

                                    (B) any Class C monthly interest that was not distributed on any prior distribution date to the Class C certificateholders, plus

                                    (C) to the extent permitted under applicable law, the amount of any Class C Additional Interest for the current distribution date and, without duplication, any Class C Additional Interest previously due but not distributed to the Class C certificateholders;

                           (4) to the Class A certificateholders, any Class A Carry-over Amount for the current distribution date plus any unpaid Class A Carry-over Amount for any previous distribution date plus to the extent permitted under applicable law, the amount of any Class A Carry-over Amount Additional Interest for the current distribution date and, without duplication, any Class A Carry-over Amount Additional Interest previously due but not distributed to the Class A certificateholders;

                           (5) for the current distribution date plus any unpaid Class B Carry-over Amount for any previous distribution date plus to the extent permitted under applicable law, the amount of any Class B Carry-over Amount Additional Interest for the current distribution date and, without duplication, any Class B Carry-over Amount Additional Interest previously due but not distributed to the Class B certificateholders; and

                           (6) to the Class C certificateholders, any Class C Carry-over Amount for the current distribution date plus any Class C Carry-over Amount for any previous distribution date plus to the extent permitted under applicable law, the amount of any Class C Carry-over Amount Additional Interest for the current distribution date and, without duplication, any Class C Carry-over Amount Additional Interest previously due but not distributed to the Class C certificateholders.

         Different priorities of distributions will apply if the Invested Amount is greater than zero on the Termination Date and if the trustee of the trust sells receivables or interests in receivables, as described below under "-- Termination of Your Series."

         DISTRIBUTIONS FROM THE PRINCIPAL FUNDING ACCOUNT. On each distribution date with respect to an Early Amortization Period -- if a responsible officer of the trustee of the trust has actual knowledge of that Early Amortization Period -- other than an Early Amortization Period that has ended as described in clause
(c) in the definition of Early Amortization Period, and on the Expected Final Payment Date, the amount on deposit in the principal funding account will be distributed to the certificateholders of your series in the following order of priority:

                  - first, to the Class A certificateholders until the outstanding principal balance of the Class A certificates has been reduced to zero;

                  - second, to the Class B certificateholders until the outstanding principal balance of the Class B certificates has been reduced to zero; and

                  - third, to the Class C certificateholders until the outstanding principal balance of the Class C certificates has been reduced to zero;

provided, however, that the maximum amount distributed pursuant to this paragraph on any distribution date will not exceed the excess, if any, of (A) the sum of the outstanding principal balance of the Class A, Class B and Class C certificates over (B) the sum of unreimbursed Class A Investor Charge-Offs, Class B Investor Charge-Offs and Class C Investor Charge-Offs, each on that distribution date.

         Distributions on the certificates of your series will be made on each applicable distribution date to the holders of certificates in whose names the certificates were registered -- expected to be Cede & Co., as nominee of DTC -- at the close of business on the day preceding that distribution date -- or, if definitive certificates are issued, on the last day of the preceding calendar month. However, the final distribution on the certificates of your series will be made only at the time of presentation and surrender of the certificates.

OPTIONAL REPURCHASE

         On any distribution date occurring after the Invested Amount is reduced to less than 10% of the initial principal amount of the certificates of your series on the closing date for your series, the seller will have the option to repurchase the interest of your series in the trust. The purchase price will be equal to the sum of (a) the outstanding Invested Amount, (b) accrued and unpaid interest on the certificates of your series through the day preceding the distribution date on which the repurchase occurs and (c) to the extent permitted by applicable law, the amount of Additional Interest, if any, for that distribution date. The purchase price will be deposited in the collection account in immediately available funds on the distribution date on which the seller exercises that option.

         Notice of optional repurchase of the interest of your series will be published in an Authorized Newspaper at least ten business days prior to the date of repurchase for so long as the Class A or Class B certificates are listed on the Luxembourg Stock Exchange (so long as the rules thereof so require) and will be given by first-class mail, postage prepaid, mailed not less than ten business days prior to the applicable repurchase date, to each holder of Class A and Class B certificates at the holder's address in the register maintained by the trustee of the trust under the pooling and servicing agreement.

         Following that repurchase, the certificateholders of your series will have no further rights relating to the trust, other than the right to receive the final distribution on the certificates of your series. In the event that the seller fails for any reason to deposit the purchase price as described above, payments will continue to be made to your series as described in this prospectus supplement.

REVOLVING PERIOD

         "Revolving Period" for your series means the period beginning on the closing date for your series and ending on the earlier of:

         - the close of business on the day immediately preceding the Accumulation Period Commencement Date, and

         - the close of business on the day an Early Amortization Period for your series commences;

         - however, if any Early Amortization Period ends as described in clause (c) of the definition of Early Amortization Period, the Revolving Period will recommence as of the close of business on the day that Early Amortization Period ends.

ACCUMULATION PERIOD

         "Accumulation Period" means, unless an Early Amortization Event has occurred prior thereto (other than an Early Amortization Event which has resulted in an Early Amortization Period which has ended as described in clause
(c) of the definition of Early Amortization Period), the period beginning on the Accumulation Period Commencement Date and ending on the earlier of (a) the commencement of an Early Amortization Period for your series and (b) the Expected Final Payment Date.

         "Accumulation Period Commencement Date" means the first day of the calendar month which is the fourth calendar month prior to the calendar month in which the Expected Final Payment Date occurs; provided, however, that upon written notice to the trustee of the trust, the servicer may elect to postpone the Accumulation Period Commencement Date so that the number of months included in the Accumulation Period will equal or exceed the Accumulation Period Length; provided further, however, that the servicer's election will only be permitted if the Accumulation Period Length is less than four months; provided further, however, that the Accumulation Period Commencement Date will not be postponed beyond the first day of the calendar month which is the second calendar month prior to the calendar month in which the Expected Final Payment Date occurs.

         "Accumulation Period Length" means, as determined by the servicer on each determination date, beginning with the determination date occurring in the calendar month which is the fifth calendar month prior to the calendar month in which the Expected Final Payment Date occurs, the number of calendar months that the servicer expects to be required so that sufficient funds are on deposit in the principal funding account for your series no later than the Expected Final Payment Date to pay the outstanding principal balances of the certificates of your series, based on

         - the expected monthly collections of principal receivables expected to be distributable to the certificateholders of your series assuming a principal payment rate no greater than the lowest Monthly Payment Rate on the receivables for the preceding three months, so that, for example, if the lowest Monthly Payment Rate for that preceding three month period is 50% or more, the number of calendar months required would be two; if the lowest Monthly Payment Rate for that preceding three month period is between 33.33% and 50%, the number of calendar months required would be three; and if the lowest Monthly Payment Rate for that preceding three month period is between 25% and 33.33%, the number of calendar months required would be four; and

         - the amount of principal expected to be distributable to certificateholders of other series which are expected to be in their accumulation or amortization periods during the Accumulation Period for your series.

EARLY AMORTIZATION PERIOD

         The "Early Amortization Period" for any series will begin at the close of business on the business day preceding the occurrence of an Early Amortization Event for that series -- that is, either

                  - one of the Early Amortization Events set forth in the pooling and servicing agreement that applies to all series, or

                  - one of the Early Amortization Events that applies to that particular series and is set forth in the supplement for that series. The Early Amortization Events applicable to your series are listed under "Description of the Certificates -- Early Amortization Events."

         The Early Amortization Period for any series will end on the earliest to occur of:

                  (a) the payment in full of the invested amount for that series, or in the case of your series, the Invested Amount,

                  (b) the date specified as a termination date in the supplement for that series, which in the case of your series is the Termination Date, and

                  (c) the end of the first calendar month during which the seller cured an Early Amortization Event relating to the failure of the seller to convey receivables in Additional Accounts to the trust within five business days after the day on which it is required to convey those receivables pursuant to the pooling and servicing agreement -- so long as no other Early Amortization Event has occurred relating to that series and the scheduled termination of the revolving period for that series has not occurred.

EARLY AMORTIZATION EVENTS

         For purposes of your series, the "Early Amortization Events" consist of both:

         - the "Early Amortization Events" which are set forth in the pooling and servicing agreement; and

         - the additional "Early Amortization Events" which are set forth in the supplement for your series.

         The supplement for each other series will also set forth additional Early Amortization Events applicable to that series -- which may be the same as or different from the additional Early Amortization Events for your series described below.

         As set forth in the pooling and servicing agreement, "Early Amortization Event" means any of the following events:

                  1. failure by the seller to convey receivables in Additional Accounts to the trust within five business days after the day on which it is required to convey those receivables pursuant to the pooling and servicing agreement, as described under "Description of the Certificates -- Addition of Accounts" in the prospectus; or

                  2. any Specified Party files a petition commencing a voluntary case under any chapter of the Federal bankruptcy laws; or any Specified Party files a petition or answer or consent seeking reorganization, arrangement, adjustment, or composition under any other similar applicable Federal law, or consents to the filing of any such petition, answer, or consent; or any Specified Party appoints, or consents to the appointment of, a custodian, receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency or receivership of it or of any substantial part of its property; or any Specified Party makes an assignment for the benefit of creditors, or any Specified Party admits in writing its inability to pay its debts generally as they become due; or

                  3. any order for relief against any Specified Party has been entered by a court having jurisdiction in the premises under any chapter of the Federal bankruptcy laws, and that order has continued undischarged or unstayed for a period of 60 days; or a decree or order by a court having jurisdiction in the premises has been entered approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of any Specified Party under any other similar applicable Federal law, and that decree or order has continued undischarged or unstayed for a period of 120 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a custodian, receiver, liquidator, trustee, assignee, sequestrator, or other similar official in bankruptcy or insolvency or receivership of any Specified Party or of any substantial part of its property or for the winding up or liquidation of its affairs, has been entered, and that decree or order has remained in force undischarged or unstayed for a period of 120 days; or

                  4. failure on the part of the seller, the servicer or CDF, as applicable,

                  - to make any payment or deposit required by the pooling and servicing agreement or the receivables contribution and sale agreement, including but not limited to any Transfer Deposit Amount or Adjustment Payment, on or before the date occurring five business days after the date that payment or deposit is required to be made; or

                  - to deliver a distribution date statement for any series within ten business days after notice from the trustee of the trust of that failure; or

                  - in the case of the seller, to observe or perform in any material respect its covenant not to create or suffer to exist any lien on a receivable which failure has a material adverse effect on the interest of the certificateholders and which continues unremedied for a period of 60 days after written notice; provided, however, that an Early Amortization Event will not be deemed to have occurred if the seller will have repurchased the related receivables or, if applicable, all the receivables during that period in accordance with the provisions of the pooling and servicing agreement; or, if applicable, all the receivables during that period in accordance with the provisions of the pooling and servicing agreement; or

                  - to observe or perform in any material respect any other covenants or agreements set forth in the pooling and servicing agreement or the receivables contribution and sale agreement, which failure has a material adverse effect on the interests of the certificateholders and which continues unremedied for a period of 45 days after written notice of that failure; or

                  5. any representation or warranty made by CDF in the receivables contribution and sale agreement or by the seller in the pooling and servicing agreement, or any information contained in a computer file or microfiche or written list required to be delivered by the seller to the trustee of the trust to identify the accounts,

                  - proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice; and

                  - as a result of that incorrectness, the interests of the certificateholders of all series are materially and adversely affected (excluding, however, if the pooling and servicing agreement constitutes the grant of a security interest in the receivables and Collateral Security, any representation or warranty made by the seller that the pooling and servicing agreement or the applicable assignment constitutes a valid sale, transfer and assignment to the trust of all right, title and interest of the seller in the receivables and the Collateral Security);

                  - however, an Early Amortization Event as described in this paragraph 5 will not be deemed to occur if the seller has repurchased the related receivables, if applicable, during that period in accordance with the provisions of the pooling and servicing agreement; or

                  6. the trust or the seller becomes an investment company within the meaning of the Investment Company Act of 1940, as amended.

         Pursuant to the supplement for your series, the additional "Early Amortization Events" which are Early Amortization Events for purposes of your series consist of any of the following events:

                  1. on any distribution date, the balance of the reserve fund for your series is less than 3.5% of the aggregate outstanding principal balance of the certificates of your series, in each case after giving effect to all deposits, withdrawals and distributions on the distribution date; or

                  2.       any Servicer Default occurs; or

                  3. a Class A Carry-over Amount, Class B Carry-over Amount or Class C Carry-over Amount is outstanding on six consecutive distribution dates -- after giving effect to the distributions on each of those distribution dates; or

                  4. on any determination date, the average of the Monthly Payment Rates for the three preceding calendar months is less than [ ]% or a lower percentage if the Rating Agency Condition has been satisfied with respect to that lower percentage; or

                  5. the outstanding principal amount of the certificates of your series is not fully repaid on the Expected Final Payment Date; or

                  6. the Three Month Net Loss Ratio exceeds [ ]% on an annualized basis; however, the percentage in this clause may be changed, or any Early Amortization Event relating to this clause may be waived, without the consent of any certificateholder upon satisfaction of the Rating Agency Condition; or

                  7. the sum of all Eligible Investments and amounts on deposit in the excess funding account for your series and any excess funding accounts for any other series represents more than [ ]% of the total assets of the trust on each of six or more consecutive determination dates, after giving effect to all payments made or to be made on the distribution dates relating to those determination dates; or

                  8. the Overconcentration Amount exceeds zero for a period of five business days after any distribution date, unless the Rating Agency Condition has been satisfied with respect to the existence of the Overconcentration Amount. See "Description of the Certificates -- The Overconcentration Amount" in the prospectus.

         If any of the above events occur:

                  - an Early Amortization Event will be deemed to have occurred without any notice or other action immediately on the occurrence of that event; and

                  -        the Early Amortization Period will commence.

         In addition, if an insolvency event occurs with respect to the seller, or the seller violates its covenant not to create or suffer to exist any lien on any receivable, then, on the day of that insolvency event or that violation, as applicable:

                  - the seller will immediately cease to transfer receivables to the trust and promptly give notice to the trustee of the trust of that insolvency event or violation, as applicable; and

                  - the trust will be deemed to have terminated, subject to the liquidation, winding up and dissolution procedures described below.

         Following the receipt of that notice by the trustee of the trust (unless, in the case of an insolvency event with respect to the seller, the provisions of the pooling and servicing agreement have been amended, as described under "Description of the Certificates -- Amendments" in the prospectus, to eliminate the provisions relating to the sale of receivables following the occurrence of an insolvency event relating to the seller):

                  - the trustee of the trust will publish a notice of that insolvency event or violation stating that the trustee of the trust intends to sell, liquidate or otherwise dispose of the receivables in a commercially reasonable manner and on commercially reasonable terms;

                  - however, the trustee will refrain from that action if within a specified period of time holders of certificates of each series representing more than 50% of the aggregate outstanding principal amount of the certificates of each series -- or, for any series with two or more classes, the certificates of each class -- and each person holding a certificate issued in exchange for the seller's certificate, notify the trustee of the trust that they disapprove of that sale, disposition or liquidation of the receivables and that they wish to continue, having receivables transferred to the trust as before that insolvency event or violation, as applicable.

         If the portion of those proceeds allocated to your series and the proceeds of any collections on the receivables in the collection account allocable to your series are not sufficient to pay the aggregate unpaid principal balance of the certificates in full plus accrued and unpaid interest thereon, you will incur a loss. Notwithstanding the above, if the sale, disposition or liquidation is being made solely on account of the violation of the covenant not to create a lien or suffer to exist a lien on any receivable, the trust will not sell the receivables unless the proceeds are sufficient to pay the sum of (a) accrued and unpaid interest on each outstanding series plus
(b) the excess of the outstanding principal balance of each outstanding series over the unreimbursed investor charge-offs, if applicable, for such series.

TERMINATION OF YOUR SERIES

         In the event that the Invested Amount is greater than zero on the Termination Date, the trustee of the trust will sell or cause to be sold receivables or interests in receivables in an amount sufficient to pay the Invested Amount after giving effect to deposits and distributions otherwise to be made on that distribution date, plus accrued and unpaid interest on the certificates of your series.

         However, the amount will not exceed the lesser of (a) the product of
(i) the Series Allocation Percentage for your series on the Termination Date and
(ii) the aggregate unpaid balance of the Principal Receivables on the Termination Date and (b) 110% of that Invested Amount.

         The net proceeds of that sale, and all other amounts on deposit in the interest funding account for your series and the principal funding account for your series on the applicable distribution date, will be paid:

         - first to Class A certificateholders, in an amount equal to the sum of (x) the Class A monthly interest for the current distribution date and, without duplication, any unpaid Class A monthly interest for any previous distribution date, (y) to the extent permitted by applicable law, any Class A Additional Interest for the current distribution date and, without duplication, any unpaid Class A Additional Interest for any previous distribution date, and (z) the Class A Invested Amount;

         - second to Class B certificateholders, in an amount equal to the sum of (x) the Class B monthly interest for the current distribution date and, without duplication, any unpaid Class B monthly interest for any previous distribution date, (y) to the extent permitted by applicable law, any Class B Additional Interest for the current distribution date and, without duplication, any unpaid Class B Additional Interest for any previous distribution date, and (z) the Class B Invested Amount; and

         - third to Class C certificateholders, in an amount equal to the sum of (x) the Class C monthly interest for the current distribution date and, without duplication, any unpaid Class C monthly interest for any previous distribution date, (y) to the extent permitted by applicable law, any Class C Additional Interest for the current distribution date and, without duplication, any unpaid Class C Additional Interest for any previous distribution date, and (z) the Class C Invested Amount.

         - No Class A Carry-over Amount, Class B Carry-over Amount, Class C Carry-over Amount, Class A Carry-over Amount Additional Interest, Class B Carry-over Amount Additional Interest or Class C Carry-over Amount Additional Interest will be paid as part of this distribution.

         Any remaining funds will be paid to the seller.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The servicer will be entitled to receive a Monthly Servicing Fee for your series as compensation for its servicing activities and reimbursement for its expenses. The Monthly Servicing Fee for your series will be payable in arrears on each distribution date in an amount equal to one-twelfth of the product of:

         -        2%; and

         - the product of (a) the Series Allocation Percentage and (b) the Pool Balance as of the last day of the second preceding calendar month.

         The share of the Monthly Servicing Fee allocable to the certificateholders of your series for any distribution date (the
"Certificateholders' Monthly Servicing Fee") will be equal to one-twelfth of the product of:

         -        2%; and

         - the Invested Amount as of the last day of the second preceding calendar month -- or, in the case of the first distribution date for your series, the Invested Amount on the closing date for your series.

         The remainder of the Monthly Servicing Fee will be paid by the seller.

         The servicer will be permitted to waive its right to receive the Monthly Servicing Fee for your series on any distribution date, so long as it reasonably believes that sufficient non-principal collections will be available on a future distribution date to pay the waived Monthly Servicing Fee, in which case the Monthly Servicing Fee for the current distribution date will be deemed to be zero. If the servicer is CDF, and payment of any portion of the Monthly Servicing Fee to CDF on a distribution date would require a withdrawal from the reserve fund, then, absent affirmative notice to the trustee of the trust by CDF to the contrary, CDF will be deemed to have waived payment of that portion on that distribution date; provided that a deemed waiver described in this sentence will not occur on more than two distribution dates in any twelve month period and will not occur on any two consecutive distribution dates.

         The servicer will pay from its servicing compensation certain expenses incurred by the servicer in connection with its activities under the pooling and servicing agreement including fees and expenses which are not expressly stated in the pooling and servicing agreement to be payable by the seller, the trust or the certificateholders; provided that the servicer will not be responsible for paying federal, state and local income and franchise taxes, if any, of the trust or the certificateholders.

REPORTS

         On each distribution date, the trustee of the trust will forward, or cause to be forwarded, to each certificateholder of record -- which in the case of your series is expected to be Cede & Co., as nominee for DTC, unless definitive certificates are issued -- a statement prepared by the servicer setting forth information specified in an exhibit to the supplement for your series. That information is expected to include:

         - the aggregate amount of collections, the aggregate amount of non-principal collections and the aggregate amount of principal collections processed during the immediately preceding calendar month;

         - the Series Allocation Percentage, the Floating Allocation Percentage and the Principal Allocation Percentage relating to that calendar month;

         - the total amount, if any, distributed on the certificates of your series;

         - the amount of that distribution allocable to principal on each class of certificates of your series;

         - the amount of that distribution allocable to interest on each class of certificates of your series;

         -        the Investor Default Amount for that distribution date;

         - the amount of the Class A, Class B and Class C Investor Charge-Offs and the amounts of reimbursements thereof for the preceding calendar month;

         - the amount of the Monthly Servicing Fee for the preceding calendar month;

         - the Controlled Deposit Amount, if any, for that distribution date;

         - the Class A, Class B and Class C Invested Amounts, the excess funding account balance and the outstanding principal balance of each class of certificates of your series for that distribution -- after giving effect to all distributions which will occur on that distribution date;

         - the "pool factor" for each class of certificates of your series as of the determination date relating to that distribution date, which consists of a number carried out to eleven decimals representing the ratio of (a) the outstanding principal balance of each class as of that determination date -- determined after taking into account any reduction in the outstanding principal balance of that class which will occur on that distribution date, to (b) the initial principal balance of that class;

         - the reserve fund balance, the principal funding account balance and the interest funding account balance.

         On or before January 31 of each calendar year, the trustee of the trust will furnish, or cause to be furnished, to each person who at any time during the preceding calendar year was a certificateholder of record of your series -- which is expected to be Cede & Co., as nominee for DTC, unless definitive certificates are issued -- a statement containing the information required to be provided by an issuer of indebtedness under the Code for the preceding calendar year, together with other customary information as is necessary to enable the certificateholders to prepare their tax returns.

         In addition, as long as the certificateholder of record is Cede & Co., as nominee for DTC, certificate owners will receive tax and other information from participants and indirect participants rather than from the trustee of the trust. See "Federal Income Tax Considerations" and "State and Local Tax Consequences" in this prospectus supplement.

         [For so long as the Class A or Class B certificates are listed on the Luxembourg Stock Exchange and so long as the rules of such exchange so require, notices to the holders of Class A and Class B certificates will also be given by publication in an Authorized Newspaper. Such Authorized Newspaper is expected to be the Luxemburger Wort.]

                        FEDERAL INCOME TAX CONSIDERATIONS

OVERVIEW

         The following is a summary of material U.S. Federal income tax consequences of the purchase, ownership and disposition of the Class A certificates and the Class B certificates, or the "offered certificates". This summary is based on current provisions of the Internal Revenue Code of 1986, called the "Code", proposed, temporary and final Treasury regulations promulgated under the Code, and published rulings and court decisions. The current tax laws and the current regulations, rulings and court decisions may be changed or reversed, possibly retroactively. The parts of this summary which relate to matters of law or legal conclusions, represent the opinion of Mayer, Brown, Rowe & Maw, special Federal tax counsel for the seller, and are qualified in this summary. We have not sought and will not seek any rulings from the Internal Revenue Service (the "IRS") with respect to any of the Federal income tax consequences we discuss. The IRS could take positions contrary to those we discuss.

CHARACTERIZATION OF THE CERTIFICATES AND THE TRUST

         In the opinion of Mayer, Brown, Rowe & Maw, the trust will not be classified as an association or publicly traded partnership taxable as a corporation for Federal income tax purposes. Mayer, Brown, Rowe & Maw is also of the opinion that, based on the substantive terms of the offered certificates, the Class A and Class B certificates will be treated as indebtedness for Federal income tax purposes.

         In general, whether for Federal income tax purposes a transaction constitutes a sale of property or a loan which is secured by the property is a question of fact and is based on the economic substance of the transaction rather than its form or label. The primary factor in determining whether the substance of a transaction is a sale or a loan is whether the person who has purchased the property or made the loan secured by the property has assumed the risk of loss with respect to the property and has obtained the benefits of ownership of the property. The intention of the parties is another important factor in determining whether a transaction will be treated as a sale or a loan for Federal income tax purposes. The seller expresses in the pooling and servicing agreement its intent that the offered certificates will be indebtedness for Federal, state and local income and franchise tax purposes (and for purposes of any other taxes imposed on or measured by income). Further, the seller, the servicer and each initial and subsequent investor, by acquiring an interest in an offered certificate, agrees or will be deemed to agree to treat the offered certificates as indebtedness for Federal, state and local income and franchise tax purposes (and for purposes of any other taxes imposed on or measured by income).

         Based on its analysis of the substance of the transaction contemplated in this prospectus supplement and in the prospectus, the parties' intentions, and the assumption that the parties will comply with the terms of the transaction, Mayer, Brown, Rowe & Maw has concluded that the purchasers of the Class A and Class B certificates will be treated as making a loan to the seller secured by the receivables. Therefore, Mayer, Brown, Rowe & Maw is of the opinion that the Class A and Class B certificates will be treated as debt for Federal income tax purposes. Based on its analysis of the substance of the transaction contemplated in this prospectus supplement and in the prospectus, the parties' intentions, and the assumption that the parties will comply with the terms of the transaction, including statements to be made by purchasers of Class C certificates in their respective representation letters which they will execute in connection with their purchase of Class C certificates, Mayer, Brown, Rowe & Maw is of the opinion that the Class C certificates will be treated as either indebtedness or as interests in a partnership for Federal income tax purposes. However, no transaction closely comparable to that contemplated in this prospectus has been the subject of any Treasury regulation, revenue ruling or judicial decision. Prospective investors should also be aware that opinions of counsel are not binding on the IRS, and the IRS could successfully challenge treatment of the offered certificates as indebtedness for Federal income tax purposes.

         Except as otherwise expressly indicated, the remaining discussion assumes that the offered certificates will be treated as debt for Federal income tax purposes and that payments on the offered certificates are denominated in U.S. dollars.

TAXATION OF INTEREST INCOME OF CERTIFICATEHOLDERS

         If the offered certificates are not treated as issued with "original issue discount" or "OID", investors will be required to include the stated interest on the offered certificates in income either when received or accrued, according to their method of tax accounting. The offered certificates will not be treated as issued with OID if (1) the interest payable on the offered certificates meets the requirements for "qualified stated interest" under Treasury regulations relating to OID, and (2) any excess of the principal amount of the offered certificates over the issue price of the offered certificates does not exceed a de minimis amount. Qualified stated interest generally includes interest that is payable unconditionally at least annually at a single fixed rate that appropriately takes into account the length of time between payments. It is uncertain whether interest payable on the offered certificates will be treated as qualified stated interest. A de minimis amount is defined by Treasury regulations as 1/4% of the principal amount of the offered certificates multiplied by the number of full years included in their term.

         Qualified stated interest generally is interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at fixed intervals of one year or less during the entire term of the instrument at specified rates. The IRS could take the position based on Treasury regulations that the rate of the interest payable on the certificates is not "unconditionally payable" because the interest rate on the certificates is capped at the Net Receivables Rate, such that if the LIBOR interest rate on the certificates rose above the relevant Net Receivables Rate, payment of such excess could be deferred. Holders of certificates should consult their own tax advisors concerning the impact to them in their particular circumstances of deferral of payment of such excess. The seller intends to take the position that interest on the certificates constitutes qualified stated interest.

         If the offered certificates are treated as issued with OID, then the excess of the payments other than "qualified stated interest" over the original issue price for the offered certificates will constitute OID. The original issue price for the offered certificates will be the initial offering price at which a substantial amount of the offered certificates are sold to the public. The owner of an offered certificate must include OID, if any, in income as interest over the term of the certificate under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Further, under the Code, special rules relating to OID, market discount and acquisition premium apply to debt obligations which may be accelerated due to prepayments of obligations securing the debt obligation. It is uncertain whether these special rules apply to the offered certificates. If they were to apply, the seller would calculate and report OID, if any, based on a reasonable prepayment assumption.

         The Federal income tax treatment of a subsequent investor who purchases an offered certificate for less than or more than the principal amount, or in the case of a certificate issued with OID, the adjusted issue price of that offered certificate will be governed by special rules. A subsequent investor who purchases an offered certificate for less than the principal amount, or in the case of a certificate issued with OID, the adjusted issue price of the offered certificate, is treated as having purchased that certificate at a market discount, and if the discount is greater than a de minimis amount, the character and potential timing of the income attributable to that discount would be governed by the "market discount" rules of the Code. These rules provide, in part, that gain generally will be treated as ordinary income on the receipt of partial principal payments or on the sale or disposition of the offered certificate to the extent of the accrued market discount. These rules also provide for the deferral of interest deductions related to debt incurred or maintained to acquire or carry the offered certificate. An investor who purchases an offered certificate for more than the sum of all amounts payable on the certificate after the purchase date other than qualified stated interest, which excess is referred to as a premium, may generally elect to annually offset an amortized amount of the premium against interest income from the offered certificate over the remaining term of the offered certificate pursuant to
Section 171 of the Code.

         A subsequent investor who purchases a certificate issued with OID is treated as having purchased that certificate at an acquisition premium if the investor purchases the certificate for an amount that is greater than the certificate's adjusted issue price and less than or equal to the sum of all amounts payable on the certificate after the date of purchase other than payments of qualified stated interest (generally, the principal amount). In general, acquisition premium ratably reduces OID inclusions in income.

DISPOSITION OF A CERTIFICATE

         An investor who disposes of an offered certificate by sale, exchange, redemption or otherwise will recognize gain or loss equal to the difference between the amount of cash and the fair market value of any property received, other than amounts attributable to, and taxable as, accrued interest, and the investor's adjusted tax basis in the offered certificate. In general, the adjusted tax basis of an offered certificate will equal the investor's cost for the offered certificate, increased by any OID or market discount previously included in income by the investor and decreased by any deductions previously allowed for amortizable bond premium and by any payment reflecting principal or OID on the offered certificate. Any gain or loss will generally be long-term capital gain or loss, provided that the offered certificate was held as a capital asset for more than one year. The maximum ordinary income tax rate for individuals exceeds the maximum long-term capital gains rate for individuals. Any realized capital losses may generally be used by a corporate taxpayer only to offset capital gains and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

POSSIBLE CLASSIFICATION AS A PARTNERSHIP OR AS AN ASSOCIATION TAXABLE AS A CORPORATION

         The opinions of Mayer, Brown, Rowe & Maw that the trust will not be treated as an association or publicly traded partnership taxable as a corporation, that the Class A and Class B certificates will be treated as debt and that the Class C certificates will be treated either as debt or as interests in a partnership are not binding on the courts or the IRS. Further, the IRS could assert that, for purposes of the Code, the transactions contemplated in this prospectus supplement constitute a sale of the receivables, or an interest in the receivables, to the investors and that the legal relationship between the seller and some or all of the investors resulting from the transactions is a partnership, including a publicly traded partnership taxable as a partnership, or a publicly traded partnership taxable as a corporation. The seller currently does not intend to comply with the Federal income tax reporting requirements that would apply if any offered certificates were treated as interests in a partnership or a publicly traded partnership taxable as a corporation.

         If a partnership, other than a publicly traded partnership taxable as a corporation, between the seller and investors were held to exist, the partnership itself would not be required to pay Federal income tax. Rather, the partners of the partnership, including the investors, would individually recognize their respective distributive shares of the partnership's income, gain, loss, deductions and credits. Therefore, the amount and timing of recognition of items of income and deductions by an investor could differ if the offered certificates were held to constitute partnership interests rather than debt. In addition, unless the partnership were treated as engaged in a trade or business, an individual investor's share of expenses of the partnership would be treated as miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed two percent of the individual's adjusted gross income and could be reduced under Section 68 of the Code if the individual's adjusted gross income exceeded specified limits. Furthermore, these deductions would be eliminated altogether for purposes of the alternative minimum tax. As a result, that individual might be taxed on a greater amount of income than the stated rate on the offered certificates. Finally, if a partnership were held to exist, all or a portion of any taxable income allocated to an investor that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, may constitute "unrelated business taxable income" which generally would be taxable to the tax-exempt investor under the Code.

         If it were determined that a transaction created an entity classified as a publicly traded partnership taxable as a corporation, the trust would be required to pay Federal income tax at corporate income tax rates on its income and may have to pay certain state and local taxes, which would reduce the amounts available for distribution to the investors. If the offered certificates were treated as partnership interests in a publicly traded partnership taxable as a corporation, distributions to the investors generally would not be deductible in computing the taxable income of the publicly traded partnership. Also, cash distributions to the investors generally would be treated as dividends for tax purposes, but possibly without the benefit of a dividends received deduction.

         To reduce the likelihood that the trust will be treated as a "publicly traded partnership" (as defined in Section 7704 of the Code) if the Class C certificates are treated as partnership interests, the supplement for your series includes limitations on the initial purchase and subsequent transfer of the Class C certificates. These limitations provide that, among other things, the Class C certificates may not be transferred or sold to any person, if, for the purposes of Section 7704 of the Code and the Treasury regulations promulgated thereunder, after such transfer the trust would be treated as having more than 100 partners.

FASIT LEGISLATION

         Federal legislation created a new type of entity for Federal income tax purposes called a "financial asset securitization investment trust" or "FASIT." Arrangements similar to the trust may elect to be treated as a FASIT. A FASIT election would enable the trust to avoid Federal income taxation and to issue securities, similar to the offered certificates, which would be treated as debt for Federal income tax purposes. The seller and servicer will be permitted to amend the pooling and servicing agreement or the supplement for your series in order to enable all or a portion of the trust to qualify as a FASIT and to permit a FASIT election to be made with respect thereto, and to make any modifications to the pooling and servicing agreement or the supplement for your series as may be permitted by reason of the making of a FASIT election.

         We cannot assure you that the seller will or will not cause any permissible FASIT election to be made regarding the trust or amend the pooling and servicing agreement or the supplement for your series in connection with any election. If a FASIT election is made, it may cause a holder to recognize gain, but not loss on any certificates of your series held by it, even though tax counsel for the seller will deliver its opinion that an offered certificate will be treated as debt for federal income tax purposes without regard to the election and the offered certificate would be treated as debt following the election. In addition, if such an election is made, certificateholders that otherwise report income under a cash method of accounting will be required to report income for the certificates under an accrual method. Additionally, any FASIT election and any related amendments to the pooling and servicing agreement or the supplement involving your series may have other tax and non-tax consequences to certificateholders. Accordingly, prospective certificateholders should consult their tax advisors with regard to the effects of any FASIT election and any permitted related amendments on them in their particular circumstances.

         Although the FASIT legislation was effective as of September 1, 1997, many technical issues have not been addressed by Treasury regulations. Transition rules permit an entity in existence on or after August 31, 1997, like the trust, to elect FASIT status. However, it is not clear how outstanding interests of an electing entity would be treated after an election. Thus, it is not clear how the certificates of your series would be treated if the trust made a FASIT election. Further, while proposed regulations regarding FASITs were issued on February 7, 2000, the proposed regulations are generally proposed to be effective only after publication of final regulations. Accordingly, it is uncertain when the proposed regulations would be effective and whether the proposed regulations will be finalized in the form proposed.

         Prospective investors should consult their tax advisors about how a FASIT election may affect them.

FOREIGN INVESTORS

         The following information describes the U.S. Federal income tax treatment of investors that are Foreign Investors if the offered certificates are treated as debt. The term "Foreign Investor" means any person who is a beneficial holder of an offered certificate and who is not:

         (1)      a citizen or resident of the United States,

         (2) a corporation or partnership or other entity treated for Federal income tax purposes as a corporation or a partnership created or organized in or under the laws of the United States, any State thereof or the District of Columbia,

         (3) an estate, the income of which is subject to United States Federal income tax, regardless of its source, or

         (4) a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

         Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons under the Code and applicable Treasury regulations prior to that date, that elect to continue to be treated as United States persons under the Code or applicable Treasury regulations will not be Foreign Investors. Except as noted below, the balance of this discussion describes the consequences to Foreign Investors of holding Class A and Class B certificates that are treated as indebtedness for Federal income tax purposes.

         Tax would be withheld from payments of interest, including OID, paid to a Foreign Investor at a rate of 30% unless (1) the income is "effectively connected" with the conduct by the Foreign Investor of a trade or business in the United States as evidenced by an IRS Form W-8ECI, signed by the investor or its agent; (2) the Foreign Investor delivers an IRS Form W-8BEN, signed by the investor or its agent, claiming exemption from withholding or a reduced rate of withholding under an applicable tax treaty; or (3) the Foreign Investor and each securities clearing organization, bank, or other financial institution that holds the Class A or Class B certificates on behalf of the customer in the ordinary course of its trade or business, in the chain between the investor and the United States person otherwise required to withhold the United States tax, complies with applicable identification requirements, and the investor does not actually or constructively own 10% or more of the voting stock of the seller and is not a controlled foreign corporation of the seller. Applicable identification requirements generally will be satisfied if there is delivered to a securities clearing organization and to the United States entity otherwise required to withhold tax an IRS Form W-8BEN signed under penalties of perjury by the investor, stating that the investor is not a United States person and providing the investor's name and address. In the case of (1), (2) or (3) above, the appropriate form will be effective provided, that (a) the applicable form is delivered as required by applicable procedures and is properly transmitted to the United States entity otherwise required to withhold tax, and (b) none of the entities receiving the form has actual knowledge that the investor is a United States person.

         An investor that is a nonresident alien or foreign corporation will not be liable for United States Federal income tax on gain realized on the sale, exchange, or redemption of a Class A or Class B certificate, if (1) this gain is not effectively connected with the conduct of a trade or business in the United States, (2) in the case of an individual foreign investor, the investor is not present in the United States for 183 days or more during the taxable year of the sale, exchange, or redemption, and (3) in the case of gain representing accrued interest, the conditions described in the last paragraph are satisfied.

         If the trust were reclassified as a partnership that is not taxable as a corporation, a Foreign Investor might be required to file a United States Federal income tax return and pay tax on its share of partnership income at regular United States rates, including the branch profits tax in the case of a Foreign Investor that is a corporation. Withholding tax, at the taxpayer's ordinary income tax rate, would also be deducted from a Foreign Investor's share of the partnership's "effectively connected taxable income." If the offered certificates were recharacterized as equity interests in a publicly traded partnership taxable as a corporation, tax would be withheld from distributions on the offered certificates treated as dividends generally at a rate of 30% unless reduced by an applicable treaty or other exemption.

BACKUP WITHHOLDING

         Backup withholding will be imposed on payments to any investor, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit sharing trust, individual retirement account or nonresident alien who provides certification of his or her status as nonresident, currently at the rate of 30% of the interest paid, and original issue discount accrued, if any, on the offered certificates if the investor, at the time of issuance, fails to supply the trustee of the trust or its broker with a certified statement, under penalties of perjury, containing the investor's name, address, correct taxpayer identification number and a statement that backup withholding is not required. In addition, upon the sale or disposition of a certificate to (or through) a broker, the broker must withhold a percentage of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides certain identifying information and, in the case of a Foreign Investor, certifies that the seller is a Foreign Investor (and certain other conditions are met). A backup withholding rate of 30% is in effect for payments made in the taxable year 2003 and will be reduced to 29% for payments made in taxable years 2004 and 2005 and is further reduced to 28% for payments made in the taxable year 2006 and thereafter. Under current law, the backup withholding rate will be increased to 31% for payments made after the taxable year 2010. Information returns will be sent annually to the IRS and to each investor stating the amount of interest paid, and original issue discount accrued, if any, on the offered certificates and the amount of tax withheld from payments on the certificates. We advise investors to consult with their tax advisors about their eligibility for, and the procedure for obtaining, exemption from backup withholding.

TAX SHELTER DISCLOSURE AND INVESTOR LIST REQUIREMENTS

         Recent temporary and proposed Treasury Regulations directed at "potentially abusive" tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Such temporary and proposed Treasury Regulations require taxpayers to report certain information on IRS Form 8886 if they participate in a "reportable transaction" and to retain certain information related to such transactions. Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a "reportable transaction" based upon any of several indicia, one or more of which may be present with respect to an investment in the offered certificates. Investors may be required to disclose their investment in the offered certificates even though the offered certificates are treated as debt for federal income tax purposes. There are pending in the Congress legislative proposals that, if enacted, would impose significant penalties for failure to comply with these disclosure requirements. Certificateholders should consult their own tax advisors concerning any possible disclosure obligation with respect to their investment, and should be aware that the seller and other participants in the transaction intend to comply with such disclosure and investor list requirements as each participant in its own discretion determines which proposals apply to them with respect to this transaction.

         On January 17, 2003, the U.S. Treasury Department announced that it intends to revise the disclosure regulations to reflect the consideration of comments received. Although the temporary regulations will continue to apply to transactions entered into on or after January 1, 2003, the revised regulations will permit taxpayers who entered into transactions on or after January 1, 2003, and before the filing date of the revised regulations, to elect to apply the revised regulations instead of the temporary regulations. In addition, the U.S. Treasury Department announced that it will change the effective date of the list maintenance requirements to the date revised regulations are filed. The delayed effective date, however, will not apply with respect to "listed transactions" or "section 6111 shelters."

                        STATE AND LOCAL TAX CONSEQUENCES

         The activities to be undertaken by the servicer in servicing and collecting the receivables may be considered to take place in Missouri. The State of Missouri imposes a state income tax which is based partially on the net income of corporations, partnerships and other entities doing business in the State of Missouri. This discussion is based on present provisions of Missouri statutes and the regulations promulgated thereunder, and applicable judicial or ruling authority, all of which may change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Missouri Department of Revenue.

         In the opinion of Bryan Cave LLP ("Missouri Tax Counsel") the characterization of Certificates for federal income tax purposes will also apply for purposes of the Missouri state income tax. Therefore, if the Class A and Class B Certificates are treated as debt for federal income tax purposes, they will be treated as debt for Missouri income tax purposes. Pursuant to this treatment, the trust will not be required to pay Missouri income tax, and certificateholders not otherwise required to pay Missouri tax would not be required to pay that tax solely because of their mere ownership of the Class A and Class B certificates. Class A and Class B certificateholders already being taxed in Missouri, however, could be required to pay tax on the income generated from ownership of these certificates.

         In the alternative, if the arrangement created by the pooling and service agreement is treated as a partnership not taxable as a corporation for federal income tax purposes, in the opinion of Missouri Tax Counsel, the same treatment should also apply for Missouri income tax purposes. Certificateholders, whether Missouri residents or non-residents, who were partners in the constructive partnership would be required to pay Missouri income tax on their distributive shares of the income from the constructive partnership. However, based on past and current practices of the Missouri Department of Revenue, classification of the arrangement as a "partnership" would not cause a certificateholder not otherwise subject to Missouri income tax to pay such tax on income beyond that derived from the Class A and Class B certificates.

         If the arrangement created by the pooling and servicing agreement is treated as an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, then the resulting constructive entity could be required to pay Missouri income taxes. Those taxes could result in reduced distributions to certificateholders. A certificateholder not otherwise required to pay income tax in Missouri would not be required to pay Missouri income tax as a result of its mere ownership of that interest.

         Notwithstanding the foregoing, regardless of the treatment of the Class A and Class B certificates or the arrangement for federal income tax purposes, a certificateholder could be required to pay Missouri income tax if that certificateholder participated in the negotiation of the pooling and servicing agreement or otherwise developed a taxable nexus to Missouri.

         In the opinion of Missouri Tax Counsel, if the trust is not treated as an association taxable as a corporation for federal income tax purposes, the trust will not be required to pay any Missouri franchise tax imposed under Chapter 147 of the Revised Statutes of Missouri.

         Because each state's income tax laws vary, it is impossible to predict the income tax consequences to the certificateholders in all of the state taxing jurisdictions in which they are already required to pay tax. We recommend that you consult your own tax advisors regarding state and local income and franchise taxes.

DUE TO THE COMPLEXITY OF FEDERAL, STATE, LOCAL AND FOREIGN RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE TRUST AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS ABOUT THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES. FOR EXAMPLE, THIS PROSPECTUS SUPPLEMENT DOES NOT DISCUSS TAX CONSEQUENCES TO VARIOUS INVESTORS, INCLUDING BANKS AND THRIFTS, INSURANCE COMPANIES, REGULATED INVESTMENT COMPANIES, DEALERS IN SECURITIES, HOLDERS THAT WILL HOLD THE OFFERED CERTIFICATES AS A POSITION IN A "STRADDLE" FOR TAX PURPOSES OR AS A PART OF A "SYNTHETIC SECURITY" OR "CONVERSION TRANSACTION" OR OTHER INTEGRATED INVESTMENT COMPRISED OF THE OFFERED CERTIFICATES AND ONE OR MORE OTHER INVESTMENTS, FOREIGN INVESTORS, TRUSTS AND ESTATES AND PASS-THROUGH ENTITIES WITH ANY OF THESE TYPES OF INVESTORS AS EQUITY HOLDERS. FURTHER, WE DO NOT FURNISH INFORMATION IN THIS PROSPECTUS SUPPLEMENT IN THE LEVEL OF DETAIL OR WITH THE ATTENTION TO AN INVESTOR'S SPECIFIC TAX CIRCUMSTANCES THAT WOULD BE PROVIDED BY AN INVESTOR'S OWN TAX ADVISOR. ADDITIONALLY, THE DISCUSSION IS LIMITED TO THE TAX CONSEQUENCES TO INITIAL INVESTORS AND NOT TO PURCHASERS IN THE SECONDARY MARKET.

                              ERISA CONSIDERATIONS

GENERAL

         Section 406 of the Employee Retirement Income Security Act of 1974 ("ERISA"), and Section 4975 of the Code, prohibit a pension, profit-sharing or other employee benefit plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for that person. For example, if a plan were to acquire certificates, a prohibited transaction would arise, unless an exemption, like one of the class exemptions described below, were available, if the seller were a disqualified person or party in interest. By its acceptance of a Class A certificate or an interest in a Class A certificate, each Class A certificateholder and owner of any beneficial interest in a Class A certificate will be deemed to represent and warrant that its purchase and holding of the certificate will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

         Additional prohibited transactions could arise if the assets of the trust were deemed to constitute assets of any plan that owned certificates. The Department of Labor ("DOL") has issued a final regulation (the "Plan Assets Regulation") concerning the definition of what constitutes the "plan assets" of an employee benefit plan to which ERISA or the Code applies, or an individual retirement account ("IRA") (collectively referred to as "Benefit Plans"). Under the Plan Assets Regulation the assets and properties of certain corporations, partnerships and certain other entities in which a Benefit Plan acquires an "equity interest" could be deemed to be assets of the Benefit Plan in certain circumstances. Accordingly, if Benefit Plans purchase certificates, the trust could be deemed to hold plan assets of that Benefit Plan unless one of the exceptions under the Plan Assets Regulation is applicable to the Trust.

PLAN ASSETS AND THE AVAILABILITY OF EXEMPTIONS FOR CERTIFICATES

         The Plan Assets Regulation contains an exception (the "Publicly-Offered Securities Exception") that provides that if a Benefit Plan acquires a "publicly-offered security", the issuer of the security is not deemed to hold plan assets. A publicly-offered security is a security that is

         -        freely transferable;

         - part of a class of securities that is held, on completion of the public offering made hereby, by 100 or more investors independent of the trust and of one another; and

         -        either is (A) part of a class of securities registered under
                  Section 12(b) or 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") or (B) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 (the "Securities Act") and the class of securities of which that security is a part is registered under the Exchange Act within 120 days, or any later time as may be allowed by the Securities and Exchange Commission, after the end of the fiscal year of the issuer during which the offering of those securities to the public occurred.

         It is anticipated that the Class A certificates will meet the criteria of the Publicly-Offered Securities Exception as set forth above, although no one can assure you, and no monitoring or other measures will be taken to ensure, that the 100 independent person requirement will be satisfied.

         If the certificates fail to meet the criteria of the Publicly-Offered Securities Exception and the trust's assets are deemed to include assets of Benefit Plans that are holders of certificates, transactions involving the trust and "parties in interest" or "disqualified persons" might be prohibited under
Section 406 of ERISA and Section 4975 of the Code unless an ERISA prohibited transaction exemption is applicable. Thus, for example, if a participant in any Benefit Plan is an obligor or guarantor of one of the receivables, under DOL interpretations the purchase of certificates by that plan could constitute a prohibited transaction. There are five class exemptions issued by the DOL that may apply in that event:

         - DOL Prohibited Transaction Class Exemption 84-14 -- Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers;

         - 91-38 -- Class Exemption for Certain Transactions Involving Bank Collective Investment Funds;

         - 90-1 -- Class Exemption for Transactions Involving Insurance Company Pooled Separate Accounts;

         - 95-60 -- Class Exemption for Certain Transactions Involving Insurance Company General Accounts; and

         - 96-23 -- Class Exemption for Plan Asset Transactions Determined by an In-House Asset Manager.

No one can assure you that these exemptions, even if all of the conditions specified in those exemptions are satisfied, will apply to all transactions involving the trust's assets.

         The underwriters currently do not expect that the Class B certificates will be held by at least 100 independent persons and, therefore, do not expect that the Class B certificates will qualify as publicly-offered securities under the Publicly-Offered Securities Exemption. Accordingly, the Class B certificates may not be acquired by:

         (a)      any employee benefit plan to which ERISA applies;

         (b) any plan or other arrangement -- including an individual retirement account or Keogh plan -- to which section 4975 of the Code applies; or

         (c) any entity whose underlying assets include "plan assets" under the Plan Assets Regulation by reason of any plan's investment in the entity.

         By its acceptance of a Class B certificate or an interest therein, each Class B certificateholder and owner of a beneficial interest in the Class B certificates will be deemed to have represented and warranted that it is not an employee benefit plan, plan or arrangement to which Section 4975 of the Code applies, or other type of entity covered by clause (a), (b) or (c) of the preceding sentence.

REVIEW BY BENEFIT PLAN FIDUCIARIES

         Due to the complexity of these rules and the penalties imposed on persons involved in prohibited transactions, it is especially important that any Benefit Plan fiduciary who proposes to cause a Benefit Plan to purchase certificates should consult with its own counsel regarding the potential consequences under ERISA and the Code of the Benefit Plan's acquisition and ownership of certificates. Assets of a Benefit Plan should not be invested in the certificates unless it is clear that the assets of the trust will not be plan assets.

                                  UNDERWRITING

         The seller has agreed to sell and [ ] and the other underwriters listed below have agreed to purchase the principal amount of the Class A and Class B certificates listed in the table below. The terms of these purchases are governed by an underwriting agreement between the seller and [ ], for itself and as representative of all underwriters.

Underwriters                      Principal Amount of Class A Certificates
------------                      ----------------------------------------

Underwriters                      Principal Amount of Class B Certificates
------------                      ----------------------------------------

         The underwriters have agreed to purchase all of the offered certificates if any of the offered certificates are purchased.

         [ ], as representative of the underwriters, has advised the seller that the underwriters propose initially to offer the Class A certificates to the public at the public offering price stated on the cover page of this prospectus supplement, and to some dealers at that price, less a concession of up to [ ]% for each Class A certificate. The underwriters may allow, and those dealers may reallow, concessions of up to [ ]% of the principal amount of the Class A certificates to some brokers and dealers. The underwriting discounts and commissions of the underwriters will be [ ]% of the principal amount of the Class A certificates.

         [ ], as representative of the underwriters, has advised the seller that the underwriters propose initially to offer the Class B certificates to the public at the public offering price stated on the cover page of this prospectus, and to some dealers at that price, less a concession of up to [ ]% for each Class B certificate. The underwriters may allow, and those dealers may reallow, concessions of up to [ ]% of the principal amount of the Class B certificates to some brokers and dealers. The underwriting discounts and commissions of the underwriters will be [ ]% of the principal amount of the Class B certificates.

         Additional offering expenses are estimated to be $ -.

         The seller and CDF will indemnify the underwriters against liabilities caused by (1) any untrue statement or alleged untrue statement of a material fact contained in this prospectus supplement, the prospectus or the related registration statement or (2) any omission or alleged omission to state a material fact required to be stated in this prospectus supplement, the prospectus or the registration statement or necessary to make the statements in this prospectus supplement, the prospectus or the related registration statement not misleading. The seller and CDF will not, however, indemnify the underwriters against liabilities caused by any untrue statement or omission, real or alleged, made in reliance on and in conformity with information relating to and provided by any underwriter for use in this prospectus supplement, the prospectus and the registration statement.

         The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids for the offered certificates in accordance with Regulation M under the Exchange Act.

         - Over-allotment transactions involve syndicate sales exceeding the offering size, which creates a syndicate short position.

         - Stabilizing transactions permit bids to purchase the offered certificates so long as the stabilizing bids do not exceed a specified maximum.

         - Syndicate covering transactions involve purchases of the offered certificates in the open market after the distribution has been completed in order to cover syndicate short positions.

         - Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the offered certificates originally sold by that syndicate member are purchased in a syndicate covering transaction.

         These transactions may cause the prices of the offered certificates to be higher than they would otherwise be in the absence of those transactions. Neither the seller nor any of the underwriters represent that the underwriters will engage in any of those transactions or that those transactions, once commenced, will not be discontinued without notice at any time.

         Some or all of the net proceeds of the sale of the certificates may be used to repay part of the outstanding amount of Series [ ] issued by the trust. Some of the underwriters are affiliated with banks that are standby purchasers in Series [ ] and are agents for investors in Series [ ]. For a brief summary of Series [ ], see Annex I to this prospectus supplement.

                                  LEGAL MATTERS

         Certain legal matters relating to the certificates will be passed on for the seller by [ ], Esq., General Counsel of CDF, and by Mayer, Brown,
Rowe & Maw, Chicago, Illinois. Certain federal income tax matters will be passed on for the seller by Mayer, Brown, Rowe & Maw, Chicago, Illinois. Certain Missouri income tax matters will be passed on for the seller by Bryan Cave LLP, St. Louis, Missouri. Certain legal matters will be passed on for the underwriters by [ ].

                         LISTING AND GENERAL INFORMATION

         [Application will [not] be made to list the Class A and Class B certificates on the Luxembourg Stock Exchange. We cannot assure you (a) as to the timing of such listing or (b) that such application will be successful. Prior to the listing, a legal notice ("Notice Legale") relating to the issuance of the certificates, together with certain documents relating to the Seller and the trust, will be deposited with the Chief Registrar of the District of Luxembourg ("Greffier en Chef du Tribunal d'Arrondissement de et a Luxembourg"), where copies thereof may be obtained, free of charge, upon request.]

         [As long as the Class A or Class B certificates are listed on the Luxembourg Stock Exchange, copies of the pooling and servicing agreement and the supplement for your series will be available for inspection and we anticipate that the servicer's statement prepared for each distribution date will be obtainable at the offices of Kredietbank S.A. Luxembourgeoise (the "Listing Agent") in the City of Luxembourg, where copies thereof may be obtained upon request.]

                                    GLOSSARY

         Terms defined in the Glossary of the accompanying prospectus and used in this prospectus supplement without definition will have the meanings assigned to those terms in the accompanying prospectus. For the purpose of making this prospectus supplement easier to read, in many instances we have used lower case letters to describe terms that are defined in more detail in this Glossary or in the Glossary of the accompanying prospectus. All references in this prospectus supplement to any agreement will be understood to be references to that agreement as it may be amended, amended and restated or otherwise modified from time to time.

         "Accumulation Period" is defined under "Description of the Certificates -- Accumulation Period."

         "Accumulation Period Commencement Date" is defined under "Description of the Certificates -- Accumulation Period."

         "Accumulation Period Length" is defined under "Description of the Certificates -- Accumulation Period."

         "Additional Interest" for any distribution date will mean an amount equal to the sum of the Class A Additional Interest, the Class B Additional Interest and the Class C Additional Interest.

         "Adjustment Date" means, for any interest period, the second London Business Day preceding that interest period; provided that for the first interest period, the Adjustment Date will be a date determined prior to the closing date.

         "Available Certificateholder Principal Collections" for any distribution date means the sum of

         - principal collections for the related calendar month allocated to your series as set forth under "Description of the Certificates -- Allocations of Collections, Defaulted Amounts and Miscellaneous Payments to Your Series";

         - the amount, if any, of non-principal collections allocated with respect to the Investor Default Amount or unreimbursed Class A Investor Charge-Offs, Class B Investor Charge-Offs or Class C Investor Charge-Offs;

         - the product of (a) a fraction, the numerator of which is the Series Allocation Percentage for your series and the denominator of which is the sum of the series allocation percentages for all series not in their revolving periods and
                  (b) Miscellaneous Payments for that distribution date;

         - any funds remaining in the yield supplement account at the beginning of the Accumulation Period or upon the occurrence of an Early Amortization Event; and

         - on the Termination Date, any funds remaining in the reserve fund, after the application of funds in the reserve fund as described under "Description of the Certificates -- Distributions from the Collection Account; Reserve Fund."

         "Carry-over Amounts" means the sum of the Class A Carry-over Amount, the Class B Carry-over Amount and the Class C Carry-over Amount.

         "Certificateholders' Monthly Servicing Fee" is defined under "Description of the Certificates -- Servicing Compensation and Payment of Expenses."

         "Class A Additional Interest" means, as of any distribution date, an amount equal to the product of:

         -        the Class A interest rate for the interest period then ended;

         - a fraction the numerator of which is the actual number of days in that interest period and the denominator of which is 360; and

         - the Class A Interest Shortfall, if any, for the previous distribution date.

         "Class A Carry-over Amount" for a distribution date is an amount equal to the excess, if any, of:

         - Class A monthly interest for that distribution date, determined as if the interest rate were based on LIBOR rather than the Net Receivables Rate; over

         - the actual Class A monthly interest for that distribution date.

         "Class A Carry-over Amount Additional Interest" for a distribution date means an amount equal to the product of:

         -        the Class A interest rate for the interest period then ended;

         - a fraction, the numerator of which is the actual number of days in that interest period and the denominator of which is 360; and

         - any unpaid Class A Carry-over Amount, if any, for the previous distribution date.

         "Class A Initial Invested Amount" for any date means:

         - the initial principal amount of the Class A certificates, which is set forth on the front cover page of this prospectus supplement, plus

         - the product of (a) the Class A Percentage multiplied by (b) the amount of any withdrawals from the excess funding account in connection with an increase in the Pool Balance since the closing date for your series, minus

         - the product of (a) the Class A Percentage multiplied by (b) the amount of any additions to the excess funding account in connection with a reduction in the Pool Balance since the closing date for your series.

         "Class A interest rate", for an interest period, means a rate per annum equal to the lesser of:

         -        LIBOR plus [ ]% per annum; and

         -        the related Net Receivables Rate.

         "Class A Interest Shortfall" is an amount, calculated by the servicer on the determination date preceding each distribution date, equal to the excess, if any, of:

         - the Class A monthly interest for the interest period applicable to that distribution date; over

         - the amount which will be available to be paid to the Class A certificateholders as Class A monthly interest from the interest funding account on that distribution date.

         "Class A Invested Amount" for any date means an amount equal to the result of:

         -        the Class A Initial Invested Amount; minus

         - the aggregate amount of principal payments made to Class A certificateholders prior to that date; minus

         -        the aggregate amount of all unreimbursed Class A Investor
                  Charge-Offs;

         - however, the Class A Invested Amount will not be less than zero.

         "Class A Investor Charge-Off" for a distribution date means the lesser of:

         - the amount, if any, by which the Class B Investor Charge-Off for that distribution date would have reduced the Class B Invested Amount below zero -- that is, without giving effect to the requirement that the Class B Invested Amount not be reduced to below zero; and

         -        the Class A Invested Amount on that distribution date.

         "Class A monthly interest" on any distribution date will be an amount equal to the product of:

         -        the Class A interest rate;

         - a fraction the numerator of which is the actual number of days in the related interest period and the denominator of which is 360; and

         - the outstanding principal balance of the Class A certificates as of the close of business on the preceding distribution date, after giving effect to all repayments of principal made to Class A certificateholders on that preceding distribution date, if any, or for the first distribution date, the initial principal amount of the Class A certificates.

         "Class A Percentage" means the percentage equivalent of a fraction:

         - the numerator of which is the outstanding principal balance of the Class A certificates; and

         - the denominator of which is the outstanding principal balance of all certificates of your series.

         "Class B Additional Interest" means, as of any distribution date, an amount equal to the product of:

         -        the Class B interest rate for the interest period then ended;

         - a fraction the numerator of which is the actual number of days in that interest period and the denominator of which is 360; and

         - the Class B Interest Shortfall, if any, for the previous distribution date.

         "Class B Carry-over Amount" for a distribution date is an amount equal to the excess, if any, of:

         - Class B monthly interest for that distribution date, determined as if the interest rate were based on LIBOR rather than the Net Receivables Rate; over

         - the actual Class B monthly interest for that distribution date.

         "Class B Carry-over Amount Additional Interest" for a distribution date means an amount equal to the product of:

         -        the Class B interest rate for the interest period then ended;

         - a fraction, the numerator of which is the actual number of days in that interest period and the denominator of which is 360; and

         - any unpaid Class B Carry-over Amount, if any, for the previous distribution date.

         "Class B Initial Invested Amount" for any date means:

         - the initial principal amount of the Class B certificates, which is set forth on the front cover page of this prospectus supplement, plus

         - the product of (a) the Class B Percentage multiplied by (b) the amount of any withdrawals from the excess funding account in connection with an increase in the Pool Balance since the closing date for your series, minus

         - the product of (a) the Class B Percentage multiplied by (b) the amount of any additions to the excess funding account in connection with a reduction in the Pool Balance since the closing date for your series.

         "Class B interest rate", for an interest period, is a rate per annum equal to the lesser of:

         -        LIBOR plus [ ]% per annum; and

         -        the related Net Receivables Rate.

         "Class B Interest Shortfall" is an amount, calculated by the servicer on the determination date preceding each distribution date, equal to the excess, if any, of:

         - the Class B monthly interest for the interest period applicable to that distribution date; over

         - the amount which will be available to be paid to the Class B certificateholders as Class B monthly interest from the interest funding account on that distribution date.

         "Class B Invested Amount" for any date means an amount equal to the result of:

         -        the Class B Initial Invested Amount; minus

         - the aggregate amount of principal payments made to Class B certificateholders prior to that date; minus

         -        the aggregate amount of all unreimbursed Class B Investor
                  Charge-Offs;

         - however, the Class B Invested Amount will not be less than zero.

         "Class B Investor Charge-Off" for a distribution date means the lesser of:

         - the amount, if any, by which the Class C Investor Charge-Off for that distribution date would have reduced the Class C Invested Amount below zero -- that is, without giving effect to the requirement that the Class C Invested Amount not be reduced to below zero; and

         -        the Class B Invested Amount for that distribution date.

         "Class B monthly interest" on any distribution date will be an amount equal to the product of:

         -        the Class B interest rate;

         - a fraction the numerator of which is the actual number of days in the related interest period and the denominator of which is 360; and

         - the outstanding principal balance of the Class B certificates as of the close of business on the preceding distribution date, after giving effect to all repayments of principal made to Class B certificateholders on that preceding distribution date, if any, or for the first distribution date, the initial principal amount of the Class B certificates.

         "Class B Percentage" means the percentage equivalent of a fraction:

         - the numerator of which is the outstanding principal balance of the Class B certificates; and

         - the denominator of which is the outstanding principal balance of all certificates of your series.

         "Class C Additional Interest" means, as of any distribution date, an amount equal to the product of:

         -        the Class C interest rate for the interest period then ended;

         - a fraction the numerator of which is the actual number of days in that interest period and the denominator of which is 360; and

         - the Class C Interest Shortfall, if any, for the previous distribution date.

         "Class C Carry-over Amount" for a distribution date is an amount equal to the excess, if any, of:

         - Class C monthly interest for that distribution date, determined as if the interest rate were based on LIBOR rather than the Net Receivables Rate; over

         - the actual Class C monthly interest for that distribution date.

         "Class C Carry-over Amount Additional Interest" for a distribution date means an amount equal to the product of:

         -        the Class C interest rate for the interest period then ended;

         - a fraction, the numerator of which is the actual number of days in that interest period and the denominator of which is 360; and

         - any unpaid Class C Carry-over Amount, if any, for the previous distribution date.

         "Class C Initial Invested Amount" for any date means:

         -        the initial principal amount of the Class C certificates, plus

         - the product of (a) the Class C Percentage multiplied by (b) the amount of any withdrawals from the excess funding account in connection with an increase in the Pool Balance since the closing date for your series, minus

         - the product of (a) the Class C Percentage multiplied by (b) the amount of any additions to the excess funding account in connection with a reduction in the Pool Balance since the closing date for your series.

         "Class C interest rate", for an interest period, is a rate per annum equal to the lesser of:

         - LIBOR plus the percentage specified in the supplement for your series; and

         -        the related Net Receivables Rate.

         "Class C Interest Shortfall" is an amount, calculated by the servicer on the determination date preceding each distribution date, equal to the excess, if any, of:

         - the Class C monthly interest for the interest period applicable to that distribution date; over

         - the amount which will be available to be paid to the Class C certificateholders as Class C monthly interest from the interest funding account on that distribution date.

         "Class C Invested Amount" for any date means an amount equal to the result of:

         -        the Class C Initial Invested Amount; minus

         - the aggregate amount of principal payments made to Class C certificateholders prior to that date; minus

         -        the aggregate amount of all unreimbursed Class C Investor
                  Charge-Offs;

         - however, the Class C Invested Amount will not be less than zero.

         "Class C Investor Charge-Off" for a distribution date will be calculated as follows:

         - If on that distribution date, after giving effect to the allocations, distributions, withdrawals and deposits to be made on that distribution date, the balance of the reserve fund exceeds zero, then the Class C Investor Charge-Off will be zero for that distribution date.

         - If on that distribution date, after giving effect to the allocations, distributions, withdrawals and deposits to be made on that distribution date, the balance of the reserve fund is zero, then the Class C Investor Charge-Off for that distribution date will equal the lesser of the Deficiency Amount for that distribution date and the Investor Default Amount for that distribution date.

         "Class C monthly interest" on any distribution date will be an amount equal to the product of:

         -        the Class C interest rate;

         - a fraction the numerator of which is the actual number of days in the related interest period and the denominator of which is 360; and

         - the outstanding principal balance of the Class C certificates as of the close of business on the preceding distribution date, after giving effect to all repayments of principal made to Class C certificateholders on that preceding distribution date, if any, or for the first distribution date, the initial principal amount of the Class C certificates.

         "Class C Percentage" means the percentage equivalent of a fraction:

         - the numerator of which is the outstanding principal balance of the Class C certificates; and

         - the denominator of which is the outstanding principal balance of all certificates of your series.

         "Code" is defined under "Federal Income Tax Considerations --
Overview."

         "Concentration Limit Percentage" is defined under "Description of the Certificates -- Allocations of Collections, Defaulted Amounts and Miscellaneous Payments to the Dealer Overconcentration Series."

         "Controlled Accumulation Amount" will mean the quotient obtained by dividing the Invested Amount as of the determination date on which the Accumulation Period Length is determined (after that giving effect to any changes therein on that date) by the number of months comprising the Accumulation Period Length.

         "Controlled Deposit Amount" will mean, for any distribution date with respect to the Accumulation Period, the excess, if any, of (i) the product of the Controlled Accumulation Amount and the number of distribution dates from and including the first distribution date during the Accumulation Period through and including that distribution date over (ii) the sum of amounts on deposit in the excess funding account and the principal funding account, in each case before giving effect to any withdrawals from or deposits to those accounts on the applicable distribution date.

         "Dealer" is defined under "The Accounts -- General."

         "Dealer Concentration Limit" is defined under "Description of the Certificates -- Allocations of Collections, Defaulted Amounts and Miscellaneous Payments to the Dealer Overconcentration Series."

         "Dealer Overconcentration" is defined under "Description of the Certificates -- Allocations of Collections, Defaulted Amounts and Miscellaneous Payments to the Dealer Overconcentration Series."

         "Dealer Overconcentration Series" is defined under "Description of the Certificates -- Allocations of Collections, Defaulted Amounts and Miscellaneous Payments to the Dealer Overconcentration Series."

         "Defaulted Amount" on any determination date means an amount, which will not be less than zero, equal to:

         - the amount of Principal Receivables that became Defaulted Receivables during the preceding calendar month; less

         - the full amount of those Defaulted Receivables for that calendar month which may be reassigned to the seller or purchased by the servicer unless certain events of bankruptcy, insolvency, or receivership have occurred regarding either of the seller or the servicer, in which event the Defaulted Amount will not be reduced for those Defaulted Receivables.

         "Deficiency Amount" with respect to a distribution date (the "current distribution date") is an amount, determined by the servicer on the related determination date, as the amount, if any, by which

         (1)      the sum of

                  (a)  the Monthly Interest for the current distribution date,

                  (b) any Monthly Interest for any prior distribution dates not distributed to the certificateholders of your series on a prior distribution date,

                  (c) Additional Interest, if any, for the current distribution date and any Additional Interest for any prior distribution date not distributed to the certificateholders of your series on that prior distribution date, but only to the extent permitted by applicable law,

                  (d) the Certificateholders' Monthly Servicing Fee for the current distribution date,

                  (e) the Investor Default Amount for the current distribution date, and

                  (f) the Series Allocation Percentage (for your series) of the amount of any Adjustment Payment for the related calendar month that has not been deposited in the collection account as required under the pooling and servicing agreement; exceeds

         (2) the sum of non-principal collections allocated to your series for the current distribution date, plus any Investment Proceeds for the current distribution date.

         "Early Amortization Events" is defined under "Description of the Certificates -- Early Amortization Events."

         "Early Amortization Period" is defined under "Description of the Certificates -- Early Amortization Period."

         "ERISA" is defined under "ERISA Considerations."

         "Excess Funding Account" is defined under "Description of the Certificates -- Excess Funding Account."

         "Excess Principal Collections" means the amounts described as Excess Principal Collections under "Description of the Certificates -- Distributions from the Collection Account; Reserve Fund -- Principal Collections."

         "Excess Servicing" for any distribution date means the amount described in clause (11) under "Description of the Certificates -- Distributions from the Collection Account; Reserve Fund -- Non-Principal Collections."

         "Expected Final Payment Date" has the meaning set forth on the front cover page of this prospectus supplement.

         "Floating Allocation Percentage" for any calendar month means the percentage equivalent, which will never exceed 100%, of a fraction:

         - the numerator of which is the Invested Amount as of the last day of the immediately preceding calendar month; and

         - the denominator of which is the Unconcentrated Pool Balance as of that last day.

         Notwithstanding the foregoing, for the calendar month in which the closing date for your series occurs, the Floating Allocation Percentage will mean the percentage equivalent of a fraction:

         - the numerator of which is the sum of the initial principal balances of the certificates of your series; and

         - the denominator of which is the Unconcentrated Pool Balance on the last day of the calendar month immediately preceding the closing date.

         "GECS" is defined under "General Electric Capital Services, Inc."

         "Interest Period" is defined under "Summary -- The Securities -- Interest Payments."

         "Interest Funding Account" is defined under "Description of the Certificates -- Interest Funding Account."

         "Invested Amount" means for any date the sum of:

         -        the Class A Invested Amount;

         -        the Class B Invested Amount; and

         -        the Class C Invested Amount.

         "Investment Proceeds" for any distribution date means an amount equal to the sum of:

         - the investment earnings, net of losses and investment expenses, on the related determination date on funds on deposit in the interest funding account, the principal funding account, the excess funding account, the reserve fund and the yield supplement account; and

         - the Series Allocation Percentage for your series of investment earnings, net of losses and investment expenses, credited to the collection account on the related determination date relating to funds held in the collection account.

         "Investor Default Amount" means, for any distribution date, an amount equal to the product of:

         - the Defaulted Amount for the preceding calendar month, after giving effect to any allocation of any portion of that Defaulted Amount to the Dealer Overconcentration Series, and

         - the Floating Allocation Percentage for the preceding calendar month.

         "IRS" is defined under "Federal Income Tax Considerations -- Overview."

         "GE Capital" is defined under "GE Capital Corporation."

         "LIBOR" means, for any interest period, the offered rates for deposits in United States dollars having a maturity of one month (the "Index Maturity") commencing on the related Adjustment Date which appears on Telerate Page 3750 as of approximately 11:00 A.M., London time, on the date of calculation as determined by the trustee of the trust. If at least two offered rates appear on Telerate Page 3750, LIBOR will be the arithmetic mean -- rounded upwards, if necessary, to the nearest one-sixteenth of a percent -- of those offered rates.

         If fewer than two offered rates appear, LIBOR for the interest period will be determined at approximately 11:00 A.M., London time, on the Adjustment Date on the basis of the rate at which deposits in United States dollars having the Index Maturity are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the trustee of the trust and in a principal amount equal to an amount of not less than US $1,000,000 and that is representative for a single transaction in that market at that time.

         - The trustee of the trust will request the principal London office of each of those banks to provide a quotation of its rate.

         - If at least two of the banks quote rates to the trustee, LIBOR will be the arithmetic mean -- rounded upwards, if necessary, to the nearest one-sixteenth of one percent -- of those quotations.

         - If fewer than two of the banks quote rates to the trustee, LIBOR for that interest period will be the arithmetic mean -- rounded upwards, if necessary, to the nearest one-sixteenth of one percent -- of the rates quoted at approximately 11:00 A.M., New York City time, on the Adjustment Date by three major banks in New York, New York selected by the trustee of the trust for loans in United States dollars to leading European banks having the Index Maturity and in a principal amount equal to an amount of not less than US $1,000,000 and that is representative for a single transaction in that market at that time.

         - However, if the banks selected are not providing quotations as mentioned in the previous sentence, LIBOR in effect for the applicable period will be LIBOR in effect for the previous period.

         "Limited Partnership" means Deutsche Floorplan Receivables, L.P., which is changing its name to CDF Floorplan Receivables, L.P.

         "London Business Day" means any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

         "Monthly Interest" for any distribution date will mean an amount equal to the sum of the Class A monthly interest, the Class B monthly interest and the Class C monthly interest.

         "Monthly Payment Rate" for a calendar month is the percentage equivalent of a fraction:

         - the numerator of which is the Principal Collections, without excluding the Discount Portions, collected during that calendar month; and

         - the denominator of which is the aggregate balance of the Principal Receivables -- without deducting the Discount Portions -- as of the beginning of that calendar month.

         "Monthly Principal" for any distribution date relating to the Accumulation Period or any Early Amortization Period for your series will equal the Available Certificateholder Principal Collections for that distribution date. However,

         - for each distribution date with respect to the Accumulation Period, Monthly Principal, at the option of the seller, may be increased to include amounts otherwise payable or distributable to the seller or may be limited to the Controlled Deposit Amount for that distribution date; and

         - Monthly Principal will not exceed the aggregate outstanding principal balances of the certificates of your series.

         "Monthly Servicing Fee" for your series has the meaning set forth in "Description of the Certificates -- Servicing Compensation and Payment of Expenses."

         "Net Receivables Rate" for each distribution date is:

         - the weighted average of the interest rates borne by the receivables during the second calendar month preceding that distribution date -- interest payments on the receivables at those rates being due and payable in the calendar month preceding that distribution date; plus

         - the product of (a) the Monthly Payment Rate for the calendar month preceding that distribution date, (b) the Discount Factor for that distribution date and (c) twelve; less

         - 2% per annum, unless the Monthly Servicing Fee has been waived (other than a deemed waiver as described under "Description of the Certificates -- Servicing Compensation and Payment of Expenses") for your series for that distribution date, in which case, solely for that distribution date, "2% per annum" will be deemed to be replaced by "0% per annum."

         "Overconcentrated Dealer" is defined under "Description of the Certificates -- Allocations of Collections, Defaulted Amounts and Miscellaneous Payments to the Dealer Overconcentration Series."

         "Overconcentration Percentage" is defined under "Description of the Certificates -- Allocations of Collections, Defaulted Amounts and Miscellaneous Payments to the Dealer Overconcentration Series."

         "Principal Allocation Percentage" for any calendar month means the percentage equivalent, which will never exceed 100%, of a fraction:

         - the numerator of which is the Invested Amount as of the last day of the Revolving Period; and

         - the denominator of which is the Unconcentrated Pool Balance as of the last day of the immediately preceding calendar month.

         "Principal Funding Account" is defined under "Description of the Certificates -- Principal Funding Account."

         "Receivables Balances" has the meaning set forth under "The Accounts -- General."

         "Required Participation Percentage" means for your series, [ ]%; provided, however, that the seller may, upon 10 days' prior notice to the trustee of the trust, each Rating Agency and any Enhancement Provider, reduce the Required Participation Percentage to a percentage which will not be less than 100%; provided, however, that the Rating Agency Condition is satisfied.

         "Reserve Fund" is defined under "Description of the Certificates -- Distributions from the Collection Account; Reserve Fund."

         "Reserve Fund Deposit Amount" means, with respect to any distribution date, the amount, if any, by which the Reserve Fund Required Amount for that distribution date exceeds the amount on deposit in the reserve fund after giving effect to any withdrawals from the reserve fund on that distribution date.

         "Reserve Fund Required Amount" means, for any distribution date, an amount equal to the product of:

         -        [ ]%; and

         - the aggregate outstanding balance of the certificates of your series as of that distribution date -- after giving effect to any change in that aggregate outstanding balance on that distribution date.

         "Revolving Period" is defined under "Description of the Certificates -- Revolving Period."

         "Seller's Participation Amount" means, at any time of determination, an amount equal to (a) the Pool Balance at the time minus (b) the sum of the Invested Amount for your series plus the invested amounts of all other outstanding series (other than the Dealer Overconcentration Series, which will not be considered to have an invested amount) at the time.

         "Series Allocation Percentage" for your series means, for any calendar month, the percentage equivalent of a fraction:

         - the numerator of which is the Invested Amount as of the last business day of the calendar month immediately preceding that calendar month; and

         - the denominator of which is the Trust Invested Amount on that last business day.

         "Servicer Advance" is defined under "Description of the Certificates -- Servicer Advances."

         "Servicing Fee" means the sum of the Monthly Servicing Fees for all series.

         "Specified Party" means any of the seller, the servicer, CDF, if it is not the servicer, GECS, so long as CDF is an Affiliate of GECS, or, if GECS has merged or consolidated with another person, the surviving person (but only so long as CDF is an Affiliate of the surviving person), or any other person which is the direct, controlling shareholder of CDF.

         "Termination Date" for your series is defined under "Summary -- The Securities -- Termination Date."

         "Three Month Net Loss Ratio" means the ratio, expressed as a percentage, of:

         - the average for each month of the net losses on the receivables, exclusive of the Ineligible Receivables, owned by the trust -- that is, gross losses less recoveries on the receivables, including, without limitation, recoveries from collateral security in addition to recoveries from the products, recoveries from Manufacturers and insurance proceeds -- during any three consecutive calendar months, to

         - the average of the month-end aggregate balances of those receivables -- without deducting the Discount Portion -- for that three-month period.

         "Treasury" means the United States Department of the Treasury.

         "Trust Portfolio" is defined under "The Accounts -- General."

         "Unconcentrated Percentage" is defined under "Description of the Certificates -- Allocations of Collections, Defaulted Amounts and Miscellaneous Payments to the Dealer Overconcentration Series."

         "Unconcentrated Pool Balance is defined under "Description of the Certificates -- Allocations of Collections, Defaulted Amounts and Miscellaneous Payments to the Dealer Overconcentration Series."

         "Yield Supplement Account" is defined under "Description of the Certificates -- Distributions from the Collection Account; Reserve Fund."

         "Yield Supplement Account Deposit Amount" means, with respect to any distribution date, the amount, if any, by which the Yield Supplement Account Required Amount exceeds the amount on deposit in the yield supplement account after giving effect to any withdrawals from the yield supplement account on that distribution date.

         "Yield Supplement Account Required Amount" means an amount equal to [ ]% of the aggregate initial principal balance of the certificates of your series.

                                     ANNEX I

                                  OTHER SERIES

         This Annex I sets forth certain information regarding other series (excluding the Dealer Overconcentration Series) that are outstanding or are expected to be outstanding at the date of the issuance of your series.

===============================================================================

             DISTRIBUTION FINANCIAL SERVICES FLOORPLAN MASTER TRUST
                                     ISSUER

                              CDF FINANCING, L.L.C.
                                     SELLER

                     DEUTSCHE FINANCIAL SERVICES CORPORATION
                                    SERVICER

        $[ ] FLOATING RATE ASSET BACKED CERTIFICATES, SERIES [ ], CLASS A

        $[ ] FLOATING RATE ASSET BACKED CERTIFICATES, SERIES [ ], CLASS B

                         ------------------------------

                              PROSPECTUS SUPPLEMENT

                         ------------------------------

You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with other or different information.

We are not offering the certificates in any jurisdiction where the offer is not permitted.

Until [ ], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and regarding their unsold allotments or subscriptions.

                                   PROSPECTUS

                         DISTRIBUTION FINANCIAL SERVICES
                             FLOORPLAN MASTER TRUST
                                     ISSUER

                              CDF FINANCING, L.L.C.
                                     SELLER

                     DEUTSCHE FINANCIAL SERVICES CORPORATION
                                    SERVICER

                            ASSET BACKED CERTIFICATES

CONSIDER CAREFULLY THE DISCUSSION UNDER "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

The certificates will represent interests in the trust only and will not represent interests in or obligations of the seller, the servicer, General Electric Capital Corporation, or any other person. This prospectus and the accompanying prospectus supplement together constitute the full prospectus for the certificates of your series.

This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

The trust --

         - may periodically issue asset backed certificates in one or more series with one or more classes; and

         -        will own --

- receivables generated from time to time in a portfolio of revolving credit arrangements with dealers, manufacturers or distributors to finance inventory or other assets;

-        payments due on those receivables; and

- other property described in this prospectus and in the accompanying prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                     [Date]

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

         We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series, and (b) the accompanying prospectus supplement, which describes specific terms of your series of certificates.

         IF THE TERMS OF YOUR SERIES OF CERTIFICATES VARY BETWEEN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

         You should rely only on the information provided in this prospectus and the accompanying prospectus supplement including the information incorporated by reference. We have not authorized anyone to provide you with other or different information. We are not offering the certificates in any jurisdiction where the offer is not permitted. We do not assert the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

         We include cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

         Some terms used in this prospectus are defined under the caption "Glossary" beginning on page - in this prospectus.

                                TABLE OF CONTENTS

                                                                                              Page
SUMMARY.....................................................................................    1

         Seller.............................................................................    1

         Limited Partnership................................................................    1

         Originator of the..................................................................    1

         Servicer...........................................................................    1

         Trustee............................................................................    1

         The Trust..........................................................................    1

         The Certificates...................................................................    2

         The Trust Assets...................................................................    2

         Tax Status.........................................................................    2

         ERISA Considerations...............................................................    2

RISK FACTORS................................................................................    2

         Bankruptcy of CDF, the Limited Partnership or the Seller Could Result in
              Delays and Reductions in Payments on the Certificates.........................    3

         Prior Interests in Receivables Could Result in Delays and Reductions in
              Payments on the Certificates..................................................    6

         Commingling by the Servicer May Result in Delays and Reductions in Payments
              on the Certificates...........................................................    6

         Insolvency Laws May Adversely Affect the Collection of Receivables.................    7

         Lack of Security Interest Could Result in Delays and Reductions in Payments
              on the Certificates...........................................................    7

         Reduced Collections or Originations of Receivables Could Result in Early
              Repayment, Delayed Payment or Reduced Payment of the Certificates.............    7

         Potential Delays and Reductions in Payments on Certificates Due to
              Addition of Accounts..........................................................    9

         Potential Delays and Reductions in Payments on Certificates Due to Removal
              of Accounts...................................................................    9

         Potential Delays and Reductions in Payments on Certificates Due to Dependence
              of the Trust on CDF...........................................................   10

         Potential Delays and Reductions in Payments on Certificates Due to Decrease
              in Sales of Products..........................................................   10

         Potential Delays and Reductions in Payments on the Certificates Due to Dealer
              Default, Dealer Fraud or Manufacturer Default.................................   11

         You May Not Be Able to Influence Actions of the Trust..............................   11

         The Existence or Issuance of Additional Series May Result in Delays and
              Reductions in Payments on Certificates........................................   12

         Possible Delays and Reductions in Payments on Certificates Due to Priority
              Differences Among the Classes.................................................   12

         Potential Delays and Reductions in Payments on Certificates Due to the Ability
              of the Servicer to Change Payment Terms.......................................   12

         Possible Delays and Reductions in Payments on Certificates Due to Adjustments
              in the Amount of the Receivables..............................................   12

         You Will Not Receive Physical Certificates Representing the Certificates of
              Your Series...................................................................   13

CDF FLOORPLAN RECEIVABLES, L.P. AND CDF FLOORPLAN RECEIVABLES, INC..........................   14

         CDF Floorplan Receivables, L.P.....................................................   14

         CDF Floorplan Receivables, Inc.....................................................   14

CDF FINANCING, L.L.C........................................................................   14

THE TRUST...................................................................................   14

USE OF PROCEEDS.............................................................................   14

THE DEALER FINANCING BUSINESS OF CDF........................................................   15

         General............................................................................   15

         Credit Underwriting Process........................................................   16

         Creation of Floorplan Receivables..................................................   17

         Payment Terms......................................................................   18

         Floorplan Agreements with Manufacturers............................................   18

         Billing Procedures.................................................................   19

         Dealer Monitoring..................................................................   19

         Realization on Receivables.........................................................   20

         Charge-Off Policy..................................................................   20

         Asset Based Receivables............................................................   21

         Private Label Programs.............................................................   21

         Participation Arrangements.........................................................   21

DESCRIPTION OF THE CERTIFICATES.............................................................   23

         General............................................................................   23

         Principal and Interest on the Certificates.........................................   23

         Book-Entry Registration............................................................   24

         Definitive Certificates............................................................   27

         Supplemental Certificates..........................................................   28

         New Issuances......................................................................   28

         Uncertificated Series..............................................................   29

         Representations and Warranties.....................................................   29

         The Overconcentration Amount.......................................................   33

         Addition of Accounts...............................................................   33

         Removal of Accounts; Transfers of Participations...................................   34

         Collection Account.................................................................   34

         Allocations Among Series...........................................................   35

         Discount Factor....................................................................   35

         Allocation of Collections; Deposits in Collection Account..........................   35

         Termination........................................................................   36

         Indemnification....................................................................   37

         Collection and Other Servicing Procedures..........................................   37

         Servicer Covenants.................................................................   37

         Servicing Compensation.............................................................   38

         Certain Matters Regarding the Servicer.............................................   38

         Servicer Default...................................................................   39

         Evidence as to Compliance..........................................................   39

         Amendments.........................................................................   39

         Limitation on Suits and Bankruptcy Filing..........................................   41

         The Trustee........................................................................   41

DESCRIPTION OF THE RECEIVABLES CONTRIBUTION AND SALE AGREEMENT BETWEEN CDF AND THE
         LIMITED PARTNERSHIP................................................................   42

         Sale or Transfer of Receivables....................................................   42

         Representations and Warranties.....................................................   42

         Cessation of Sales of Receivables; Termination.....................................   45

DESCRIPTION OF THE RECEIVABLES CONTRIBUTION AND SALE AGREEMENT BETWEEN THE LIMITED
         PARTNERSHIP AND THE SELLER.........................................................   45

CERTAIN LEGAL ASPECTS OF THE RECEIVABLES....................................................   45

         Transfer of Receivables............................................................   45

         Certain Matters Relating to Bankruptcy.............................................   45

LEGAL MATTERS...............................................................................   46

REPORTS TO CERTIFICATEHOLDERS...............................................................   46

WHERE YOU CAN FIND MORE INFORMATION.........................................................   46

GLOSSARY....................................................................................   47

EXHIBIT A:

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES......................  A-1

                                     SUMMARY

         This summary highlights selected information from this document. This summary does not contain all of the information that you need to consider in making your investment decision and is qualified by the more complete descriptions contained in this prospectus and the accompanying prospectus supplement. To understand all of the terms of an offering of the certificates, you should read carefully this entire prospectus and the accompanying prospectus supplement, including the information under "Risk Factors" in this prospectus and the accompanying prospectus supplement.

Seller................................  CDF Financing, L.L.C., a Delaware
                                        limited liability company.

Limited Partnership...................  Deutsche Floorplan Receivables, L.P., a
                                        Delaware limited partnership, which is
                                        changing its name to CDF Floorplan
                                        Receivables, L.P.

Originator of the Receivables.........  GE Commercial Distribution Finance
                                        Corporation ("CDF"), which

                                        -    is a party to revolving credit
                                             arrangements that give rise to
                                             receivables; and

                                        -    transfers receivables to the
                                             Limited Partnership pursuant to a
                                             receivables contribution and sale
                                             agreement (and those receivables,
                                             in turn, are transferred by the
                                             Limited Partnership to the seller).

                                        Affiliates of CDF may originate
                                        receivables that are transferred to the
                                        Limited Partnership, transferred by the
                                        Limited Partnership to the seller, and
                                        transferred by the seller to the trust.
                                        All references in this prospectus or the prospectus supplement to CDF in its capacity as the originator of receivables should be understood to include any affiliate of CDF that originates receivables that are transferred to the seller.

Servicer..............................  CDF.

Trustee...............................  Wilmington Trust Company, as the trustee under the Pooling and Servicing
                                        Agreement, as the replacement for The
                                        Chase Manhattan Bank

The Trust.............................  Distribution Financial Services
                                        Floorplan Master Trust. The trust was
                                        formed pursuant to a pooling and
                                        servicing agreement among the seller,
                                        the servicer and the trustee of the
                                        trust. The trust is a master trust and
                                        will engage in the following activities:

                                        -    acquiring and holding receivables;

                                        -    issuing the certificates; and

                                        -    activities which are incidental to
                                             or relating to the foregoing.

The Certificates......................  Each prospectus supplement will describe the certificates that are being offered
                                        to investors pursuant to that prospectus supplement. The offered certificates will include one or more classes of certificates issued pursuant to a supplement to the pooling and servicing agreement. This prospectus and the accompanying prospectus supplement sometimes refer to the certificates issued pursuant to a supplement as a series. This prospectus and the accompanying prospectus supplement may offer fewer than all classes of a series. The seller may retain one or more classes of a series and may sell one or more classes of a series in private placements.

The Trust Assets......................  The assets of the trust include receivables generated from time to time
                                        under revolving credit arrangements that we call accounts. The accounts are not transferred by CDF to the Limited Partnership or by the Limited
                                        Partnership to the seller or by the
                                        seller to the trust. The accounts are
                                        identified in a computer file or
                                        microfiche or written list delivered
                                        from time to time to the trustee of the
                                        trust in accordance with the pooling and servicing agreement.

                                        The assets of the trust also include all of the seller's right, title and interest in:

                                        -    security interests purporting to
                                             secure payment of the receivables,
                                             and all agreements or arrangements
                                             supporting or securing payment of
                                             the receivables;

                                        -    documents, books and records
                                             relating to the receivables; and

                                        -    monies due or to become due on the
                                             foregoing.

                                        The seller may add or remove accounts
                                        from time to time.

Tax Status............................  The related prospectus supplement contains information concerning the
                                        application of the federal income tax
                                        laws, including whether the certificates offered by that prospectus supplement will be characterized as indebtedness for federal income tax purposes.

ERISA Considerations..................  The related prospectus supplement contains information concerning whether
                                        the certificates offered by that
                                        prospectus supplement are eligible for
                                        purchase by employee benefit plans.

Risk Factors..........................  You should consider the matters set forth under "Risk Factors" beginning on
                                        page - of this prospectus.

                                  RISK FACTORS

         In addition to the other information contained in this prospectus and the prospectus supplement, you should consider the following risk factors, and the "Risk Factors" set forth in the prospectus supplement, in deciding whether to purchase certificates. The disclosure below and in the "Risk Factors" set forth in the prospectus supplement summarize material risks of investing in the certificates. The summary does not purport to be complete; to fully understand and evaluate it, you should also read the rest of this prospectus and the related prospectus supplement.

Bankruptcy of CDF, the Limited          CDF has warranted to the Limited
Partnership or the Seller Could Result  Partnership in the receivables
in Delays and Reductions in Payments    contribution and sale agreement
on the Certificates                     between CDF and the Limited
                                        Partnership that the receivables
                                        contribution and sale agreement or the
                                        related assignment constitutes a valid
                                        sale, transfer and assignment to the
                                        Limited Partnership of all right, title
                                        and interest of CDF in the receivables.
                                        However, if CDF were to become a debtor
                                        in a bankruptcy case, a bankruptcy
                                        trustee or creditor of CDF, or CDF as
                                        debtor in possession, may take the
                                        position that the transfer of the
                                        receivables to the Limited Partnership
                                        should be characterized as a pledge of
                                        the receivables. If so, the trustee for
                                        the trust would be required to go
                                        through bankruptcy court proceedings to
                                        establish its rights to collections on
                                        the receivables in the trust, and, if
                                        the transfer were held to be a pledge,
                                        to establish the amount of claims
                                        secured by the pledge. These proceedings could result in delays and reductions in payments on your certificates.

                                        The Limited Partnership has warranted to the seller in the receivables contribution and sale agreement between the Limited Partnership and the seller that the receivables contribution and sale agreement or the related assignment constitutes a valid sale, transfer and assignment to the seller of all right, title and interest of the Limited Partnership in the receivables. However, if the Limited Partnership were to become a debtor in a bankruptcy case, a bankruptcy trustee or creditor of the Limited Partnership, or the Limited Partnership as debtor in possession, may take the position that the transfer of the receivables to the seller should be characterized as a pledge of the receivables. If so, the trustee for the trust would be required to go through bankruptcy court proceedings to establish its rights to collections on the receivables in the trust, and, if the transfer were held to be a pledge, to establish the amount of claims secured by the pledge. These proceedings could result in delays and reductions in payments on your certificates.

                                        Likewise, if the seller were to become a debtor in a bankruptcy case and a bankruptcy trustee or creditor of the seller, or the seller as debtor in possession, were to take the position that the transfer of the receivables from the seller to the trust should be characterized as a pledge of those receivables, then delays and reductions in payments on your certificates could result.

                                        Payments made by CDF pursuant to the
                                        applicable
                                        receivables contribution and sale
                                        agreement, the pooling and servicing
                                        agreement or the supplement for your
                                        series, or by the Limited Partnership
                                        pursuant to the applicable receivables
                                        contribution and sale agreement, or by
                                        the seller pursuant to the pooling and
                                        servicing agreement or the supplement
                                        for your series, may be recoverable by
                                        CDF, the Limited Partnership or the
                                        seller, as applicable, as debtor in
                                        possession, or by a creditor or a
                                        bankruptcy trustee of CDF, the Limited
                                        Partnership or the seller, as a
                                        preferential transfer from CDF, the
                                        Limited Partnership or the seller, as
                                        applicable, if those payments are made
                                        within one year prior to the filing of a bankruptcy case relating to CDF, the Limited Partnership or the seller.

                                        If the seller, the servicer or CDF were
                                        to become the subject of bankruptcy
                                        proceedings, an early amortization event would occur for all outstanding series.

                                        -    The bankruptcy of the seller will
                                             result in the trustee of the trust
                                             selling the receivables unless
                                             holders of more than 50% of the
                                             aggregate unpaid principal amount
                                             of each class of outstanding
                                             certificates, and each holder of a
                                             certificate issued in exchange for
                                             part of the seller's interest in
                                             the trust, instruct the trustee of
                                             the trust not to sell the
                                             receivables.

                                        -    You will suffer a loss if the sale
                                             of the receivables produced
                                             insufficient net proceeds to pay
                                             you in full.

                                        A bankruptcy court may have the power:

                                        -    regardless of the terms of the
                                             relevant agreements or the
                                             instructions of certificateholders,
                                             (a) to prevent the beginning of an
                                             early amortization period, (b) to
                                             prevent the early sale of the
                                             receivables and termination of the
                                             trust, (c) to require new
                                             receivables to continue being
                                             transferred to the trust (d) to
                                             prevent the transfer of receivables
                                             to the trust, (e) to prevent the
                                             addition or removal of accounts, or
                                             (f) to prevent the seller, the
                                             Limited Partnership, CDF or the
                                             servicer from making any payments
                                             contemplated by this prospectus or
                                             the accompanying prospectus
                                             supplement.

                                        There is a time delay between the
                                        servicer's receipt of collections and
                                        its deposit of those collections in a
                                        deposit account of the trust. If the
                                        servicer becomes a debtor in a
                                        bankruptcy case, the trustee's claim to
                                        collections in the servicer's possession at the time of the bankruptcy filing would not be perfected. In this event, delays and reductions on your certificates may occur.

                                        If the servicer becomes a debtor in a
                                        bankruptcy case, the bankruptcy court
                                        would have the power to prevent the
                                        appointment of a new servicer. If the
                                        servicer becomes a debtor in a
                                        bankruptcy case, the ability of the
                                        servicer to
                                        service the receivables could be
                                        impaired by its bankruptcy and its
                                        actions would be supervised by a court,
                                        which could cause delays and reductions
                                        in payments on your certificates.

                                        In addition, in a case decided by the
                                        United States Court of Appeals for the
                                        Tenth Circuit in 1993, the court said,
                                        in effect, that receivables transferred
                                        by a seller to a buyer would remain
                                        property of the debtor's bankruptcy
                                        estate. If, following a bankruptcy of
                                        CDF or the Limited Partnership or the
                                        seller, a court were to follow the
                                        reasoning of the court in that case,
                                        delays and reductions in payments on
                                        your certificates could result.

                                        The seller has agreed to take steps in
                                        order to reduce the likelihood that the
                                        assets and liabilities of the seller
                                        would be consolidated in a bankruptcy
                                        proceeding with those of CDF or the
                                        Limited Partnership. However, we cannot
                                        assure you that a court would refrain
                                        from consolidating the assets and
                                        liabilities of the seller with those of
                                        CDF or the Limited Partnership or
                                        another person in a bankruptcy or
                                        similar proceeding. If the assets and
                                        liabilities of the seller were
                                        consolidated into the bankruptcy or
                                        insolvency estate of CDF or the Limited
                                        Partnership or any other person, delays
                                        and reductions in payments on your
                                        certificates could result.

                                        The receivables contribution and sale
                                        agreement between CDF and the Limited
                                        Partnership provides that upon the
                                        occurrence of one or more specified
                                        early amortization events, CDF will stop selling receivables to the Limited Partnership, except as otherwise provided in the receivables contribution and sale agreement. The receivables contribution and sale agreement between the Limited Partnership and the seller provides that upon the occurrence of one or more specified early amortization events, the Limited Partnership will stop selling receivables to the seller, except as otherwise provided in the receivables contribution and sale agreement. The pooling and servicing agreement provides that upon the occurrence of one or more specified early amortization events, the seller will stop transferring receivables to the trust. If CDF stops selling receivables to the Limited Partnership, or the Limited Partnership stops selling receivables to the seller, or the seller stops transferring receivables to the trust, and the servicer allocates collections to receivables that are not part of the trust, delays and reductions in payments on your certificates would occur.

                                        In addition, if an insolvency event were to occur involving CDF, any delayed funding receivables that had not yet been funded may not become funded and may be executory contracts that can be disaffirmed by the trustee-in-bankruptcy of CDF, in which case the related dealers would no longer be obligated to pay those delayed funding receivables, which the trust has already treated as part of the trust assets and in respect of which funds have been paid to the seller, and the trust would suffer a loss on those receivables. A delayed funding receivable is a receivable for which the related floorplan agreement permits CDF to delay payment of the purchase price of the related product to the manufacturer for a specified period after the invoice date for the product.

                                        Under federal or state fraudulent
                                        transfer laws, a court could, among
                                        other things, subordinate the rights of
                                        the seller, the Limited Partnership and
                                        the trustee in the receivables to the
                                        rights of creditors of CDF if a court
                                        were to find, among other things, that
                                        CDF received less than reasonably
                                        equivalent value or fair consideration
                                        for those receivables. In addition,
                                        under federal or state fraudulent
                                        transfer laws, a court could, among
                                        other things, subordinate the rights of
                                        the seller and the trustee in the
                                        receivables to the rights of creditors
                                        of the Limited Partnership if a court
                                        were to find, among other things, that
                                        the Limited Partnership received less
                                        than reasonably equivalent value or fair consideration for those receivables.

Prior Interests in Receivables Could    The receivables contribution and sale
Result in Delays and Reductions in      agreement between CDF and the Limited
Payments on the Certificates            Partnership provides for the
                                        transfer of receivables by CDF to the
                                        Limited Partnership. The receivables
                                        contribution and sale agreement between
                                        the Limited Partnership and the seller
                                        provides for the transfer of receivables by the Limited Partnership to the seller. The pooling and servicing agreement provides for the transfer of receivables by the seller to the trust.
                                        However, a court could conclude that the government or other persons or entities have a lien or other interest in the receivables with priority over the interest of the seller and the trust in the receivables. Claims of the government or other persons or entities in the receivables could result in delays and reductions in payments on your certificates.

                                        For example, if a court concludes that
                                        the transfer by CDF to the Limited
                                        Partnership, or the transfer by the
                                        Limited Partnership to the seller, or
                                        the transfer by the seller to the trust, is only a grant of a security interest in the receivables, some liens on the property of CDF, the Limited Partnership or the seller arising before new receivables come into existence may take priority over, and may be entitled to be paid before, the interest of the seller or the trust in those receivables. Those liens include a tax or government lien or other liens permitted under the law without the consent of CDF, the Limited Partnership or the seller.

                                        Various circumstances could result in
                                        the Limited Partnership or the seller or the trust failing to have a perfected interest in the receivables. See "Certain Legal Aspects of the Receivables -- Transfer of Receivables."

Commingling by the Servicer May Result  The pooling and servicing agreement
in Delays Reductions in Payments on     allows the servicer to retain
the Certificates                        collections on the receivables. So long
                                        as rating agencies that have rated
                                        outstanding series have approved of the
                                        retention of collections by the
                                        servicer, the servicer does not have to
                                        deposit collections into the collection
                                        account until the related distribution
                                        date. The servicer is currently
                                        retaining collections on the receivables and will not deposit collections into the collection account for any calendar month until the related distribution date.

                                        Until the servicer deposits payments on
                                        the receivables into the collection
                                        account, the servicer may use those
                                        funds for its own benefit and will not
                                        segregate those funds from its own
                                        assets, and the proceeds of any
                                        investment of those funds will accrue to the servicer. The servicer will pay no fee to the trust or any certificateholder for any use by the servicer of collections on the receivables. If the servicer became insolvent, the servicer's failure to deposit collections in the collection account may result in delays and reductions in payments on your certificates.

Insolvency Laws May Adversely Affect    If a dealer becomes bankrupt or
the Collection of Receivables           insolvent, federal and state bankruptcy
                                        and debtor relief laws may result in
                                        delays and reductions in payments due on those receivables and, in turn, could result in delays and reductions in payments on your certificates.

Lack of Security Interest Could         The seller has represented and warranted
Result in Delays and Reductions in      in the pooling and servicing agreement
Payments on the Certificates            that each receivable is at the time of
                                        creation generally secured by a first
                                        priority perfected security interest in
                                        the related product or account
                                        receivable securing that receivable.

                                        -    However, receivables arising in an
                                             account for which the payment terms
                                             are on a scheduled payment plan
                                             basis and whose maximum credit
                                             limit is at or below $250,000 need
                                             not be secured by a first priority
                                             security interest if the account
                                             was in the trust at or before March
                                             1994.

                                        -    Notwithstanding the foregoing, a
                                             receivable need not be secured by a
                                             first priority security interest if
                                             the rating agencies rating the
                                             outstanding series have confirmed
                                             that the absence of a first
                                             priority security interest will not
                                             result in a reduction or withdrawal
                                             of the ratings of the outstanding
                                             series or classes of series rated
                                             by those rating agencies. The
                                             failure of receivables to be
                                             secured by a first priority
                                             security interest as described
                                             above will not constitute a breach
                                             of the seller's representation and
                                             warranty as to perfection matters.

                                        -    Even if a receivable is secured by
                                             a product held by a dealer, CDF's
                                             security interest in the product
                                             will terminate at the time that the
                                             product is sold.

                                             If the dealer is not required to
                                             remit, or fails to remit, to CDF
                                             amounts owed on products that have
                                             been sold, the related receivables
                                             will no longer be secured by the
                                             products. As a result, delays or
                                             reductions in the amounts of
                                             collections on the related
                                             receivables could occur and, in
                                             turn, delays and reductions in
                                             payments on your certificates
                                             could occur.

Reduced Collections or Originations     You may suffer delays and reductions in
of Receivables Could Result in          payments on your certificates because of
Early Repayment, Delayed Payment or     the performance of the dealers or
Reduced Payment of the Certificates     the receivables.

                                        -    The receivables arising from the
                                             purchase of inventory are generally
                                             payable by dealers either after
                                             retail sale of the related product
                                             or, in some cases, in accordance
                                             with a predetermined schedule
                                             whether or not the product has been
                                             sold. The timing of sales of
                                             products is uncertain and varies
                                             depending on the product type.

                                        -    We refer to receivables payable in
                                             accordance with a predetermined
                                             schedule, regardless of whether the
                                             product has been sold, as scheduled
                                             payment plan receivables. If
                                             products securing scheduled payment
                                             plan receivables sell more quickly
                                             than anticipated, then the
                                             receivables may, from time to time,
                                             not be secured by products.
                                             Conversely, when products sell more
                                             slowly than anticipated, scheduled
                                             payment plan receivables may have
                                             the benefit of excess inventory
                                             collateral. We cannot assure you
                                             that the collateral for any
                                             receivable would be of sufficient
                                             value, if repossessed or sold, to
                                             repay that receivable.

                                        -    The relative portions of the
                                             trust's pool of receivables made up
                                             of receivables secured by products
                                             and receivables secured by other
                                             assets may vary over time and
                                             cannot be predicted. The mix of
                                             products securing receivables may
                                             also be expected to vary over time
                                             and cannot be predicted. As a
                                             result, it is possible that the
                                             credit quality of the receivables
                                             in the trust, as a whole, may
                                             decline as a result of the addition
                                             of additional receivables.

                                        -    We cannot assure you that there
                                             will be additional receivables
                                             created under the accounts or that
                                             any particular pattern or amount of
                                             dealer repayments will occur.
                                             Payments of principal on the
                                             certificates depends on dealer
                                             repayments. By way of example,
                                             collections during the accumulation
                                             period described in the related
                                             prospectus supplement may not be
                                             sufficient to fully amortize your
                                             certificates on the date referred
                                             to in the prospectus supplement.

                                        -    Reductions in the amount or
                                             frequency of payments by dealers
                                             could result in delays and
                                             reductions in payments to you.

                                        In addition, a significant decline in
                                        the amount of receivables generated
                                        could cause an early amortization event
                                        and could result in payment of your
                                        certificates sooner than expected.

                                        A discount factor will be applied to the receivables in order to increase the amount of what we call non-principal collections.

                                        Reductions in the payment rate by
                                        dealers will result in a reduction in
                                        the amount of non-principal collections, which in turn will reduce the amounts available to pay interest on the certificates, to pay the servicing fee and to cover defaults and delinquencies on the receivables.

Potential Delays and Reductions in      You may suffer delays and reductions in
Payments on Certificates Due to         payments on your certificates because of
Addition of Accounts                    the addition of accounts from the trust.

                                        -    The seller may, and in some cases
                                             will be obligated by the terms of
                                             the pooling and servicing agreement
                                             to, designate additional accounts,
                                             the receivables in which will be
                                             conveyed to the trust.

                                        -    Additional accounts may include
                                             accounts originated under criteria
                                             different from those which were
                                             applied to previously designated
                                             accounts. Additional accounts may
                                             also provide financing for products
                                             of types different from those
                                             included in the trust at or prior
                                             to the time that your series is
                                             issued.

                                        -    Additional accounts designated in
                                             the future may not be of the same
                                             credit quality, and may not relate
                                             to the same types of products, as
                                             previously designated accounts. If
                                             additional accounts are not of the
                                             same credit quality as previously
                                             designated accounts or if new
                                             product types that secure the
                                             receivables in new accounts do not
                                             provide security that is as
                                             favorable as that provided by
                                             existing product types, then delays
                                             and reductions in payments on your
                                             certificates could result.

Potential Delays and Reductions in      You may suffer delays and reductions
Payments on Certificates Due to         in payments on your certificates because
Removal of Accounts                     of the removal of accounts from the
                                        trust.

                                        -    The seller may, and in some cases
                                             will be obligated by the terms of
                                             the pooling and servicing agreement
                                             to, remove accounts from the trust.
                                             The pooling and servicing agreement
                                             contemplates that receivables in
                                             those accounts will remain in the
                                             trust unless the applicable account
                                             was an ineligible account at the
                                             time it was originally designated
                                             as an account.

                                        -    Following the removal of an
                                             account, some
                                             receivables relating to the account
                                             will be outside of the trust and
                                             other receivables relating to the
                                             account may remain in the trust.

                                        -    If the servicer applies collections
                                             relating to an account to
                                             receivables that are outside of the
                                             trust rather than to receivables
                                             that remain in the trust, then
                                             delays and reductions in payments
                                             on your certificates could occur.

                                        -    The pooling and servicing agreement
                                             provides for some conditions
                                             precedent to be satisfied prior to
                                             the seller's removal of eligible
                                             accounts from the trust. However,
                                             the removal of eligible accounts
                                             may result in delays and reductions
                                             in payments on your certificates.

Potential Delays and Reductions in      You may suffer delays and reductions
Payments on Certificates Due to         in payments on your certificates if
Dependence of the Trust on CDF          CDF does not generate a sufficient level
                                        of receivables or if CDF does not
                                        perform its obligations as servicer or
                                        otherwise under the pooling and
                                        servicing agreement, the supplements or
                                        the receivables contribution and sale
                                        agreement.

                                        -    The trust depends entirely on CDF
                                             to generate new receivables. CDF
                                             competes with various other
                                             financing sources, including
                                             independent finance companies,
                                             manufacturer-affiliated finance
                                             companies and banks, which are in
                                             the business of providing financing
                                             arrangements to dealers.
                                             Competition from other financing
                                             sources may result in a reduction
                                             in the amount of receivables
                                             generated by CDF. We cannot assure
                                             you that CDF will continue to
                                             generate receivables at the same
                                             rate as in prior years. A reduction
                                             in the amount of receivables
                                             generated by CDF may result in
                                             delays and reductions in payments
                                             on your certificates.

                                        -    In addition, if CDF were to cease
                                             acting as servicer or to fail to
                                             perform its obligations as
                                             servicer, delays in processing
                                             payments on the receivables and in
                                             processing information relating to
                                             the trust and its assets could
                                             occur and could result in delays
                                             and reductions in payments to you.

                                        -    Pursuant to the pooling and
                                             servicing agreement, the seller
                                             agrees to repurchase receivables or
                                             the certificateholders' interest in
                                             the trust upon certain breaches of
                                             specified representations and
                                             warranties. However, the seller may
                                             be unable to fulfill those
                                             obligations unless it receives a
                                             corresponding payment from the
                                             Limited Partnership pursuant to the
                                             receivables contribution and sale
                                             agreement between the Limited
                                             Partnership and the seller.

Potential Delays and Reductions in      You may suffer delays or reductions in
payments on Certificates Due to         payments on your certificates due to
Decrease in Sales of                    decreased sales of the products relating

Products                                to the receivables.

                                        -    The ability of CDF to generate new
                                             receivables, and a dealer's ability
                                             to make payments on the
                                             receivables, will depend on the
                                             sales of the products relating to
                                             those receivables. A variety of
                                             social and economic factors will
                                             affect the level of sales of
                                             products relating to the
                                             receivables, including national and
                                             regional unemployment levels and
                                             levels of economic activity in
                                             general, interest rates and
                                             consumer perceptions of economic
                                             conditions.

                                        -    A reduction in sales of products of
                                             the type that secure receivables
                                             would reduce payments to the trust,
                                             which, in turn, could result in
                                             delays and reductions in payments
                                             to you.

Potential Delays and Reductions in      If a dealer fails to perform its
Payments on Certificates Due to         obligations relating to the receivables,
Dealer Default, Dealer Fraud or         or if a dealer commits fraud, delays and
Manufacturer Default                    reductions in payments on your
                                        certificates could occur. A dealer may
                                        misrepresent various matters to CDF,
                                        including, without limitation, the
                                        dealer's financial condition or the
                                        existence or value of accounts
                                        receivable or other collateral for
                                        receivables owed by the dealer. This
                                        type of misrepresentation may be
                                        intentional, or fraudulent. Fraud by a
                                        dealer may result in delays and
                                        reductions in payments on the applicable receivables, which could result in delays and reductions in payments on your certificates.

                                        Payment of receivables may depend on the performance of repurchase obligations by manufacturers as described under "The Dealer Financing Business of
                                        CDF--Floorplan Agreements with
                                        Manufacturers." To the extent that the
                                        amount of manufacturer's repurchase
                                        obligation is less than the amount owed
                                        by the dealer to CDF, or if a
                                        manufacturer does not fulfill its
                                        repurchase obligations, then delays and
                                        reductions in payments on your
                                        certificates could occur.

                                        In administering the receivables, the
                                        servicer may exercise a right of set-off in a floorplan agreement against a manufacturer that becomes insolvent. It is possible that the exercise of a right of set-off may take the form of not funding a delayed funding receivable owned by the trust and applying the funds toward an obligation of the manufacturer in respect of a receivable owned by CDF or one of its affiliates. The dealer obligated under that delayed funding receivable may in turn take the position that CDF has failed to perform its obligation under the delayed funding receivable and, consequently, that it is discharged from its obligation to pay that delayed funding receivable.

You May Not Be Able to Influence        You may be unable to influence or
Actions of the Trust                    otherwise control the actions of the
                                        trust, and, as a result, you may be
                                        unable to stop actions that are adverse
                                        to you.

                                        -    Certificateholders of any series or
                                             any class within a series may need
                                             the approval or consent of other
                                             certificateholders, whether in the
                                             same or a different series, to take
                                             or direct various actions,
                                             including amending the pooling and
                                             servicing agreement and directing
                                             the seller to purchase the
                                             certificateholders' interest in the
                                             trust.

                                        -    In addition, following the
                                             occurrence of an insolvency event
                                             involving the seller, action by the
                                             holders of certificates evidencing
                                             more than 50% of the aggregate
                                             unpaid principal amount of each
                                             class of each series, and by any
                                             holder of a certificate
                                             representing a portion of the
                                             seller's interest in the trust,
                                             will be required in order to direct
                                             the trustee not to sell or
                                             otherwise liquidate the
                                             receivables.

                                        -    The interests of the
                                             certificateholders of any class or
                                             series may not coincide with your
                                             interests, making it more difficult
                                             for you to achieve your desired
                                             results in a situation requiring
                                             the consent or approval of other
                                             certificateholders.

                                        -    In addition, the seller, the
                                             servicer and the trustee may amend
                                             the pooling and servicing agreement
                                             or the supplement for your series
                                             without your consent in the
                                             circumstances described in this
                                             prospectus.

                                        Any of the foregoing could result in a
                                        delay or reduction in payments on your
                                        certificates.

The Existence or Issuance of            The existence or issuance of other
Additional Series May Result in         series could result in delays or
Delays and Reductions in Payments       reductions in payments on your series.
on Certificates                         The trust has issued series before
                                        issuing your series. The trust is
                                        expected to issue additional
                                        series--which may be represented by
                                        different classes within a series--from
                                        time to time without your consent. The
                                        terms of any series may be different
                                        from your series. Some series may be in
                                        accumulation or amortization periods
                                        while your series is in a revolving
                                        period; principal collections will be
                                        paid to those series while your series
                                        is not receiving principal payments. It
                                        is a condition to the issuance of each
                                        new series that each rating agency, if
                                        any, that has rated an outstanding
                                        series confirm in writing that the
                                        issuance of the new series will not
                                        result in a reduction or withdrawal of
                                        its rating. However, a ratings
                                        confirmation does not guarantee that the timing or amount of payments on your series will remain the same.

Possible Delays and Reductions          Each class of certificates of a series
in Payments on Certificates Due to      may have a different priority in the
Priority Differences Among the          ranking of payments of principal and
Classes                                 interest. Because of this priority
                                        structure, if you hold a class that is
                                        paid later than another class, you bear
                                        more risk of delay and loss than holders of prior classes and you could experience delays and reductions in payments on your certificates.

Potential Delays and Reductions in      The servicer will have the
Payments on Certificates Due to         right to change the terms of the
the Ability of the                      receivables without your
                                        consent--including payment

Servicer to Change Payment Terms        terms, finance charges and other fees
                                        it charges. Changes in relevant law,
                                        changes in the marketplace or business
                                        practice could lead the servicer to
                                        change the terms of the receivables,
                                        which could result in delays and
                                        reductions in payments on your
                                        certificates.

Possible Delays and Reductions in       If the servicer adjusts the amount of a
Payments on Certificates Due to         receivable because of a rebate, refund,
Adjustments in the Amounts of the       credit adjustment or billing error, or
Receivables                             because the receivable relates to a
                                        product which was refused or returned by a dealer, the pooling and servicing agreement does not require a payment to be made to the trust for that adjustment unless, as described in the definition of "Adjustment Payment" in the Glossary, the pool balance would be reduced to less than a specified amount, in which case the seller must make a payment equal to that deficiency. We cannot assure you that the seller would be able to make that payment. Downward adjustments by the servicer in the amounts of the receivables may result in delays and reductions in payments on your certificates.

You Will Not Receive Physical           Your ownership of the certificates will
Certificates Representing the           be registered electronically through
Certificates of Your Series             DTC, Clearstream, or Euroclear, and you
                                        will not receive a physical certificate
                                        except in certain limited circumstances.
                                        The lack of physical certificates could:

                                        -    cause you to experience delays in
                                             receiving payments on the
                                             certificates because the trustee of
                                             the trust will be sending payments
                                             on the certificates owned by you
                                             through DTC instead of directly to
                                             you;

                                        -    limit or prevent you from using
                                             your certificates as collateral;
                                             and

                                        -    hinder your ability to resell your
                                             certificates or reduce the price
                                             that you receive for them.

For definitions of some of the terms used in this prospectus, see the "Glossary" of this prospectus.

                         CDF FLOORPLAN RECEIVABLES, L.P.
                       AND CDF FLOORPLAN RECEIVABLES, INC.

CDF FLOORPLAN RECEIVABLES, L.P.

         Deutsche Floorplan Receivables, L.P., which is changing its name to CDF Floorplan Receivables, L.P. (the "Limited Partnership"), is a limited partnership formed under the laws of the State of Delaware, of which Deutshe Floorplan Receivables, Inc., which is changing its name to CDF Floorplan Receivables, Inc., is the general partner and CDF is the limited partner. The limited partnership interest of CDF in the Limited Partnership constitutes ninety-nine percent (99%) of the total partnership interests in the Limited Partnership, with the remaining one percent (1%) owned by the general partner.

         If Additional Accounts are added to the trust, CDF may make contributions of capital to the Limited Partnership to fund a portion of the purchase price of the receivables arising in Additional Accounts.

CDF FLOORPLAN RECEIVABLES, INC.

         Deutsche Floorplan Receivables, Inc., which is changing its name to CDF Floorplan Receivables, Inc., is a wholly-owned subsidiary of CDF and was incorporated in the State of Nevada in 1993. CDF Floorplan Receivables, Inc. was formerly known as Deutsche Floorplan Receivables, Inc.

         The principal executive offices of Deutsche Floorplan Receivables, Inc. are located at Bank of America Plaza, 300 South Fourth Street, Suite 1100, Las Vegas, Nevada 89101. The telephone number of those offices is (702) 385-1668.

                              CDF FINANCING, L.L.C.

         CDF Financing, L.L.C. is a limited liability company formed under the laws of the State of Delaware. In this prospectus and the accompanying prospectus supplement. CDF Financing, L.L.C. is sometimes referred to as the "seller". CDF Financing, L.L.C. is owned by its two members, which are the Limited Partnership and GECS.

         The seller was organized for limited purposes, which include acquiring receivables from the Limited Partnership. The certificate of formation of the seller and the limited liability company agreement of the seller, each as in effect at the time the registration statement became effective, were attached as exhibits to the registration statement.

         The principal executive offices of the seller are located at 655 Maryville Centre Drive, St. Louis, Missouri 63141. The telephone number of those offices is (324) 523-3000.

                                    THE TRUST

         The trust was formed in accordance with the laws of the State of New York pursuant to the pooling and servicing agreement. The trust is not a statutory business trust. The trust was formerly known as Deutsche Floorplan Receivables Master Trust. The property of the trust will consist of:

         - receivables generated in any accounts designated from time to time in accordance with the terms of the pooling and servicing agreement, excluding: (a) receivables paid or charged off; (b) receivables arising after the removal date in any accounts that are removed from the trust from time to time; and (c) any undivided interest in the receivables in some accounts that have been transferred to a third party as described in this prospectus under "The Dealer Financing Business of CDF--Participation Arrangements";

         - the seller's rights and remedies under the receivables contribution and sale agreement between the seller and the Limited Partnership;

         - all monies due or to become due in respect of the receivables in the trust;

         -        funds on deposit in certain accounts of the trust; and

         - all of the seller's right, title and interest in the Collateral Security relating to receivables in the trust

         The property of the trust may include Enhancements for the benefit of a particular series. Your series will not have any interest in any Enhancements provided for the benefit of any other series.

                                 USE OF PROCEEDS

         The net proceeds from the sale of each series will be paid to the seller as consideration for the transfer of receivables to the trust. The seller may deposit some of those proceeds into one or more accounts or reserve funds for the benefit of a particular series. The seller may use some or all of the net proceeds from the sale of a series to pay in whole or in part the outstanding principal balance of any series and any other amounts payable to any series. The seller may also use the net proceeds from the sale of a series for general operating purposes, including the distribution of those proceeds to its members, which are GECS and the Limited Partnership. Each of GECS and the Limited Partnership may use the proceeds it receives to repay inter-company debt and for other general corporate purposes.

                      THE DEALER FINANCING BUSINESS OF CDF

GENERAL

         The receivables sold or to be sold to the seller have been or will generally be selected from extensions of credit made by CDF to Dealers in the Floorplan Business, the Accounts Receivable Business and the Asset Based Lending Business.

         The products financed within the Floorplan Business may include, among others:

         -        computers and related equipment;

         -        recreational vehicles;

         -        boats and boat motors;

         -        consumer electronics and appliances;

         -        keyboards and other musical instruments;

         -        industrial and agricultural equipment;

         -        manufactured housing;

         -        snowmobiles; and

         -        motorcycles.

         The types of products financed may change over time.

         The Floorplan Receivables are generally secured by the products being financed and, in limited cases, by other personal property, personal guarantees, mortgages on real estate, assignments of certificates of deposit, or letters of credit. The amounts of the advances are generally equal to 100% of the invoice price of the product, less a discount, if applicable.

         The A/R Receivables are secured by accounts receivable owed to the Dealer against which an extension of credit was made and, in limited cases, by other personal property, mortgages on real estate, assignments of certificates of deposit or letters of credit. The accounts receivable which are pledged to CDF as collateral may or may not be secured by collateral. The amount advanced by CDF generally does not exceed 80%-85% of the amount of the accounts receivable that the applicable dealer represents and warrants meet criteria specified in the agreement between CDF and that dealer.

         Occasionally, specific transactions under the Accounts Receivable Business are documented as sales of receivables to CDF.

         Both Floorplan Receivables and A/R Receivables are generally full recourse obligations of the related Dealer.

         CDF originates and services its receivables from its principal office in St. Louis, Missouri and in branch offices located in other parts of the United States. The number and location of these servicing offices may change from time to time. In the future, receivables in the trust may include receivables originated by affiliates of CDF, if the Rating Agency Condition is satisfied as to the designation of the affiliate as an approved affiliate. References in this prospectus to originations by CDF will be deemed to include originations by any affiliate of CDF if the Rating Agency Condition has been satisfied regarding the affiliate.

CREDIT UNDERWRITING PROCESS

         A Dealer requesting the establishment of a credit line with CDF is required to submit an application and financial information, including audited or unaudited financial statements and, in some cases, tax returns. CDF attempts to talk to, or receive reference letters from, several of the applicant's current creditors and may also obtain a credit agency report on the applicant's credit history. In addition to that financial information and credit information, CDF will consider the following factors:

         -        the reason for the request for the extension of credit;

         -        the need for the credit line;

         - the products to be financed and the financial status of the manufacturer of those products, if any, that would enter into a related Floorplan Agreement; and

         -        the experience of the Dealer's management.

         The determination of whether to extend credit and of the amount to be extended is based on a weighing of the above factors. The Dealer credit underwriting process of CDF also involves the use of a system that CDF refers to as the "expert credit system". The expert credit system employs artificial intelligence technology to simulate the analytical approach of senior underwriting personnel. By utilizing a standardized review process to analyze credit information, CDF believes that the expert credit system adds greater consistency to underwriting decisions across geographic areas and product lines. While all Dealer applications are processed through the expert credit system, CDF does not use the expert credit system as a credit scoring system that results in a numerical score that approves or disapproves the extension of credit or that indicates what amount of credit may be extended.

         The size and risk weighting of a credit line to a Dealer determines who in CDF or above CDF must approve the credit line.

         - Extensions of credit lines of more than [$50,000,000] if secured and [$25,000,000] if unsecured require approval by GE Capital.

         - Extensions of credit lines between $[20,000,000] and [$50,000,000] if secured and between [$5,000,000] and
                  [$25,000,000] if unsecured require approval by both the Chief Executive Officer and Chief Credit Officer of CDF.

         - Extensions of credit up to [$20,000,000] if secured and [$5,000,000] if unsecured may be approved by the Vice President of Credit of CDF.

         - A CDF division president may approve extensions of credit in amounts which vary by program but do not exceed [$2,500,000].

         -        Less senior officers have lower levels of approval authority.

         CDF reviews individual Dealer credit limits:

         -        prior to any increase in the credit limit for that Dealer;

         -        generally every 12 to 18 months; and

         - after becoming aware that the Dealer is experiencing financial difficulties or is in default of its obligations under its agreement with CDF.

CREATION OF FLOORPLAN RECEIVABLES

         The Floorplan Business is typically documented by an agreement between CDF and the Dealer which provides for both the extension of credit and a grant of security interest.

         - The agreement generally is for an unspecified period of time and creates a discretionary line of credit, which CDF may terminate at any time in its sole discretion. However, termination of a line of credit may be limited by prevailing standards of commercial reasonableness and good faith, which may require commercially reasonable notice and other accommodations by CDF.

         - After the effective date of termination, CDF is under no obligation to continue to provide additional financing, but, absent default by the Dealer, the then current outstanding balance will be repayable in accordance with the Pay-as-Sold or Scheduled Payment Plan terms of that Dealer's program with CDF, as described below.

         - Receivables may be accelerated upon default by the Dealer following any notice or cure period negotiated with the Dealer.

         In the Floorplan Business, advances made for the purchase of inventory are most commonly arranged in the following manner. The Dealer will contact the Manufacturer and place a purchase order for a shipment of inventory. If the Manufacturer has been advised that CDF is the Dealer's inventory financing source, the Manufacturer will contact CDF to obtain an approval number for the purchase order. At the time of that request, CDF will determine whether:

         - the Manufacturer is in compliance with its Floorplan Agreement, if applicable;

         - the Dealer is in compliance with its program with CDF, if applicable; and

         -        the purchase order is within the Dealer's credit limit.

         If so, CDF will issue an approval number to the Manufacturer.

         The Manufacturer will then ship the inventory to the Dealer and directly submit its invoice for the purchase order to CDF for payment. Interest or finance charges normally begin to accrue on the Dealer's account as of the invoice date. The proceeds of the loan being made by CDF to the Dealer are paid directly to the Manufacturer in satisfaction of the invoice price.

         CDF will negotiate with each Manufacturer whether to pay the loan proceeds reflecting the invoice immediately or following a mutually agreed delay. Typically, funding delays will range from a few days to up to 30 days, and in some cases ranges up to 90 days, after the date of the invoice. These Delayed Funding Receivables will be transferred to the trust on the date of the invoice, and will be treated as part of the Pool Balance and the trust will release funds to the seller relating to Delayed Funding Receivables even though the Delayed Funding Receivables are not funded by CDF until a later time -- that is, when CDF pays the advance to the Manufacturer in payment of the invoice price.

         CDF and the Manufacturer may also agree that CDF may discount the invoice price of the inventory ordered by the Dealer. Under this arrangement, the Manufacturer will deem itself paid in full when it receives the discounted amount. Typically, in exchange for the float and income permitted by the payment delay and/or the discount, CDF will agree to provide the Manufacturer's Dealers with reduced interest, or perhaps no interest, for some period of time. Thus, the Dealer's financing program may provide for so-called "interest free" or "free flooring" periods during which no interest or finance charges will accrue on the receivables owed by that Dealer.

PAYMENT TERMS

         CDF's Floorplan Business provides two basic payment terms to Dealers:

         -        Pay-as-Sold; or

         -        Scheduled Payment Plan.

         Under a "Pay-as-Sold" program, the Dealer is obligated to pay interest or finance charges monthly, but principal repayment on any particular item of inventory financed by CDF is due and payable only at the time of sale of that item by the Dealer or at a predetermined maturity date. On occasion, CDF may require particular Dealers to begin repaying principal in installments if the unit has not been sold within a specified period of time. These payments are referred to as "curtailments." Even if a curtailment schedule has not yet elapsed, the outstanding balance owing on that unit will be payable in full if the unit is sold. Pay-as-Sold programs are principally offered in the motorcycle, manufactured housing, recreational vehicle, boat and motor, agricultural equipment, and other product lines in which the individual inventory price is relatively high and the product inventory turn is relatively slow.

         "Scheduled Payment Plans", in contrast, require that principal be repaid in accordance with a particular schedule. Depending upon the product line and the particular inventory turns of the individual Dealer, the majority of these payment terms are generally no longer than 90 days. Under a Scheduled Payment Plan, the Dealer is obligated to make payments in accordance with an agreed on schedule, regardless of when the item of inventory is actually sold. CDF offers Scheduled Payment Plans principally in the computer, consumer electronics and other product lines where the individual inventory price is relatively low, and the product inventory turnover is relatively fast.

         In the case of A/R Receivables, the Dealer is obligated to pay interest or finance charges monthly. Principal repayment is due at the end of the term of the credit facility, or, if earlier, when and to the extent principal outstandings exceed eligible Accounts Receivable at negotiated advance rates.

         In the case of Asset Based Receivables, interest is payable monthly, while principal is payable at the end of the term of the credit facility, or, if earlier, when and to the extent principal outstandings exceed eligible collateral at negotiated advance rates.

FLOORPLAN AGREEMENTS WITH MANUFACTURERS

         In the Floorplan Business, CDF will provide financing for products for a particular Dealer, in most instances, only if CDF has also entered into a Floorplan Agreement with the Manufacturer of the product. Pursuant to a Floorplan Agreement, the Manufacturer will agree, among other matters, to purchase from CDF those products sold by the Manufacturer to a Dealer and financed by CDF if CDF acquires possession of the products pursuant to repossession, voluntary surrender, or other circumstances. This arrangement reduces the time, expense and risk normally associated with a secured lender's disposition of collateral.

         The terms of repurchase obligations of Manufacturers may vary, both by industry and by Manufacturer.

         - In some instances, the Manufacturer will be obligated to repurchase the product for a price equal to the unpaid principal balance owed by the Dealer for the product in question whenever CDF acquires possession of that product.

         -        Different terms may be negotiated by Manufacturers with CDF.
                  The terms may provide for a smaller purchase price, or a purchase price which declines over time, or time periods beyond which no obligation to purchase by the Manufacturer will apply.

         - Some Floorplan Agreements may also eliminate the repurchase obligation or reduce the purchase price payable by the Manufacturer, depending on the condition of the inventory acquired by CDF.

         In determining whether to include a Manufacturer's products in its Floorplan Business, CDF considers:

         -        the Manufacturer's financial status;

         -        its number of years in the business;

         -        the number of years the product has been sold; and

         -        whether its products are sold nationally or in a limited area.

         In general, a more favorable determination by CDF of those factors will increase the amount of Dealer outstanding payables to CDF that CDF will allow. CDF generally reviews Manufacturers annually in the case of Manufacturers whose Dealers have outstanding payables to CDF of more than $10,000,000, and less frequently in the case of other Manufacturers.

BILLING PROCEDURES

         At the beginning of each month CDF sends to each account obligor a billing statement for the interest, if any, and any other non-principal charges accrued or arising in the prior month. Payment is generally due in respect of that statement by the 15th of that month.

DEALER MONITORING

         CDF performs inventory inspections in connection with Pay-as-Sold financing programs in order to physically verify the collateral used to secure a Dealer's loan, check the condition of the inventory, account for any missing inventory and collect funds due to CDF. The inventory inspection, or "floorcheck," is one of the key tools for monitoring inventory financed by CDF on Pay-as-Sold terms.

         - Floorchecks are usually performed every 21-45 days, or every 60-75 days for industrial or agricultural equipment.

         - Floorchecks are performed by field service representatives who are specially trained to audit Dealer inventory. CDF has developed a computerized field audit communications network providing field service representatives with timely and accurate inventory reports on the day of inspection. Any discrepancies in a Dealer's inventory or payment schedule, or other problems discovered by a field service representative, are reported to CDF management.

         Floorchecks generally are not performed on Dealers on Scheduled Payment Plans. However, CDF monitors these Dealers for payment delinquencies. CDF makes telephone contact with delinquent Dealers after a Scheduled Payment Plan payment of $10,000 or more is 5 days past due in order to resolve any problems. If a Dealer is 10 days past due with a Scheduled Payment Plan payment in an amount greater than $100,000 or 15 days past due with a payment of $10,000-$100,000, field service representatives will visit the Dealer to audit the related collateral and report their findings to CDF.

         In the Accounts Receivables Business, CDF conducts field audits, during which an accounts receivable auditor reviews certain books and records of an A/R Receivables Dealer. The audits are performed generally on a quarterly basis. Any deficiencies revealed during the audit are discussed with the Dealer and reported to appropriate CDF management.

REALIZATION ON RECEIVABLES

         If a Dealer has defaulted on its obligations to CDF under the related financing agreement:

         - After learning of the default, CDF generally makes contact with the Dealer to determine whether it can develop a workout arrangement with the Dealer to cure all defaults. If disputes with the Dealer exist, those disputes may be submitted to arbitration.

         - After expiration of any and all applicable notice and cure periods that may have been agreed to between CDF and that Dealer, CDF may declare the Dealer's obligations immediately due and payable and enforce all of its legal rights and remedies, including commencement of proceedings to foreclose on any collateral, limited by the prevailing standards of commercial reasonableness and good faith.

         - In the case of A/R Receivables, CDF attempts to collect directly from the obligors on the accounts receivable; for some accounts relating to A/R Receivables, CDF will already control the collection of accounts receivable through the use of lockboxes.

         - If a Manufacturer is obligated to repurchase the collateral under a Floorplan Agreement as described above under "--Floorplan Agreements with Manufacturers," and if CDF has recovered the collateral, then CDF will arrange for the collateral to be delivered to the related Manufacturer.

         CDF may be unable to recover some or all of the amount owing on a receivable. For some historical information as to loss experience in the total U.S. portfolio of CDF, see "The Accounts--Loss Experience" in the prospectus supplement.

CHARGE-OFF POLICY

         CDF's charge-off policy is based on SAU/NSF aging.

         - Pay-as-Sold receivables which are coded as SAU or NSF are charged off at the end of the month in which those receivables have been so coded for at least 181 days.

         - For delinquent Scheduled Payment Plan receivables, CDF performs inventory inspections to evaluate its collateral position with the related Dealer as described above under "--Dealer Monitoring." If the inspection reveals an uncollateralized position, the shortage is coded SAU and will be charged off on or before 181 days after being coded as SAU.

         - For A/R Receivables and Asset Based Receivables, if the amount of the receivable exceeds the value of the eligible collateral for that receivable by at least $25,000 for two consecutive months, then CDF will code some or all of the receivable as SAU. In addition, if CDF believes that a receivable has a high probability of not being collected, then CDF will code that receivable as SAU. Those receivables that are coded as SAU will be charged off at the end of the month in which those receivables have been so coded for at least 181 days.

         - "SAU" means, for a receivable, that if the receivable was originally secured by a security interest in a product, the product has been sold and the receivable is not paid in full.

         - "NSF" means, with respect to a receivable, that a check in payment of the receivable has been returned because of insufficient funds and has not thereafter been paid.

         CDF's charge-off policy as described above may change over time.

ASSET BASED RECEIVABLES

         Asset Based Receivables arise from asset based revolving credit facilities provided to some Dealers.

         - These facilities typically involve a revolving line of credit, often for a contractually committed period of time, pursuant to which the borrower may draw the lesser of the maximum amount of the line of credit or a specifically negotiated loan availability amount. The loan availability amount is determined by multiplying agreed advance rates against the value of certain types of assets.

         - In these facilities, CDF will most typically lend against finished inventory and parts which the Dealer represents are subject to a perfected security interest in favor of CDF and otherwise in compliance with specified standards. CDF will also lend in accordance with an advance rate against the Dealer's accounts receivable.

         - CDF's asset based revolving credit facilities are usually secured by the assets which constitute the borrowing base against which the loan availability amount is calculated and, occasionally, by other personal property, mortgages or other assets of the borrower. Asset Based Receivables normally are not supported by a Floorplan Agreement with a Manufacturer.

PRIVATE LABEL PROGRAMS

         Under CDF's so-called "private label" programs, CDF will agree to provide inventory financing and accounts receivable financing for Dealers under the name of the Manufacturer. Presently CDF operates under the following names:

         - Carrier Distribution Credit Corporation, to provide financing for Dealers of products manufactured or sold by Carrier Corporation--heating, ventilation and air conditioning products;

         - Cisco Financial Services, to provide financing to Dealers of products manufactured or sold by Cisco Systems--computer network integration equipment; and

         - Tech Data Financial Services, to provide financing to Dealers of products manufactured or sold by Tech Data--miscellaneous personal computers and related equipment.

         The Manufacturer may or may not have an equity participation in certain of the receivables funded by those private label programs. Other private label programs generating trust receivables may be developed from time to time and the programs listed above may cease to generate receivables transferred to the trust.

PARTICIPATION ARRANGEMENTS

         From time to time CDF will enable other financing sources to participate in certain of its credit facilities.

         - Pursuant to a typical Participation Agreement, the documentation for the underlying line of credit will remain in the name of CDF, as lender. In a separate contractual arrangement with CDF, the participant will agree to provide a portion of the funding for that facility in exchange for an agreed interest rate and repayment of the principal amount of the portion funded. Occasionally, fees and other charges may also be shared with the participant. Losses and recoveries from defaulted accounts are shared with the participants in proportion to their share of the fundings.

         - In some situations, if participants cease to participate, the size of the credit facility may be reduced.

         - The receivables to be sold by CDF to the seller, and transferred in turn by the seller to the trust, may include the non-participated portion of receivables in which Participation Interests have been created.

         - In addition, Participation Interests in receivables may be created after those receivables have been transferred to the trust. Amounts payable by the related dealers that are allocable to Participation Interests will not be part of the receivables and will not belong to the trust. Participation Interests may be transferred to one or more third parties.

         - In addition, CDF may, from time to time, enter into syndicated credit facilities, pursuant to which multiple lenders, including CDF, will jointly establish a credit facility administered by a lender agent. Under these facilities, CDF and its co-lenders will agree, pursuant to the terms of the loan agreement with the borrower, to provide a portion of the overall credit facility up to their respective maximum commitment amounts. In return, CDF and its co-lenders generally share in the interest and principal payments and other fees and charges on a pro rata basis.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The certificates will be issued in series. Each series will be issued pursuant to the pooling and servicing agreement, as supplemented by the supplement for that series. The pooling and servicing agreement, in the form in effect at the time that the registration statement became effective, and a form of supplement have been filed as exhibits to the Registration Statement of which this prospectus is a part. A copy of the supplement relating to a series will be filed with the Securities and Exchange Commission following issuance of the related series. The following summary describes certain terms of the pooling and servicing agreement and supplement, but it does not purport to be complete and is qualified in its entirety by reference to the pooling and servicing agreement and each supplement. See also "Description of the Certificates" in the prospectus supplement.

         The certificates will represent undivided interests in the trust representing the right to receive from the trust funds up to, but not more than the amounts required to make payments on the certificates.

         Each class of certificates offered by this prospectus and the related prospectus supplement will initially be represented by one or more certificates registered in the name of the nominee of DTC, except as set forth below. The offered certificates will be available for purchase in minimum denominations of $1,000 and integral multiples in book-entry form. The seller has been informed by DTC that DTC's nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the offered certificates. No certificate owner will be entitled to receive a certificate representing that person's beneficial interest in the offered certificates. Unless and until definitive certificates are issued under the limited circumstances described in this prospectus, all references in this prospectus or the prospectus supplement to actions by certificateholders will refer to actions taken by DTC on instructions from its participants, and all references in this prospectus or the prospectus supplement to distributions, notices, reports and statements to holders or certificateholders will refer to distributions, notices, reports and statements to Cede & Co., as the registered holder of the offered certificates. See "--Book-Entry Registration" and "--Definitive Certificates" below.

PRINCIPAL AND INTEREST ON THE CERTIFICATES

         The timing and priority of payment, seniority, interest rate and amount of or method of determining payments of principal and interest, and any other payments, if so specified in the related prospectus supplement, on each class of certificates will be described in the related prospectus supplement. Each prospectus supplement will specify the dates on which payments will be payable, which may be monthly, quarterly or otherwise.

         The right of holders of any class of certificates to receive payments of principal and interest, and any other payments, if so specified in the related prospectus supplement, may be senior or subordinate to the rights of holders of any other class or classes of certificates of the series, as described in the related prospectus supplement. If provided in the related prospectus supplement, a series may include one or more classes of certificates entitled to (a) principal payments with disproportionate, nominal or no interest payments, or (b) interest payments with disproportionate, nominal or no principal payments. Each class of certificates may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for certain classes of certificates, or any combination of the foregoing. The related prospectus supplement will specify the interest rate or the method for determining the interest rate for each class of certificates of a given series. One or more classes of certificates of a series may be redeemable in whole or in part under the circumstances specified in the related prospectus supplement.

         In the case of a series of certificates which includes two or more classes of certificates, the sequential order and priority of payment in respect of principal and interest of each class, if any, will be set forth in the related prospectus supplement.

         One or more classes of a series of certificates may be entitled to receive principal payments prior to the receipt of principal payments by other classes of that series.

         One or more classes of a series of certificates may have principal payment schedules which are fixed or based on targeted schedules derived by assuming differing prepayment rates. One or more classes of the related series of certificates may be designated to receive principal payments on a distribution date only if principal payments have been made to another class of certificates, and to receive any excess payments over the amount required to be paid to another class of certificates.

BOOK-ENTRY REGISTRATION

         Certificate owners may hold their interests in the offered certificates through DTC, in the United States, or Clearstream or the Euroclear System, in Europe, if they are participants in those systems, or indirectly through organizations that are participants in those systems. Cede & Co., as nominee for DTC, will hold the offered certificates. Clearstream and Euroclear will hold omnibus positions on behalf of their respective participants, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries. The depositaries in turn will hold the positions in customers' securities accounts in the depositaries' names on the books of DTC.

         DTC has advised us and the underwriters that it is:

         - a limited-purpose trust company organized under the New York Banking Law;

         - a "banking organization" within the meaning of the New York Banking Law;

         -        a member of the Federal Reserve System;

         - a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

         - a "clearing agency" registered under the provisions of Section 17A of the Exchange Act.

         DTC holds securities for its participants and facilitates the clearance and settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic book-entry changes in its participants' accounts. This eliminates the need for physical movement of securities certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others including securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

         Transfers between participants on the DTC system will occur in accordance with DTC rules. Transfers between participants on the Clearstream system and participants on the Euroclear System will occur in accordance with their rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by that system's depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their system's depositary.

         Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. The credits for any transactions in these securities settled during this processing will be reported to the relevant Clearstream participant or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received and available on the DTC settlement date. However, it will not be available in the relevant Clearstream or Euroclear cash account until the business day following settlement in DTC.

         Purchases of offered certificates under the DTC system must be made by or through DTC participants, which will receive a credit for the offered certificates on DTC's records. The ownership interest of each actual certificate owner is in turn to be recorded on the DTC participants' and indirect participants' records. Certificate owners will not receive written confirmation from DTC of their purchase. However, certificate owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the certificate owner entered into the transaction. Transfers of ownership interests in the offered certificates are to be accomplished by entries made on the books of DTC participants acting on behalf of certificate owners. Certificate owners will not receive certificates representing their ownership interest in offered certificates unless use of the book-entry system for the offered certificates is discontinued.

         To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of securities with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual certificate owners of the offered certificates; DTC's records reflect only the identity of the DTC participants to whose accounts the offered certificates are credited, which may or may not be the actual beneficial owners of the certificates. The DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to certificate owners will be governed by arrangements among them and by any statutory or regulatory requirements as may be in effect from time to time.

         Neither DTC nor Cede & Co. will consent or vote on behalf of the offered certificates. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns Cede & Co.'s consenting or voting rights to those DTC participants to whose accounts the offered certificates are credited on the record date, identified in a listing attached the proxy.

         Principal and interest payments on the offered certificates will be made to DTC. DTC's practice is to credit its participants' accounts on the applicable distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that distribution date. Payments by DTC participants to certificate owners will be governed by standing instructions, customary practices, and any statutory or regulatory requirements as may be in effect from time to time. These payments will be the responsibility of the DTC participant and not of DTC, the trustee of the trust or the seller. Payment of principal and interest to DTC is the responsibility of the trustee of the trust, disbursement of the payments to DTC participants is the responsibility of DTC, and disbursement of the payments to certificate owners is the responsibility of DTC participants and indirect participants.

         DTC may discontinue providing its services as securities depository for the offered certificates at any time by giving notice to the seller or the trustee of the trust. Under these circumstances, if a successor securities depository is not obtained, definitive certificates are required to be printed and delivered. The seller and, after the occurrence of a Servicer Default, a specified percentage of each class of certificate owners the certificates of which are registered in the name of DTC's nominee may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depository. In that event, definitive certificates will be delivered to certificate owners. See "--Definitive Certificates."

         Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream"), was incorporated in 1970 as "Cedel S.A.", a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. In January 2000, Cedelbank's parent company, Cedel International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions.

         Further to the merger, the Board of Directors of New Cedel International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream". In January 2000, New CI was renamed "Clearstream International, societe anonyme", Cedelbank was renamed "Clearstream Banking, societe anonyme", and Cedel Global Services was renamed "Clearstream Services, societe anonyme".

         In January 2000, DBC was renamed "Clearstream Banking AG". This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking": the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG".

         Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in various currencies, including United States dollars.

         Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in various countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg, and as that is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF", which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Morgan Guaranty Trust Company of New York as the operator of the Euroclear System in Brussels to facilitate settlement of trades between Clearstream and Euroclear System.

         The Euroclear System was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This eliminates the need for physical movement of certificates. Transactions may be settled in various currencies, including United States dollars.

         The Euroclear System ("Euroclear System" or "Euroclear") is operated by Euroclear Bank S.A./N.V., the Euroclear operator, under contract with Euroclear Clearance System, Societe Cooperative, a Belgium cooperative corporation, the Euroclear cooperative. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Euroclear cooperative. The board of the Euroclear cooperative establishes policy for the Euroclear System.

         Euroclear participants include banks--including central banks--securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear System is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System. These terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments for securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under these terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

         Distributions on the offered certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These distributions must be reported for tax purposes in accordance with United States tax laws and regulations. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a certificateholder on behalf of a Clearstream participant or Euroclear participant only in accordance with its rules and procedures, and depending on its depositary's ability to affect these actions on its behalf through DTC.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of offered certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

         Certificates issued in fully registered, certificated form are referred to in this prospectus as "definitive certificates". If certificates of a class or series have been registered in the name of DTC or its nominee, then those certificates will be issued as definitive certificates, rather than to DTC or its nominee, only if:

         - the seller advises the trustee of the trust in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository regarding the offered certificates, as applicable, and the trustee of the trust or the seller is unable to locate a qualified successor;

         - the seller, at its option, elects to terminate the book-entry system through DTC regarding the applicable class or series; or

         - after the occurrence of a Servicer Default, certificate owners representing not less than 50% of the aggregate unpaid principal amount of the affected class or series the certificates of which are registered in the name of DTC or its nominee advise in writing both the trustee of the trust and DTC through DTC's clearing agency participants that the continuation of a book-entry system through DTC is no longer in the best interests of those certificate owners.

         If any of these events occurs, the pooling and servicing agreement contemplates that the trustee of the trust will notify all certificate owners, through DTC, of the occurrence of the applicable event and of the availability of definitive certificates. At the time of surrender by DTC of the certificate or certificates representing the outstanding certificates and instructions for re-registration, the trustee will issue those certificates, as applicable, in the form of definitive certificates, and thereafter the trustee will recognize the holders of those definitive certificates as certificateholders under the pooling and servicing agreement.

         Distributions of principal of and interest on the offered certificates will be made by the trustee directly to holders of certificates in accordance with the procedures set forth in this prospectus and under "Description of the Certificates--Distributions" in the prospectus supplement.

         - Distributions on each distribution date will be made to holders in whose names the certificates were registered at the close of business on the related Record Date.

         - Distributions will be made by check mailed to the address of each holder as it appears on the register maintained by the trustee of the trust.

         - The final distribution on any certificate, whether definitive certificates or the certificate or certificates registered in the name of DTC or its nominee representing the certificates, however, will be made only after presentation and surrender of the certificate on the final payment date at the office that is specified in the notice of final distribution to certificateholders. The trustee of the trust will provide that notice to registered certificateholders not later than the fifth day of the month of the final distribution.

         - The trustee of the trust will pay to the seller any monies held by it for the payment of principal or interest that remain unclaimed for two years after that notice. After that payment to the seller, certificateholders entitled to the money must look to the seller for payment as general creditors unless an applicable abandoned property law designates another person.

         Registered certificates will be transferable or exchangeable at the office of the trustee of the trust or at the office of any paying and transfer agent[, including any paying agent in Luxembourg]. The trustee of the trust is not required to register the transfer of or exchange any certificate for a period of 15 days preceding the due date for any payment with respect to that certificate. The trustee of the trust will not impose a service charge for any registration of transfer or exchange, but the trustee of the trust may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

SUPPLEMENTAL CERTIFICATES

         The seller owns a certificate evidencing the interest in the trust that is not allocated to the interests of the outstanding series . The pooling and servicing agreement provides that the seller may exchange a portion of this seller's certificate for a new seller's certificate and a supplemental certificate for transfer to a person designated by the seller; provided that:

         - the seller will, after giving effect to the transfer, have an interest in the Pool Balance of not less than 2% of the Pool Balance,

         - the seller will have delivered to the trustee, each rating agency and any Enhancement Provider a Tax Opinion regarding that transfer and exchange, and

         -        the Rating Agency Condition has been satisfied.

         The seller's interest in the trust is not being offered by this prospectus or any prospectus supplement.

NEW ISSUANCES

         The pooling and servicing agreement provides that, pursuant to one or more supplements, the seller may cause the trustee of the trust to issue one or more new series. The supplement will specify, among other things, one or more of the following types of terms for the applicable series (the "Principal Terms"), not all of which will necessarily be applicable to each series:

         -        the name or designation for the series;

         -        its initial principal amount, if applicable;

         - the interest rate or rates applicable to the certificates of a series, or the method for determining the interest rate or rates;

         - a date on which it will begin its accumulation period, amortization period or controlled amortization period, if any;

         - the method for allocating collections to certificateholders of that series;

         -        the monthly servicing fee;

         - the Enhancement Provider and terms of any Enhancement, if applicable, for the series;

         - if applicable, the terms on which the certificates of that series may be exchanged for certificates of another series, be repurchased, redeemed in an optional redemption or mandatory redemption or be remarketed to other investors;

         -        the series termination date; and

         - any other terms permitted or not prohibited by the pooling and servicing agreement.

         The seller may offer any series under a prospectus or other disclosure document in transactions either registered under the Securities Act of 1933 or exempt from registration thereunder, directly or through one or more underwriters or placement agents. There is no limit to the number of series that may be issued under the pooling and servicing agreement.

         The terms of your series may be different than the terms of another series. We cannot assure you that the terms of your series will be as favorable as the terms of any other series. Each series may have, but need not have, an amortization period or accumulation period which may have a different length and begin on a different date than the amortization period or accumulation period for any other series. Further, one or more series may be in early amortization periods or accumulation periods while other series are not. Thus, certain series may be amortizing or accumulating principal, while other series are not amortizing or accumulating principal. Also, different series may have the benefits of different forms of Enhancement issued by the same or different entities. A series need not have an accumulation period.

         The trustee of the trust will hold each form of Enhancement only on behalf of the series, or a particular class within a series, to which it relates. Your series will not have any interest in any Enhancements provided for the benefit of any other series. The seller may specify different interest rates and monthly servicing fees for each series, or a particular class within a series. In addition, the seller may vary between series, or classes within a series, the terms on which a series, or classes within a series, may be repurchased or redeemed.

         A new series may be issued at any time if the conditions specified in the pooling and servicing agreement are satisfied.

         The trust may issue one or more series that represent an interest in a limited portion of the trust assets. For example, the trust may issue a series that represents an interest only in the portions of some or all of the receivables that exceed specified concentration limits.

UNCERTIFICATED SERIES

         Notwithstanding the references in this prospectus and the prospectus supplement to certificates of a series, any series may be issued in uncertificated form--that is, without being evidenced by a certificate of any kind. This is in addition to, and not the same as, the fact that certificates of a series may be issued in book-entry form and held through DTC, Clearstream or the Euroclear System.

         All references in this prospectus or the related prospectus supplement
(a) to a series of certificates will be deemed to refer also to an uncertificated series, and (b) to certificateholders of a series will be deemed to refer also to the holder or holders of an uncertificated series.

REPRESENTATIONS AND WARRANTIES

         Pursuant to the pooling and servicing agreement, the seller represents and warrants that:

         - Each receivable and all other trust assets existing on the closing date for the series issued in 1993 or, in the case of Additional Accounts, on the applicable Addition Date, and on each Transfer Date, has been conveyed to the trust free and clear of any lien.

         - With respect to each Receivable and all other trust assets existing on the closing date for the series issued in 1993 or, in the case of Additional Accounts, on the applicable Addition Date, and on each Transfer Date, all consents, licenses, approvals or authorizations of or registrations or declarations with any governmental authority required to be obtained, effected or given by the seller in connection with the conveyance of that receivable or other trust assets to the trust have been duly obtained, effected or given and are in full force and effect.

         - On the cut-off date for the series issued in 1993, each Initial Account was an Eligible Account, and on the applicable Additional Cut-Off Date each applicable Additional Account is an Eligible Account. On the date any receivable is transferred to the Trust, the related account or Additional Account was or is an Eligible Account or if it was or is an Ineligible Account on that date, that account is being removed from the trust in accordance with the pooling and servicing agreement.

         - On the closing date for the series issued in 1993, in the case of the Initial Accounts, and, in the case of the Additional Accounts, on the applicable Additional Cut-Off Date, and on each Transfer Date, each receivable conveyed to the trust on that date is an Eligible Receivable or, if that receivable is not an Eligible Receivable, the related account is an Eligible Account.

         If any representation and warranty described in the preceding paragraphs is not true and correct and that breach has a material adverse effect on the certificateholders' interest in the applicable receivable or account, then within 30 days, or any longer period as may be agreed to by the trustee of the trust, after the earlier to occur of the discovery of that breach by the seller or the servicer or receipt of written notice of that breach by the seller or the servicer, that receivable or, in the case of a breach relating to an account, all receivables in the related account, will be reassigned to the seller on the terms and conditions set forth below; provided that the seller will not be required to accept the reassignment if, by the end of the 30 day period, or a longer period of time as may be agreed to by the trustee of the trust, the breached representation and warranty is then true and correct in all material respects and any material adverse effect caused thereby has been cured.

         The applicable receivable will be reassigned to the seller on or before the end of the calendar month in which that reassignment obligation arises by the seller directing the servicer to deduct the principal amount of that receivable, exclusive of the Discount Portion of that receivable, from the Pool Balance.

         - In the event that the deduction would cause the Pool Balance to be less than the Required Participation Amount on the preceding determination date--after giving effect to the allocations, distributions, withdrawals and deposits to be made on the distribution date following that determination date--on the date on which that reassignment is to occur the seller will be obligated to make a deposit into the collection account in immediately available funds in an amount equal to the Transfer Deposit Amount, provided that if the Transfer Deposit Amount is not so deposited, the amount to be deducted relating to the applicable receivable will be deducted from the Pool Balance only to the extent the Pool Balance is not reduced below the Required Participation Amount and any amount not so deducted will not be reassigned and will remain part of the trust.

         - The reassignment of the receivable to the seller and the payment of any related Transfer Deposit Amount will be the sole remedy respecting any breach of the representations and warranties described in the preceding paragraph available to certificateholders or the trustee of the trust on behalf of certificateholders.

         The seller will represent and warrant to the trust, as of the closing date for each series, that:

         - The seller is a limited partnership duly organized and validly existing and in good standing under the law of the State of Delaware and has, in all material respects, full power, authority and legal right to own its properties and conduct its business as that properties are presently owned and that business is presently conducted, and to execute, deliver and perform its obligations under the pooling and servicing agreement and to execute and deliver the certificates.

         - The seller is duly qualified to do business and, where necessary, is in good standing as a foreign partnership, or is exempt from that requirement, and has obtained all necessary licenses and approvals in each jurisdiction in which the conduct of its business requires that qualification except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations under the pooling and servicing agreement.

         - The execution and delivery of the pooling and servicing agreement and the applicable supplement and the receivables contribution and sale agreement and any applicable Enhancement Agreement and the execution and delivery to the trustee of the trust of the certificates by the seller and the consummation of the transactions provided for or contemplated by the pooling and servicing agreement and the applicable supplement and the receivables contribution and sale agreement and any applicable Enhancement Agreement, have been duly authorized by the seller by all necessary partnership action on the part of the seller.

         - The execution and delivery of the pooling and servicing agreement, the applicable supplement, the receivables contribution and sale agreement and any applicable Enhancement Agreement and the certificates, the performance of the transactions contemplated by the pooling and servicing agreement and the applicable supplement and the receivables contribution and sale agreement and any applicable Enhancement Agreement and the fulfillment of the terms thereof, will not conflict with, result in any breach of any of the material terms and provisions of, or, with or without notice or lapse of time or both, a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the seller is a party or by which it or its properties are bound.

         - The execution and delivery of the pooling and servicing agreement, the applicable supplement, the receivables contribution and sale agreement and any applicable Enhancement Agreement and the certificates, the performance of the transactions contemplated by the pooling and servicing agreement and the applicable supplement and the Receivables contribution and sale agreement and any applicable Enhancement Agreement and the fulfillment of the terms thereof applicable to the seller, will not conflict with or violate any material requirements of law applicable to the seller.

         - There are no proceedings or, to the best knowledge of the seller, investigations pending or threatened against the seller before any governmental authority (i) asserting the invalidity of the pooling and servicing agreement, the applicable supplement, any of the receivables contribution and sale agreement and any applicable Enhancement Agreement or the certificates, (ii) seeking to prevent the issuance of the certificates or the consummation of any of the transactions contemplated by the pooling and servicing agreement and the applicable supplement or the receivables contribution and sale agreement and any applicable Enhancement Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of the seller, would materially and adversely affect the performance by the seller of its obligations under the pooling and servicing agreement and the applicable supplement or the receivables contribution and sale agreement and any applicable Enhancement Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of the pooling and servicing agreement and the applicable supplement, the receivables contribution and sale agreement and any applicable Enhancement Agreement or the certificates or (v) seeking to affect adversely the income tax attributes of the trust under the United States Federal or any State income, single business or franchise tax systems.

         - All appraisals, authorizations, consents, orders, approvals or other actions of any person or of any governmental body or official required in connection with the execution and delivery of the pooling and servicing agreement, the applicable supplement, the receivables contribution and sale agreement and any applicable Enhancement Agreement and the certificates, the performance of the transactions contemplated by the pooling and servicing agreement, the applicable supplement and any of the receivables contribution and sale agreement and any applicable Enhancement Agreement, and the fulfillment of the terms thereof, have been obtained, except where the failure

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
                  to so obtain that item will not have a material adverse effect on its ability to render that performance.

         - The pooling and servicing agreement and the applicable supplement and the receivables contribution and sale agreement and any applicable Enhancement Agreement each constitutes a legal, valid and binding obligation of the seller enforceable against the seller in accordance with its terms, except as that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as that enforceability may be limited by general principles of equity, whether considered in a suit at law or in equity.

         - As of the closing date for the series issued in 1993, in the case of the Initial Accounts, as of the applicable Addition Date, in the case of the Additional Accounts, and, as of the applicable Removal Date, in the case of Removed Accounts,
                  Schedule 1 to the pooling and servicing agreement is an accurate and complete listing in all material respects of all the accounts as of the cut-off date for the series issued in 1993, the applicable Additional Cut-Off Date or the applicable Removal Date, as the case may be, and the information contained therein with respect to the identity of that accounts and the receivables existing thereunder is true and correct in all material respects as of the cut-off date for the series issued in 1993, that applicable Additional Cut-Off Date or that Removal Date, as the case may be.

         - The pooling and servicing agreement or, in the case of Additional Accounts, the related assignment constitutes a valid sale, transfer and assignment to the trust of all right, title and interest of the seller in the receivables and the Collateral Security and the proceeds thereof and all of the seller's rights, remedies, powers and privileges with respect to the receivables under the receivables contribution and sale agreement and the related Financing Agreements and Floorplan Agreements, if any, and, upon the filing of the financing statements described in the pooling and servicing agreement with the applicable filing office and, in the case of the receivables and the proceeds thereof, upon the creation thereof, the trust will have a perfected ownership interest in that property, free of the liens of any other person, except for liens permitted under the pooling and servicing agreement. Except as otherwise provided in the pooling and servicing agreement, neither the seller nor any person claiming through or under the seller has any claim to or interest in the trust assets.

         In the event that the breach of any of the representations and warranties described in the preceding paragraphs has a material adverse effect on the interests of the holders of the outstanding series, then either the trustee or the holders of certificates of all outstanding series evidencing not less than a majority of the aggregate unpaid principal amount of all outstanding series, by written notice to the seller and the servicer--and to the trustee and any Enhancement Provider, if notice is given by certificateholders--may direct the seller to purchase the certificateholders' interest in the trust within 60 days of that notice, or within any longer period specified in that notice.

         - Following that notice, the seller will be obligated to purchase the certificateholders' interest in the trust on a distribution date occurring within the 60-day period. However, the seller will not be required to make that purchase if, at the end of that period of time, the representations and warranties will then be true and correct in all material respects and any material adverse effect on the certificateholders' interest caused by that breach will have been cured.

         - The price for the reassignment will be equal to the sum of the amounts for each outstanding series specified in the supplements for those series. The payment of the reassignment price will be considered a payment in full of the certificateholders' interest in the trust.

         - If the trustee or the certificateholders give notice as provided above, the obligation of the seller to purchase the certificateholders' interest will constitute the sole remedy respecting a breach of the

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
                  applicable representations and warranties available to certificateholders or the trustee on behalf of the certificateholders.

THE OVERCONCENTRATION AMOUNT

         Pursuant to the pooling and servicing agreement, some concentrations of Principal Receivables are characterized collectively as the Overconcentration Amount. As defined in more detail in the Glossary to this prospectus, the Overconcentration Amount on any determination date means the sum of the Asset Based Receivable Overconcentration, the A/R Receivable Overconcentration, the Manufacturer Overconcentration and the Product Line Overconcentration on that determination date. Dealer Overconcentrations are not included for this purpose. Rather, Dealer Overconcentrations are in effect allocated to the Dealer Overconcentration Series. See "Description of the Certificates--Allocations of Collections, Defaulted Amounts and Miscellaneous Payments to the Dealer Overconcentration Series" in the prospectus supplement.

         If on any determination date the Overconcentration Amount as of the end of the preceding calendar month exceeds zero, and the Overconcentration Amount is not reduced to zero within five business days after the related distribution date, then an Early Amortization Event for your series will result pursuant to the related supplement to the pooling and servicing agreement, unless the Rating Agency Condition has been satisfied with respect to the existence of the Overconcentration Amount. The seller may attempt to reduce the Overconcentration Amount to zero by removing receivables from the trust. However, in attempting to reduce the Overconcentration Amount to zero, the seller will not be permitted to remove a receivable (a) that has been classified by the servicer as SAU or NSF for more than sixty days, (b) that has been charged off, (c) as to which the related Dealer is in bankruptcy or insolvency proceedings, or (d) if the servicer believes that the receivable will be charged off in the foreseeable future or that the related Dealer will be in bankruptcy or insolvency proceedings in the foreseeable future.

ADDITION OF ACCOUNTS

         The seller has the right to add Additional Accounts to the computer file, microfiche list or other list of accounts previously delivered to the trustee of the trust, and to transfer receivables to the trust relating to the Additional Accounts, if it satisfies the conditions set forth in the pooling and servicing agreement. In addition, the pooling and servicing agreement provides that the seller is required to designate Additional Accounts, and to transfer the related receivables to the trust, if on any distribution date, after giving effect to the allocations, distributions, withdrawals and deposits to be made on that distribution date, either:

         - the Pool Balance, exclusive of Delayed Funding Receivables, on the last day of the preceding calendar month is less than the Required Participation Amount as of that distribution date; or

         - the Seller's Participation Amount, exclusive of Delayed Funding Receivables, as of that distribution date multiplied by the percentage equivalent of the portion of the seller's interest represented by the seller's certificate is less than 5% of the Pool Balance, exclusive of Delayed Funding Receivables, on that last day.

         In either case, the pooling and servicing agreement provides that the seller will, within 10 business days after the applicable distribution date, designate Additional Accounts and transfer related receivables to the trust so that, after giving effect to that designation and transfer:

         - the Pool Balance, exclusive of Delayed Funding Receivables, as of the close of business on the Addition Date, is at least equal to that Required Participation Amount; and

         - the result of multiplying the Seller's Participation Amount, as determined above, by the percentage equivalent of the portion of the seller's interest represented by the seller's certificate, is at least equal to 5% of the Pool Balance, exclusive of Delayed Funding Receivables, as of the close of business on that Addition Date.

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
         Additional Accounts and the related receivables may not be of the same credit quality as the accounts and receivables which are in the trust at the time the Additional Accounts are designated by the seller. Additional Accounts may have been originated by CDF using credit criteria different from those which were applied to existing accounts.

         We cannot assure you that the seller would be able to, or would be permitted to, designate Additional Accounts, and transfer the related receivables to the trust, at any particular time.

REMOVAL OF ACCOUNTS; TRANSFERS OF PARTICIPATIONS

         The seller will have the right at any time to remove accounts from the computer file, microfiche list or other list of accounts previously delivered to the trustee of the trust. To remove any Eligible Account, the seller, or the servicer on its behalf, will:

         - on or before the fifth business day prior to the removal date, furnish to the trustee of the trust, any Enhancement Provider, and each Rating Agency a written notice of removal specifying the removal date;

         - on or before the fifth business day after the removal date, furnish to the trustee of the trust a computer file, microfiche list or other list of the accounts that were removed on the removal date, specifying for each removed account as of the date of the removal notice its number, the aggregate amount outstanding in that removed account and the aggregate amount of receivables in that removed account;

         - represent and warrant that the removal of any Eligible Account on the removal date will not, in the reasonable belief of the seller, cause an Early Amortization Event to occur or cause the Pool Balance to be less than the Required Participation Amount;

         - represent and warrant that no selection procedures believed by the seller to be adverse to the interest of the certificateholders were utilized in selecting the removed accounts; and

         - cause the Rating Agency Condition to be satisfied with respect to the removal.

         The pooling and servicing agreement provides that the seller, or the servicer on its behalf, will remove Ineligible Accounts. If the account was an Ineligible Account at the time it was originally designated as an account, then prior to the time that account is removed the pooling and servicing agreement contemplates that a portion of the collections on non-principal receivables relating to that account will be allocated to the seller.

         All receivables existing in any removed account--other than an account that was an Ineligible Account at the time it was originally designated as an account--as of the Removal Date will continue to be part of the trust.

         The termination of an account by a dealer upon such dealer's payment in full of the receivables in the related account will not be a removal of such account for purposes of the foregoing. Participation Interests in receivables may be created before or after those receivables have been transferred to the trust. Amounts payable by the related dealers that are allocable to Participation Interests will not be part of the receivables and will not belong to the trust. Participation Interests may be transferred to one or more third parties.

COLLECTION ACCOUNT

         The trustee of the trust has established an Eligible Deposit Account in the name of the trust, bearing a designation indicating that funds deposited in that deposit account are held for the benefit of the seller, all series and any Enhancement Providers (the "collection account").

         At the direction of the servicer, funds in the collection account will be invested in Eligible Investments. All interest and other investment earnings--net of losses and investment expenses--on funds in the collection account

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
will be credited to the collection account. The servicer will have the revocable power to instruct the trustee of the trust to make withdrawals and payments from the collection account for the purpose of carrying out the duties of the servicer or the trustee of the trust specified in the pooling and servicing agreement.

ALLOCATIONS AMONG SERIES

         The supplement for each series will specify how collections of Non-Principal Receivables and Principal Receivables, Defaulted Amounts and Miscellaneous Payments will be allocated to that series. Amounts so allocated to any series will not, except as specified in the related supplement, be available to any other series.

         On each distribution date, (a) the servicer will allocate Excess Principal Collections, as described below, to each series as set forth in the related supplement and (b) the servicer will instruct the trustee of the trust to withdraw from the collection account and pay to the seller:

         (1) an amount equal to the excess, if any, of (a) the aggregate amount, if any, for all outstanding series of collections of Principal Receivables which the related supplements specify are to be treated as "Excess Principal Collections" for that distribution date, over (b) the aggregate amount, if any, for all outstanding series which the related supplements specify are "Principal Shortfalls" for that distribution date; and

         (2) without duplication, the aggregate amount for all outstanding series of that portion of Principal Collections which the related supplements specify are to be allocated and paid to the seller for that distribution date;

provided, however, that, in the case of clauses (1) and (2), the amounts will be paid to the seller only if the Unconcentrated Pool Balance for that distribution date, determined after giving effect to any Principal Receivables transferred to the trust on that date, exceeds the Required Participation Amount for the immediately preceding determination date, after giving effect to the allocations, distributions, withdrawals and deposits to be made on that distribution date. The amount held in the collection account as a result of the proviso in the preceding sentence ("Unallocated Principal Collections") will be paid to the seller at the time the Unconcentrated Pool Balance exceeds the Required Participation Amount for the immediately preceding determination date, after giving effect to the allocations, distributions, withdrawals and deposits to be made on that distribution date immediately following that determination date; provided, however, that any Unallocated Principal Collections on deposit in the collection account at any time during which any series is in its amortization period, accumulation period or early amortization period will be deemed to be "Miscellaneous Payments".

DISCOUNT FACTOR

         Finance charges are payable on the receivables generally. However, finance charges will not begin to accrue on a portion of the receivables until a certain period of time has elapsed after their origination.

         In order to create additional Non-Principal Collections in respect of those receivables as well as to create additional Non-Principal Collections relating to the other receivables in the trust, a portion of the principal collections on each receivable will be treated as Non-Principal Collections.

         Principal payments on receivables will be treated as Non-Principal Collections in an amount equal to the product of those principal payments times the Discount Factor.

ALLOCATION OF COLLECTIONS; DEPOSITS IN COLLECTION ACCOUNT

         - The pooling and servicing agreement provides that the servicer will deposit all collections received from the receivables, excluding collections allocable to the seller, into the collection account, not later than two business days after the date on which the collections are recorded on the servicer's computer file of accounts. However, for so long as:

         - CDF remains the servicer under the pooling and servicing agreement;

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
         -        no Servicer Default has occurred and is continuing; and

         - CDF arranges for and maintains a letter of credit or other form of Enhancement for the servicer's obligation to make deposits of collections on the receivables in the collection account that is acceptable in form and substance to each rating agency, or CDF otherwise obtains each rating agency confirmation described below, then CDF need not deposit collections into the collection account until the business day immediately preceding the distribution date on which those funds are required to be distributed to certificateholders, at which time CDF will make those deposits in an amount equal to the net amount of those deposits and withdrawals which would have been made had the conditions of this sentence not applied. The pooling and servicing agreement provides that prior to ceasing daily deposits as described above, the seller will have delivered to the trustee of the trust confirmation from each of the rating agencies that the failure by CDF to make daily deposits will not result in a reduction or withdrawal of the rating of any outstanding series or class of certificates.

         Until collections are deposited into the collection account, the servicer may use the collections for its own benefit, and the proceeds of any investment of those collections will accrue to the servicer. So long as the servicer holds collections and is permitted to use the collections for its own benefit, the certificateholders are exposed to risk of loss, including risk resulting from the bankruptcy or insolvency of the servicer. The servicer will pay no fee to the trust or any certificateholder for any use by the servicer of funds representing collections on the receivables.

         The servicer will be required to deposit collections into the collection account only to the extent of, without duplication:

         - the distributions required to be made to certificateholders and any Enhancement Provider for the applicable distribution date; and

         - the amounts required to be deposited into any deposit account maintained for the benefit of certificateholders.

         If, at any time prior to that distribution date, the amount of collections deposited in the collection account exceeds the amount required to be deposited, the servicer will be permitted to withdraw the excess from the collection account.

         In addition, the servicer will be permitted to make the deposit of collections and other amounts net of any amounts to be distributed or paid to the servicer. The servicer will net the portion of its monthly servicing fee allocated to your series for a distribution date only if amounts deposited in the collection account for that distribution date otherwise would be sufficient to pay the amounts that are payable to your series on that distribution date.

TERMINATION

         The trust will terminate on the earliest to occur of:

         - the day following the distribution date on which the aggregate invested amounts for all series is zero, if the seller elects to terminate the trust at that time;

         - if (a) an insolvency event relating to the seller occurs, or the seller violates its covenant not to sell receivables to third parties or create a lien on receivables, and (b) the trustee of the trust sells the receivables as described under "Description of the Certificates--Early Amortization Events" in the prospectus supplement, the date on which proceeds of that receivables sale are distributed to certificateholders; and

         -        December 31, 2014.

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
         At the time of termination of the trust, all right, title and interest in the receivables and other funds of the trust, other than amounts held in the trust deposit accounts for the final distribution of principal and interest to certificateholders, will be conveyed and transferred to the seller.

INDEMNIFICATION

         The pooling and servicing agreement provides that the servicer will indemnify the trust and the trustee of the trust from and against any loss, liability, expense, damage or injury suffered or sustained arising out of any acts or omissions arising out of activities of the trust, the trustee of the trust or the servicer pursuant to the pooling and servicing agreement; provided that:

         - the trust or the trustee of the trust will not be so indemnified if those acts or omissions constitute fraud, gross negligence, breach of fiduciary duty or willful misconduct by the trustee of the trust; and

         - the servicer will not indemnify the trust, the trustee of the trust or the certificateholders (a) for any act taken by the trustee of the trust at the request of the certificateholders or any Enhancement Provider to the extent that the trustee of the trust has been indemnified by the certificateholders or that Enhancement Provider, or (b) for any tax required to be paid by the trust or the certificateholders, or (c) for any loss due to the financial inability of Dealers to make payments on the receivables.

         The pooling and servicing agreement generally provides that, except as described above, neither the seller, the servicer, Deutsche Floorplan Receivables, Inc. nor any of their directors, officers, employees or agents will be under any liability to the trust, the trustee of the trust, the certificateholders or any other person for taking any action, or for refraining from taking any action, pursuant to the pooling and servicing agreement.

         In addition, the pooling and servicing agreement provides that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the pooling and servicing agreement.

COLLECTION AND OTHER SERVICING PROCEDURES

         Pursuant to the pooling and servicing agreement, the servicer is responsible for servicing and administering the receivables and collecting payments due under the receivables in accordance with its customary and usual servicing procedures in effect from time to time for servicing wholesale receivables, comparable to the receivables, which the servicer services for its own account.

         Pursuant to the pooling and servicing agreement, CDF is permitted to change the terms relating to the accounts if, in the servicer's reasonable judgment, no Early Amortization Event will occur as a result of the change.

         Pursuant to the pooling and servicing agreement, the servicer agrees to maintain custody of all documents, instruments or records that evidence or relate to the receivables as custodian for the benefit of the certificateholders and the trustee of the trust.

         The servicer, and any successor servicer, may delegate its duties to another person, subject to satisfaction of the Rating Agency Condition.

SERVICER COVENANTS

         In the pooling and servicing agreement, the servicer covenants that:

         - it will duly satisfy all obligations on its part to be fulfilled under or in connection with the receivables and accounts, will maintain in effect all qualifications required under requirements of law in order to service the receivables and accounts and will comply in all material respects with all requirements of law in connection with servicing the receivables and the accounts, the failure to comply with which would have a material adverse effect on any outstanding series;

         - it will not permit any rescission or cancellation of a receivable except as ordered by a court of competent jurisdiction or other government authority and except for a negotiated work-out of defaulted receivables that enhances the trust's recovery on those receivables;

         - it will do nothing to impair the rights of the certificateholders in the receivables; and

         - it will not reschedule, revise or defer payments due on any receivable except in accordance with its policies and procedures, as amended from time to time, (a) relating to the operation of the Floorplan Business, the Accounts Receivable Business and the Asset Based Lending Business, and (b) relating to the maintenance of accounts and collection of receivables.

         Under the terms of the pooling and servicing agreement, if the seller or the servicer discovers, or receives written notice, that any covenant of the servicer set forth above has not been complied with in all material respects, the noncompliance has a material adverse effect on the certificateholders' interest in that receivable or account and the noncompliance, and any material adverse effect caused by the noncompliance, has not been cured within 30 days thereafter, or any longer period as the trustee of the trust may agree to, then:

         - the servicer will purchase that receivable or all receivables in that account, as applicable; and

         - that purchase will be made on the determination date following the expiration of the 30 day cure period, or following the expiration of a longer period as may be agreed to by the trustee of the trust, and the servicer will be obligated to deposit into the collection account an amount equal to the Purchase Price of that receivable.

         The purchase by the servicer constitutes the sole remedy available to the certificateholders if the applicable covenants of the servicer are not complied with and the applicable receivables will be automatically assigned to the servicer.

SERVICING COMPENSATION

         The servicer's compensation for each series for its servicing activities and reimbursement for its expenses will be a monthly servicing fee in an amount, specified in the related prospectus supplement, payable in arrears on each distribution date.

CERTAIN MATTERS REGARDING THE SERVICER

         The pooling and servicing agreement provides that the servicer may not resign from its obligations and duties under the pooling and servicing agreement, except on determination that those duties are no longer permissible under applicable law. No resignation of the servicer will become effective until the trustee of the trust or a successor to the servicer has assumed the servicer's responsibilities and obligations under the pooling and servicing agreement.

         The pooling and servicing agreement provides that the servicer will not consolidate with or merge with any other person or convey or transfer its properties and assets substantially as an entirety to any person, unless:

         (a) the person formed by that consolidation or with which the servicer is merged or the person which acquires by conveyance or transfer the properties and assets of the servicer substantially as an entirety is a person organized and existing under the laws of the United States of America or any State or the District of Columbia and, if the servicer is not the surviving entity, the person assumes, without the execution or filing of any paper or any further act on the part of any of the parties to the pooling and servicing agreement, the performance of every covenant and obligation of the servicer under the pooling and servicing agreement and, upon compliance with paragraph
(b) below, that person will be the servicer without your consent; and

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
         (b) the servicer has delivered to the trustee of the trust an officers' certificate stating that the consolidation, merger, conveyance or transfer comply with paragraph (a).

         The pooling and servicing agreement does not prevent the sale or other transfer of the stock of CDF.

SERVICER DEFAULT

         In the event of any Servicer Default, the trustee of the trust, by written notice to the servicer, may terminate all of the rights and obligations of the servicer, as servicer, under the pooling and servicing agreement and in and to the receivables and the proceeds of those receivables and appoint a new servicer.

         The trustee of the trust will as promptly as possible appoint a successor servicer and if no successor servicer has been appointed by the trustee of the trust and has accepted that appointment by the time the servicer ceases to act as servicer, will automatically be appointed as the successor servicer.

         Prior to any appointment of a new servicer, the trustee of the trust will review any bids obtained from potential servicers meeting certain eligibility requirements set forth in the pooling and servicing agreement to serve as successor servicer for servicing compensation not more than the Servicing Fee plus certain excess amounts payable by the seller.

EVIDENCE AS TO COMPLIANCE

         The pooling and servicing agreement provides for delivery to the trustee of the trust on or before March 31 of each calendar year of a statement signed by an officer of the servicer to the effect that the servicer believes that it complied in all material respects with its obligations under specified provisions of the pooling and servicing agreement throughout the preceding year or, if there has been a material default in the performance of any of those obligations, specifying the nature and status of the default.

         The pooling and servicing agreement provides that on or before March 31 of each calendar year the servicer will cause a firm of nationally recognized independent public accountants--who may also render other services to the servicer or the seller--to deliver a report to the trustee of the trust to the effect that (a) they have examined the assertion of the servicer as to the servicer's compliance with its obligations under specified provisions of the pooling and servicing agreement and (b) based upon examination of such assertion, the servicer was in compliance with such provisions of the pooling and servicing agreement in all material respects or, if there has been a material default in the performance of such obligations, specifying such default of the servicer and the nature of that default.

         Copies of the foregoing furnished to the trustee of the trust may be obtained by a request in writing delivered to the trustee of the trust.
See "--The Trustee" below.

AMENDMENTS

         The pooling and servicing agreement or any supplement may be amended by the seller, the servicer and the trustee of the trust, without your consent, so long as the amendment will not, as evidenced by an officer's certificate of the seller, adversely affect in any material respect the interests of any certificateholders.

         In addition, the pooling and servicing agreement or any supplement may be amended by the servicer and the trustee of the trust at the direction of the seller without your consent:

         (1) to add, modify or eliminate provisions as may be necessary or advisable in order to enable the seller or any of its affiliates, including GECS, to minimize or avoid capital charges under any applicable law, rule, regulation or guideline relating to regulatory or risk-based capital;

         (2) to enable all or a portion of the trust to qualify as a partnership for federal income tax purposes under applicable regulations on the classification of entities as partnerships or corporations under the Code, and to the extent that those regulations eliminate or modify the need therefor, to modify or eliminate existing provisions of the pooling and servicing agreement or any supplement relating to the intended availability of partnership treatment of the trust for federal income tax purposes;

         (3) to enable all or a portion of the trust to qualify as, and to permit an election to be made to cause the trust to be treated as, a "financial asset securitization investment trust," as described in the provisions of the "Small Business Job Protection Act of 1996," H.R. 3448 -- and, in connection with that type of election, to modify or eliminate existing provisions of the pooling and servicing agreement or any supplement relating to the intended Federal income tax treatment of the certificates and the trust in the absence of that type of election, which may include elimination of the sale of receivables, upon the occurrence of an insolvency event with respect to the seller, pursuant to the pooling and servicing agreement and certain provisions of the pooling and servicing agreement relating to the liability of the seller; or

         (4) to enable the seller or any of its affiliates to comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle;

so long as in each case the Rating Agency Condition has been satisfied and, in the case of (2) or (3), the seller and the trustee of the trust have received an opinion of counsel to the effect that the amendment will not adversely affect the characterization of the certificates of any outstanding series or class as debt or partnership interests.

         The pooling and servicing agreement or any supplement may be amended by the seller, the servicer and the trustee of the trust with the consent of the holders of certificates evidencing more than 50% of the aggregate unpaid principal amount of the certificates of all adversely affected series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or any supplement or of modifying in any manner the rights of certificateholders. An amendment contemplated by the preceding sentence may not:

         (a) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any certificate without the consent of the holder of each affected certificate;

         (b) change the definition of or the manner of calculating the interest of any certificateholder without the consent of the holder of each affected certificate;

         (c) reduce the amount available under any Enhancement without the consent of the holder of each affected certificate;

         (d) adversely affect the rating of any series or class by any rating agency without the consent of all holders of certificates of that series or class; or

         (e) reduce the percentage described above of the unpaid principal amount of certificates the holders of which are required to consent to any amendment without the consent of all certificateholders.

         The pooling and servicing agreement may not be amended in any manner which would adversely affect in any material respect the interests of any Enhancement Provider without its consent.

         Notwithstanding the matters described above, the pooling and servicing agreement or any supplement may be amended by the servicer, the seller and the trustee of the trust without your consent to change in any manner the treatment of Delayed Funding Receivables under the pooling and servicing agreement or any supplement, but only if the Rating Agency Condition is satisfied.

         In addition, the pooling and servicing agreement or any supplement may be amended without your consent in order to make changes required to obtain a listing of any class of any series on the Luxembourg Stock Exchange.

         The Dealer Overconcentration Series will have voting and consent rights of the type applicable to other series. References to certificateholders of a series in this prospectus or in the prospectus supplement should be read to include, where applicable, the holder or holders of the Dealer Overconcentration Series.

LIMITATION ON SUITS AND BANKRUPTCY FILING

         No certificateholder will have any right by virtue of any provisions of the pooling and servicing agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to the pooling and servicing agreement, unless the certificateholder previously has made, and unless the holders of certificates evidencing more than 50% of the aggregate unpaid principal amount of all certificates (or, with respect to any such action, suit or proceeding that does not relate to all series, 50% of the aggregate unpaid principal amount of the certificates of all series to which the action, suit or proceeding relates) have made, a request to the trustee of the trust to institute the action, suit or proceeding in its own name as trustee and have offered to the trustee of the trust reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the trustee, for 60 days after such request and offer of indemnity, has neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each certificateholder with every other certificateholder and the trustee, that no one or more certificateholders will have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of the pooling and servicing agreement to affect, disturb or prejudice the rights of the holders of any other of the certificates, or to obtain or seek to obtain priority over or preference to any other such certificateholder, or to enforce any right under the pooling and servicing agreement, except in the manner therein provided and for the equal, ratable and common benefit of all certificateholders except as otherwise expressly provided in the pooling and servicing agreement.

         Each of the trustee (not in its individual capacity but solely as trustee), by entering into the pooling and servicing agreement, and you, by accepting a certificate or an interest in a certificate, are deemed to covenant and agree that it and you will not at any time institute against, or encourage or solicit any person to institute against, the seller, the general partner of the seller, or the trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law.

THE TRUSTEE

         Wilmington Trust Company, a Delaware banking corporation, currently acts as trustee of the trust under the pooling and servicing agreement. The trustee of the trust is located at, and any request for copies of statements, certificates and reports furnished to the trustee of the trust should be addressed to the trustee at -, Attention: -. The seller, the servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee of the trust in its individual or other capacity may become the owner or pledgee of certificates and may deal with the seller and the servicer in banking and other transactions with the same rights it would have if it were not the trustee of the trust.

         The pooling and servicing agreement does not require the trustee of the trust:

         - to make any initial or periodic general examination of the receivables or any records relating to the receivables for the purpose of establishing the presence or absence of defects, compliance with representations and warranties of the seller or for any other purpose; or

         - make any initial or periodic general examination of the servicer for the purpose of establishing the compliance by the servicer with its representations or warranties, the observation of its obligations under the pooling and servicing agreement or for any other purpose.

         For purposes of meeting the legal requirements of applicable jurisdictions, the trustee of the trust will have the power to appoint a co-trustee or separate trustees of all or a part of the trust. In the event of that type of appointments, all rights, powers, duties and obligations will be conferred or imposed on the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee of the trust will be incompetent or unqualified to perform certain acts, singly on the separate trustee or co-trustee.

         For so long as certificates of any series are listed on the Luxembourg Stock Exchange, the trustee of the trust will maintain a paying agent and a transfer agent in Luxembourg.

         The trustee of the trust may resign at any time, in which event the seller will be obligated to appoint a successor trustee.

         GECS may remove the trustee of the trust at any time and from time to time in the sole discretion of GECS. Upon removal of the trustee, GECS will appoint a successor trustee.

         Any resignation or removal of the trustee of the trust and appointment of a successor trustee does not become effective until the acceptance of the appointment by the successor trustee.

         DESCRIPTION OF THE RECEIVABLES CONTRIBUTION AND SALE AGREEMENT
                     BETWEEN CDF AND THE LIMITED PARTNERSHIP

         The following summary describes certain terms of the receivables contribution and sale agreement between CDF and the Limited Partnership, but it does not purport to be complete and is qualified in its entirety by reference to the receivables contribution and sale agreement. The receivables contribution and sale agreement between CDF and the Limited Partnership, in the form in effect at the time that the registration statement became effective, was filed as an exhibit to the registration statement. If affiliates of CDF originate receivables and sell them to the Limited Partnership, those other affiliates will become parties to the receivables contribution and sale agreement between CDF and the Limited Partnership and make representations, warranties and covenants similar to those made by CDF in the receivables contribution and sale agreement between CDF and the Limited Partnership.

SALE OR TRANSFER OF RECEIVABLES

         Pursuant to the receivables contribution and sale agreement, CDF has contributed or sold to the Limited Partnership all of its right, title and interest in and to all of the receivables in each Account and all Collateral Security with respect thereto.

         At the time that the receivables contribution and sale agreement between CDF and the Limited Partnership was entered into, Deutsche Business Services Corporation, an affiliate of CDF, was a party to the receivables contribution and sale agreement and sold receivables to the seller. Since that time, Deutsche Business Services Corporation has ceased to be an active corporation and no longer sells receivables to the Limited Partnership.

REPRESENTATIONS AND WARRANTIES

         Pursuant to the receivables contribution and sale agreement between CDF and the Limited Partnership, CDF represents and warrants to the Limited Partnership that:

         - Each receivable and all Collateral Security existing on the closing date for the series issued in 1993, or, in the case of Additional Accounts, on the applicable Addition Date, and on each Transfer Date, has been conveyed to the seller free and clear of any lien.

         - With respect to each receivable and all Collateral Security existing on the closing date for the series issued in 1993, or, in the case of Additional Accounts, on the applicable Addition Date, and on each Transfer Date, all consents, licenses, approvals or authorizations of or registrations or declarations with any governmental authority required to be obtained, effected or given by CDF in connection with the conveyance of that receivable or Collateral Security to the seller have been duly obtained, effected or given and are in full force and effect.

         - On the cut-off date for the series issued in 1993, each Initial Account is an Eligible Account and, in the case of Additional Accounts, on the applicable Additional Cut-Off Date, the Additional Account is an Eligible Account.

         - On the closing date for the series issued in 1993, in the case of the Initial Accounts, on the applicable Additional Cut-Off Date, in the case of Additional Accounts, and on each Transfer Date, each receivable conveyed to the seller on that date is an Eligible Receivable or, if that receivable is not an Eligible Receivable, the receivable is conveyed to the seller in accordance with the receivables contribution and sale agreement.

         - Each Participation Agreement, if any, relating to receivables conveyed by CDF permits the transfer of those receivables to the seller and the trust and provides that the undivided interest of such participant is pari passu in all respects (other than non-subordinated interest strips and fees) with the remaining undivided interest in the related receivables.

         In the event any representation and warranty described above is not true and correct as of the date specified therein with respect to any receivable or account and the Limited Partnership is, in connection therewith, required to purchase that receivable or all receivables in such account pursuant to the pooling and servicing agreement, then, within 30 days (or such longer period as may be agreed to by the Limited Partnership) of the earlier to occur of the discovery of any such event by CDF or the Limited Partnership, or receipt by CDF or the Limited Partnership of written notice of any such event given by the trustee or any Enhancement Providers, CDF will repurchase the receivable or receivables, if any, of which the Limited Partnership is required to accept reassignment pursuant to the pooling and servicing agreement.

         CDF will pay the Limited Partnership the Purchase Price for the purchased receivable. The obligation of CDF to repurchase any receivable will constitute the sole remedy respecting the event giving rise to that obligation available to the seller and to the certificateholders (or the trustee on behalf of certificateholders).

         Pursuant to the receivables contribution and sale agreement, CDF also represents and warrants to the Limited Partnership as of the closing date for each series, that:

         - CDF is a corporation duly organized and validly existing and in good standing under the laws of the state of its incorporation and has, in all material respects, full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under the receivables contribution and sale agreement.

         - CDF is duly qualified to do business and, where necessary, is in good standing as a foreign corporation (or is exempt from such requirement) and has obtained all necessary licenses and approvals in each jurisdiction in which the conduct of its business requires such qualification except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations under the receivables contribution and sale agreement.

         - The execution and delivery of the receivables contribution and sale agreement and the consummation of the transactions provided for or contemplated by the receivables contribution and sale agreement have been duly authorized by CDF by all necessary corporate action on the part of CDF and are within its corporate powers.

         - The execution and delivery of the receivables contribution and sale agreement, the performance of the transactions contemplated by the receivables contribution and sale agreement and the fulfillment of the terms of the receivables contribution and sale agreement, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which CDF is a party or by which it or its properties are bound.

         - The execution and delivery of the receivables contribution and sale agreement, the performance of the transactions contemplated by the receivables contribution and sale agreement and the fulfillment of the terms of the receivables contribution and sale agreement applicable to CDF, will not conflict with or violate any material requirements of law applicable to CDF or conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which CDF is a party or by which CDF is bound.

         - There are no proceedings or, to the best knowledge of CDF, investigations, pending or threatened against CDF, before any governmental authority (i) asserting the invalidity of the receivables contribution and sale agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by the receivables contribution and sale agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of CDF, would materially and adversely affect the performance by CDF of its obligations under the receivables contribution and sale agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of the receivables contribution and sale agreement or (v) seeking to affect adversely the income tax attributes of the trust under the United States federal or any state income, single business or franchise tax systems.

         - All appraisals, authorizations, consents, orders, approvals or other actions of any person or of any governmental body or official required in connection with the execution and delivery of the receivables contribution and sale agreement, the performance of the transactions contemplated by the receivables contribution and sale agreement, and the fulfillment of the terms of the receivables contribution and sale agreement, have been obtained.

         - The receivables contribution and sale agreement constitutes a legal, valid and binding obligation of CDF enforceable against CDF in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

         - As of the closing date for the series issued in 1993, in the case of Initial Accounts, as of the applicable Addition Date, in the case of the Additional Accounts, and, as of the applicable Removal Date, in the case of Removed Accounts,
                  Schedule 1 to the receivables contribution and sale agreement is an accurate and complete listing in all material respects of all the accounts as of the cut-off date for the series issued in 1993, the applicable Additional Cut-Off Date or the applicable Removal Date, as the case may be, and the information contained therein with respect to the identity of such accounts and the receivables existing thereunder is true and correct in all material respects as of the cut-off date for the series issued in 1993, such applicable Additional Cut-Off Date or such Removal Date, as the case may be.

         - The receivables contribution and sale agreement or, in the case of Additional Accounts, the related assignment constitutes a valid sale, transfer and assignment to the Limited Partnership of all right, title and interest of CDF in the receivables and the Collateral Security and the proceeds thereof. Upon the filing of the financing statements described in the receivables contribution and sale agreement with the applicable filing offices and, in the case of the receivables thereafter created and the proceeds thereof, upon the creation thereof, the Limited Partnership will have a first priority perfected ownership interest in such property. Except as otherwise provided in the pooling and servicing agreement, neither CDF nor any person claiming through or under CDF has any claim to or interest in the trust assets.

         In the event of the breach of the representations and warranties described in the immediately preceding paragraphs and if, in connection with that breach the Limited Partnership is obligated under the pooling and servicing agreement to purchase the certificateholders' interest in the trust, CDF will be obligated to repurchase the receivables from the Limited Partnership for an amount equal to the amount the Limited Partnership is required to deposit under the pooling and servicing agreement in connection with its purchase of the certificateholders' interest. The obligation of CDF to purchase receivables as described in the preceding sentence will constitute the sole remedy against CDF for its breach of the applicable representations and warranties available to the Limited Partnership, the seller, the certificateholders or the trustee of the trust on behalf of the certificateholders.

CESSATION OF SALES OF RECEIVABLES; TERMINATION

         The receivables contribution and sale agreement provides that CDF will sell receivables to the Limited Partnership until the earlier of (a) the occurrence of one or more specified early amortization events, and (b) the termination of the trust. However, the receivables contribution and sale agreement provides that, under some circumstances, CDF may sell receivables to the Limited Partnership even if CDF is a party to insolvency proceedings. The receivables contribution and sale agreement will terminate immediately after the trust terminates.

DESCRIPTION OF THE RECEIVABLES CONTRIBUTION AND SALE AGREEMENT BETWEEN THE
                       LIMITED PARTNERSHIP AND THE SELLER

         The following summary describes certain terms of the receivables contribution and sale agreement between the Limited Partnership and the seller, but it does not purport to be complete and is qualified in its entirety by reference to that receivables contribution and sale agreement. The receivables contribution and sale agreement between the Limited Partnership and the seller, in the form in effect at the time that the registration statement became effective, was filed as an exhibit to the registration statement. [Additional description to follow]

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

         CDF has retained and will retain, and will not deliver to the trustee of the trust, records or agreements relating to the receivables. The records and agreements relating to the receivables have not been and will not be segregated from those relating to other accounts of CDF, and the physical documentation relating to the receivables has not and will not be stamped or marked to reflect the transfer of the receivables to the trust. Any interest in receivables acquired by the seller, and the trust, will be limited by the rights and defenses--including rights of setoff--of the applicable Dealer against CDF.

         Filing of appropriate financing statements under the UCC generally is required to protect the interests of the seller and the trust in the receivables. If CDF, or the Limited Partnership, or the seller, were to change its name, identity or organizational structure so that filed UCC financing statements became misleading, those UCC financing statements would not be effective to perfect the interests of the Limited Partnership, the seller or the trust, as applicable, in receivables originated or acquired by CDF, the Limited Partnership or the seller, as applicable, more than four months after the change.

         There are some circumstances under the UCC and applicable federal law in which third parties could have an interest in the receivables with priority over the trust's interest. If the receivables are deemed to be "chattel paper", a purchaser of the receivables who gives new value and takes possession of the documents which evidence the receivables--that is, the chattel paper--in the ordinary course of that purchaser's business may, under certain circumstances, have priority over the interest of the seller or the trust in the receivables. A tax or other government lien on property of CDF, the Limited Partnership or the seller arising prior to the time a receivable is conveyed to the seller or the trust may also have priority over the interest of the Limited Partnership, the seller and the trust in that receivable. Statutory and judgment liens arising under local law may also gain priority over claims of the Limited Partnership, the seller and the trust.

CERTAIN MATTERS RELATING TO BANKRUPTCY

         A limited partnership, like the Limited Partnership, could become insolvent if its general partner becomes insolvent--which, in the case of the seller, is CDF FRI. Pursuant to the pooling and servicing agreement, the trustee and all certificateholders covenant that they will not at any time institute against the seller or against the Limited

Partnership or against the general partner of the Limited Partnership any bankruptcy, reorganization or other proceedings under any federal or state bankruptcy or similar law. We cannot assure you that the foregoing covenant is enforceable.

                                  LEGAL MATTERS

         The prospectus supplement identifies, under "Legal Matters", the counsel that are rendering opinions for the seller regarding certain legal matters relating to your series.


                          REPORTS TO CERTIFICATEHOLDERS

         The servicer will prepare monthly unaudited reports that will contain information about the trust. The reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. Unless and until definitive certificates are issued, the reports will be sent only to Cede & Co. which is the nominee of DTC and the registered holder of the offered certificates. See "Description of the Certificates--Book-Entry Registration," and "--Evidence as to Compliance" in this prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

         We filed a registration statement relating to the certificates with the Securities and Exchange Commission. The registration statement includes additional information.

         You may read and copy any reports, statements or other information we file with the Securities and Exchange Commission at the public reference room of the Securities and Exchange Commission in Washington, D.C. You can request copies of these documents, on payment of a duplicating fee, by writing to the Securities and Exchange Commission. Please call the Securities and Exchange Commission at (800) SEC-0330 for further information on the operation of the public reference room. Our Securities and Exchange Commission filings are also available to the public on the Securities and Exchange Commission Internet site (http://www.sec.gov).

         The Securities and Exchange Commission allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the Securities and Exchange Commission will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future reports and proxy materials filed by or on behalf of the trust until we terminate our offering of the certificates.

         As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents--unless the exhibits are specifically incorporated by reference--at no cost, by writing or calling the servicer at: GE Commercial Distribution Finance Corporation, 655 Maryville Centre Drive, St. Louis, Missouri 63141, Telephone (314) 523-3000,
Attention: General Counsel. If any of the certificates of your series are listed on the Luxembourg Stock Exchange, copies of the pooling and servicing agreement and the supplement for your series will be available for inspection at the office of a paying agent in Luxembourg.

                                    GLOSSARY

         For the purpose of making this prospectus easier to read, in many instances we have used lower case letters to describe terms that are defined in more detail in this Glossary or in the Glossary of the accompanying prospectus supplement. All references in this prospectus to any agreement will be understood to be references to that agreement as it may be amended, amended and restated or otherwise modified from time to time.

         "Account" means each Initial Account and, from and after the related Addition Date, each Additional Account. The term "Account" will not apply to any Removed Accounts reassigned or assigned to the seller or the servicer in accordance with the terms of the pooling and servicing agreement.

         "Accounts Receivable" means, for any Dealer, all amounts shown on the Dealer's records as amounts payable by a customer in respect of goods or services sold by the Dealer to the customer.

         "Accounts Receivable Business" means the extensions of credit made by CDF or an Approved Affiliate to Dealers in order to finance the Accounts Receivable of the Dealers.

         "Accounts Receivable Financing Agreement" means an accounts receivable financing agreement entered into by CDF or an Approved Affiliate with a Dealer in connection with the Accounts Receivable Business with the Dealer.

         "Addition Date" means a date specified in an Addition Notice relating to Additional Accounts.

         "Addition Notice" means a notice provided by the seller, or the servicer on its behalf, to the trustee of the trust relating to Additional Accounts.

         "Additional Accounts" means each individual revolving credit arrangement established by CDF or an Approved Affiliate with a Dealer in connection with the Floorplan Business, the Accounts Receivable Business, or the Asset Based Lending Business, which account is designated to be included as an Account and is identified in a computer file or microfiche or written list delivered to the trustee of the trust by the seller.

         "Additional Cut-Off Date" means, for Additional Accounts, the applicable day specified in the related Addition Notice.

         "Adjustment Payment" means a deposit in the collection account as described below. If the servicer adjusts the amount of any principal receivable because of a rebate, refund, credit adjustment or billing error to a Dealer, or because the receivable relates to a product which was refused or returned by a Dealer, then:

         - the Seller's Participation Amount will be reduced by the amount of the adjustment; and

         - if following that reduction the Pool Balance would be less than the Required Participation Amount for the immediately preceding determination date--after giving effect to the allocations, distributions, withdrawals and deposits to be made on the distribution date immediately following that determination date--the seller will be required to pay an amount equal to that deficiency--up to the amount of the adjustment--into the collection account on the day on which that reduction occurs.

         "Affiliate" means, with respect to any specified person, any other person controlling or controlled by or under common control with that specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct the management and policies of that person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Approved Affiliate" means any Affiliate of CDF if the Rating Agency Condition has been satisfied with respect to designating that Affiliate as an Approved Affiliate.

         "A/R Receivable Overconcentration" on any determination date means the excess of:

                  (a) the aggregate of all amounts of principal receivables in accounts created pursuant to Accounts Receivable Financing Agreements on the last day of the calendar month immediately preceding the determination date, over

                  (b) 20% of the Pool Balance on the last day of that immediately preceding calendar month or, if the Rating Agency Condition is satisfied, a larger percentage of the Pool Balance as is stated in the applicable notice from each applicable Rating Agency.

         "A/R Receivables" means receivables arising from the Accounts Receivable Business.

         "Asset Based Lending Business" means the extensions of credit made by CDF or an Approved Affiliate to Dealers in order to provide loans based on the value of certain assets of the Dealer and secured by a security interest in the assets.

         "Asset Based Lending Financing Agreement" means an asset based lending financing agreement entered into by CDF or an Approved Affiliate and a Dealer in connection with the Asset Based Lending Business with the Dealer.

         "Asset Based Receivable Overconcentration" on any determination date means the excess of:

                  (a) the aggregate of all amounts of principal receivables in accounts created pursuant to Asset Based Lending Financing Agreements on the last day of the calendar month immediately preceding that determination date, over

                  (b) 20% of the Pool Balance on the last day of that immediately preceding calendar month or, if the Rating Agency Condition is satisfied, a larger percentage of the Pool Balance as is stated in the applicable notice from each applicable Rating Agency.

         "Asset Based Receivables" means receivables arising from Asset Based Lending Business.

         "CDF" means GE Commercial Distribution Finance Corporation, a Nevada corporation, and its successors and assigns. Any reference to CDF in its capacity as originator of receivables should be understood to be a reference also to any Approved Affiliate. As of the date of this prospectus, no affiliate of CDF is an Approved Affiliate.

         "CDF FRI" means Deutsche Floorplan Receivables, Inc., a Nevada corporation, which is changing its name to CDF Floorplan Receivables, Inc., and its successors and assigns.

         "Clearstream" means Clearstream Banking, societe anonyme.

         "Collateral Security" for a receivable generally includes the security interest granted by or on behalf of the related Dealer with respect thereto.

         "Collection Account" is defined under "Description of the Certificates--Collection Account."

         "Dealer" means a Person engaged generally in the business of purchasing consumer or commercial products from a manufacturer or distributor of those types of products and holding the products for sale or lease in the ordinary course of business, or a Person engaged generally in the business of manufacturing or distributing products for sale to dealers in the ordinary course of business.

         "Dealer Overconcentration" is defined under "Description of the Certificates--Allocations of Collections; Defaulted Amounts and Miscellaneous Payments to the Dealer Overconcentration Series" in the accompanying prospectus supplement.

         "Dealer Overconcentration Series" is defined under "Description of the Certificates--Allocations of Collections; Defaulted Amounts and Miscellaneous Payments to the Dealer Overconcentration Series" in the accompanying prospectus supplement.

         "Defaulted Amount" is defined in the accompanying prospectus supplement.

         "Defaulted Receivables" on any determination date are:

         (1) all receivables which were Eligible Receivables when transferred to the trust, which arose in an account which became an Ineligible Account after the date of transfer of those receivables to the trust and which remained outstanding for any six consecutive determination dates (inclusive of the determination date on which the determination is being made) after the account became an Ineligible Account; and

         (2) all receivables, other than all Ineligible Receivables, which were charged off as uncollectible in respect of the immediately preceding calendar month. For a description of CDF's charge off policy, see "The Dealer Financing Business of CDF--Charge-Off Policy."

         "Definitive Certificates" are defined under "Description of the Certificates--Definitive Certificates."

         "Delayed Funding Receivable" means a receivable in respect of which the related Floorplan Agreement permits CDF or an Approved Affiliate to delay payment of the purchase price of the related product to the Manufacturer for a specified period after the invoice date for the product; provided that the receivable will be a Delayed Funding Receivable only until CDF or the Approved Affiliate funds the payment of that purchase price. If the Rating Agency Condition is satisfied, then the receivables referred to in the preceding sentence will not be Delayed Funding Receivables and the provisions relating to Delayed Funding Receivables will no longer be of any force or effect.

         "Determination Date" means, for any distribution date, the day that is two business days prior to that distribution date.

         "Discount Factor" will be calculated as follows:

         - If on any distribution date the Net Receivables Rate for that distribution date less (1) the weighted average of the interest rates, as determined below, for all outstanding series (other than the Dealer Overconcentration Series) for that distribution date less (2) the annualized Net Loss Rate for the preceding twelve calendar months is less than 1%, then the Discount Factor for that distribution date will be adjusted upwards, rounded up to the nearest 0.1%--but in no event will the Discount Factor exceed 1%--so that the Net Receivables Rate less the rate in clause (1) less the rate in clause (2) will be equal to 1%; and the Discount Factor will remain at the adjusted percentage until it is further adjusted by the terms of this sentence or either of the following two sentences.

         - Notwithstanding the foregoing, the seller, at its discretion, may increase or decrease the Discount Factor, but in no event will the Discount Factor exceed 1% or be less than the percentage required by the immediately preceding sentence or be greater than the percentage required by the next sentence.

         - Notwithstanding the foregoing, if the application of the Discount Factor would cause the Pool Balance to be less than the Required Participation Amount, then the Discount Factor will be the percentage--which will in no event be less than 0%--rounded down to the nearest 0.1%, which, when applied, will cause the Pool Balance to at least equal the Required Participation Amount. For purposes of this definition:

                           (1)      if the interest rate on a class of
                  certificates is calculated as the lesser of (x) a fixed rate or a formula rate and (y) the Net Receivables Rate, then the interest rate will be the rate in clause (x); and

                           (2) if an interest rate swap agreement provides the interest distributable on a series or class of certificates, then the interest rate for the series or class of certificates will be the interest rate payable by the trust to the related swap counterparty.

         "Discount Portion" means, for a receivable, the portion of that receivable equal to the product of the Discount Factor and the outstanding principal balance of the receivable.

         "Distribution Date" means the fifteenth day of each month or, if that day is not a business day, the next succeeding business day.

         "DTC" means The Depository Trust Company.

         "Early Amortization Event" has the meaning set forth in the prospectus supplement.

         "Early Amortization Period" has the meaning set forth in the prospectus supplement.

         "Eligible Account" means each individual revolving credit arrangement payable in U.S. dollars and established by CDF or an Approved Affiliate with a Dealer in the ordinary course of business pursuant to a Financing Agreement, which arrangement, as of the date of determination with respect thereto:

         - is in favor of a Dealer which is doing business in the United States of America, including its territories and possessions, and which has not been identified by the servicer as being the subject of any voluntary or involuntary bankruptcy proceeding or being in a voluntary or involuntary liquidation, and in which GECS or any Affiliate thereof does not have an equity investment,

         - is in existence and maintained and serviced by CDF or an Approved Affiliate and

         - is an account in respect of which no amounts have been charged off as uncollectible.

         "Eligible Deposit Account" means either:

         -        a segregated account with an Eligible Institution; or

         - a segregated trust account with the corporate trust department of a depository institution or trust company organized under the laws of the United States or any one of the states or the District of Columbia--or any domestic branch of a foreign bank--having corporate trust powers and acting as trustee for funds deposited in that account, so long as any of the securities of that depository institution or trust company has a credit rating from each rating agency in one of its rating categories which signifies investment grade.

         "Eligible Institution" means:

         -        the corporate trust department of the trustee of the trust; or

         - a depository institution or trust company organized under the laws of the United States or any one of the states or the District of Columbia, or a domestic branch of a foreign bank, which at all times (1) has either (a) a long-term unsecured debt rating acceptable to each rating agency or (b) a certificate of deposit rating acceptable to each rating agency and (2) whose deposits are insured by the Federal Deposit Insurance Corporation or any successor thereto.

         "Eligible Investments" means book-entry securities, negotiable instruments or securities of the type contemplated by the pooling and servicing agreement, or any other investment as to which the Rating Agency Condition has been satisfied.

         "Eligible Receivable" means each receivable:

         - which was originated or acquired by CDF or the related Approved Affiliate in the ordinary course of business;

         -        which arose under an Eligible Account;

         - which is owned by CDF or the related Approved Affiliate at the time of sale or contribution by CDF or the related Approved Affiliate to the seller;

         - which represents the obligation of a Dealer to repay an advance made or to be made on behalf of the Dealer;

         - which at the time of creation and at the time of transfer to the trust is secured, to the extent required by the related Financing Agreement, by a perfected first priority security interest--whether by prior filing, purchase money security interest statutory priority, or subordination agreement from prior filers, or otherwise--in the products, accounts receivable or other assets financed by the related advance; however, the security interest need not be a first priority security interest (x) in the case of a receivable arising in an account for which the payment terms are on a Scheduled Payment Plan basis and the maximum credit line is $250,000 or less, but only if that account was designated as an account on or before the closing date for a series issued in 1994, or (y) in the case of any receivable if the Rating Agency Condition is satisfied with respect thereto;

         - which was created in compliance in all respects with all requirements of law applicable thereto and pursuant to a Financing Agreement which complies in all respects with all requirements of law applicable to any party thereto;

         - for which all consents, licenses, approvals or authorizations of any governmental authority required to be obtained by CDF, the related Approved Affiliate or the seller in connection with the creation of that receivable or the transfer of that receivable to the trust or the performance by CDF or the related Approved Affiliate of the Financing Agreement pursuant to which that receivable was created, have been duly obtained and are in full force and effect;

         - as to which at all times following the transfer of that receivable to the trust, the trust will have (a) good and marketable title thereto free and clear of all liens arising prior to the transfer or arising at any time, other than liens permitted pursuant to the pooling and servicing agreement or
                  (b) a first priority perfected security interest therein;

         - which will at all times be the legal and assignable payment obligation of the related Dealer, enforceable against the Dealer in accordance with its terms except as may be limited by applicable bankruptcy or other similar laws and except as may be limited by general principles of equity;

         - which at the time of transfer to the trust is not subject to any valid claim of a right of rescission, setoff, counterclaim or any other defense of the Dealer;

         - as to which, at the time of transfer of the receivable to the trust, CDF, the related Approved Affiliate and the seller have satisfied all their respective obligations regarding that receivable required to be satisfied at that time;

         - as to which, at the time of transfer of the receivable to the trust, neither CDF, the related Approved Affiliate nor the seller has taken or failed to take any action which would impair the rights of the trust or the certificateholders in that receivable;

         - which constitutes "chattel paper," an "account" or a "general intangible" as defined in Article 9 of the UCC as then in effect in the State of New York; provided that the Financing Agreement giving rise to the receivable may be subject by its terms, or by judicial interpretation, to the laws of other states;

         - which was transferred to the trust free and clear of any lien, except as permitted by the pooling and servicing agreement, and all applicable governmental authorizations required to be obtained by the seller in connection with that transfer were in effect; and

         - if the receivable has the benefit of a Floorplan Agreement, the Floorplan Agreement provides, except as otherwise provided in that agreement--which may vary among Floorplan Agreements--that the Manufacturer is obligated to repurchase the applicable products that the servicer repossesses following the related Dealer's default. For a description of Floorplan Agreements, see "The Dealer Financing Business of CDF--Floorplan Agreements with Manufacturers."

         "Enhancement" means the rights and benefits provided to the certificateholders of any series or class pursuant to any letter of credit, surety bond, cash collateral account, spread account, guaranteed rate agreement, maturity liquidity facility, tax protection agreement, interest rate swap agreement or other similar arrangement. The subordination of any series or class to any other series or class or of the seller's interest to any series or class will be deemed to be an Enhancement.

         "Enhancement Agreement" means any agreement, instrument or document governing the terms of any Enhancement or pursuant to which any Enhancement is issued or outstanding.

         "Enhancement Provider" means the provider of any Enhancement, other than any certificateholders the certificates of which are subordinated to any series or class.

         "Euroclear" and "Euroclear System" are defined under "Description of the Certificates--Book-Entry Registration."

         "Excess Principal Collections" has the meaning set forth under "Description of the Certificates--Allocations Among Series."

         "Financing Agreement" means any Wholesale Financing Agreement, Accounts Receivable Financing Agreement or Asset Based Lending Financing Agreement.

         "Floorplan Agreement" means an agreement, entered into by CDF or the related Approved Affiliate and a Manufacturer pursuant to which the Manufacturer agrees, among other matters, to repurchase from CDF or the Approved Affiliate, as applicable, products sold by the Manufacturer to any of its Dealers and financed by CDF or the Approved Affiliate under a Wholesale Financing Agreement if CDF or the Approved Affiliate acquires possession of the products because of a default by the Dealer under the Wholesale Financing Agreement, voluntary surrender or other circumstances.

         "Floorplan Business" means the extensions of credit made by CDF or the related Approved Affiliate to Dealers in order to finance products purchased by Dealers from Manufacturers.

         "Floorplan Receivables" means receivables arising from the Floorplan Business.

         "GECS" means General Electric Capital Services, Inc., and its successors.

         "Global Certificate" means a certificate described in Exhibit A to this prospectus.

         "Ineligible Account" means an Account that at the time of determination is not an Eligible Account.

         "Ineligible Receivable" means, without duplication,

         - any receivable that arises in an Eligible Account, was not an Eligible Receivable at the time of its transfer to the trust and was transferred to the trust in accordance with the pooling and servicing agreement,

         - any receivable that, at the time of its transfer to the trust, has been SAU or NSF for more than 30 days, and

         - the aggregate of receivables that, at the time of transfer of each of those receivables to the trust, have been SAU or NSF for a period of one to 30 days but only to the extent that the aggregate amount exceeds 0.75% of the Pool Balance at the end of the calendar month.

         "Initial Account" means each individual revolving credit arrangement established by CDF or an Approved Affiliate with a Dealer identified in the list delivered to the trustee on the closing date for the series issued in 1993.

         "Initial Invested Amount" means, with respect to any series and for any date, an amount equal to the initial invested amount specified in the related supplement. The Initial Invested Amount for any series may be increased or decreased from time to time as specified in the related supplement. However, the Dealer Overconcentration Series will not have an Initial Invested Amount.

         "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing; provided, however, that (i) any assignment involving the servicer permitted by the pooling and servicing agreement, (ii) any lien created by the pooling and servicing agreement, any supplement or any Participation Agreement, (iii) any security interests in products or accounts receivable that are subordinate to the security interests securing the related receivables and (iv) any inchoate lien that arises by operation of law, is not delinquent or due and affects collateral securing a receivable (but does not encumber any receivable) will not be deemed to constitute a Lien.

         "Limited Partnership" is defined under "CDF Floorplan Receivables, L.P. and CDF Floorplan Receivables, Inc."

         "Manufacturer" means a person engaged generally in the business of manufacturing or distributing products for sale or lease to Dealers in the ordinary course of business.

         "Manufacturer Overconcentration" on any determination date means, for all accounts covered by a Floorplan Agreement with the same Manufacturer as obligor, the excess of:

         (a) the aggregate of all amounts of principal receivables in accounts on the last day of the immediately preceding calendar month that are covered by that Floorplan Agreement, over

         (b) 15% of the Pool Balance on the last day of that immediately preceding calendar month or, if the Rating Agency Condition is satisfied, a larger percentage of the Pool Balance as is stated in the notice from each applicable Rating Agency in connection with the satisfaction of the Rating Agency Condition.

         "Miscellaneous Payments" means, for any calendar month, the sum of (a) Adjustment Payments and Transfer Deposit Amounts on deposit in the Collection Account on the related distribution date and (b) Unallocated

Principal Collections available to be treated as Miscellaneous Payments on the applicable distribution date as described under "Description of the Certificates--Allocations Among Series."

         "Monthly Payment Rate" means, unless otherwise specified for a series in the related supplement, for any calendar month, the percentage derived from dividing the Principal Collections (without excluding the Discount Portions) collected during that calendar month by the aggregate balance of the Principal Receivables (without deducting the Discount Portions) as of the beginning of that calendar month.

         "Net Loss Rate" means, with respect to a calendar month, the percentage derived from a fraction, the numerator of which is the aggregate of the net losses on receivables (exclusive of the Ineligible Receivables) that were charged off during that calendar month (i.e., gross losses less any recoveries received in that calendar month in respect of charged off Receivables, whether that charge off occurred in that calendar month or a prior calendar month) and the denominator of which is the aggregate of the Principal Receivables (without deducting therefrom the Discount Portions) in the trust at the beginning of that calendar month.

         "Net Receivables Rate" means, for a distribution date, unless otherwise specified for a series in the supplement for that series:

         - the weighted average of the interest rates borne by the receivables during the second calendar month preceding that distribution date--interest payments on the receivables at those rates being due and payable in the calendar month preceding that distribution date; plus

         - the product of (a) the Monthly Payment Rate for the calendar month preceding that distribution date, (b) the Discount Factor for that distribution date and (c) twelve; less

         -        2% per annum.

         "Non-Principal Collections" means (a) collections of interest and all other non-principal charges, including insurance service fees and handling fees, on the receivables, (b) the product of principal payments on the receivables and the Discount Factor, and (c) all Recoveries.

         "Non-Principal Receivables" for any account means all amounts billed to the related Dealer in respect of interest and all other non-principal charges.

         "NSF" is defined under "The Dealer Financing Business of
CDF--Charge-Off Policy."

         "Overconcentration Amount" on any determination date means the sum of the Asset Based Receivable Overconcentration, the A/R Receivable
Overconcentration, the Manufacturer Overconcentrations, and the Product Line Overconcentration on that determination date.

         "Participation Agreement" means an agreement between CDF or an Approved Affiliate and a lender pursuant to which CDF or the Approved Affiliate, as applicable, conveys to the lender an undivided interest in certain receivables that is pari passu in all respects, other than nonsubordinated interest strips and fees, with the undivided interest retained by CDF or the Approved Affiliate, as applicable.

         "Participation Interest" means the undivided interest, created pursuant to a Participation Agreement, in a receivable in which a receivable represents the remaining undivided interest.

         "Pay-as-Sold" is described under "The Dealer Financing Business of CDF--Payment Terms."

         "Person" means any legal person, including any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization, governmental entity or other entity.

         "Pool Balance" means, as of the time of determination, the product of
(a) the aggregate of Principal Receivables, without deducting the Discount Portion, in the trust at the time, other than all Ineligible Receivables, multiplied by (b) 1 minus the Discount Factor.

         "Pooling and Servicing Agreement" means the pooling and servicing agreement among the seller, the servicer and the trustee of the trust.

         "Principal Collections" means collections under the receivables other than Non-Principal Collections.

         "Principal Receivables" for an Account means amounts shown on the servicer's records as receivables, other than the amounts which represent Non-Principal Receivables and Discount Portions, payable by the related Dealer.

         "Principal Shortfalls" has the meaning set forth under "Description of the Certificates--Allocations Among Series."

         "Principal Terms" is defined in "Description of the Certificates--New Issuances."

         "Product Line Overconcentration" on any determination date means, for accounts created pursuant to Wholesale Financing Agreements, the excess of:

         (a) the aggregate of all amounts of principal receivables in those accounts that represent financing for a single product line (according to CDF's classification system) on the last day of the calendar month immediately preceding the determination date, over

         (b) (i) 25% of the Pool Balance on the last day of that immediately preceding calendar month if that product line is not computers and related equipment, and (ii) 40% of that Pool Balance if that product line is computers and related equipment, or, in the case of clause (i) or (ii), if the Rating Agency Condition is satisfied, a larger percentage of that Pool Balance as is stated in the applicable notice from each applicable Rating Agency.

         "Products" means the commercial and consumer goods financed by CDF or the related Approved Affiliate for Dealers pursuant to a Wholesale Financing Agreement.

         "Purchase Price" means, with respect to any receivable for any date on which such receivable is to be purchased by the servicer pursuant to the pooling and servicing agreement or by CDF as a result of the breach of representations and warranties in the receivables contribution and sale agreement, (a) an amount equal to the amount payable by the dealer in respect thereof as reflected in the records of the servicer as of the date of purchase plus (b) interest accrued (to the extent interest accrues on such receivable) from the end of the last calendar month in respect of which interest on such receivable was billed by the servicer, at a per annum rate equal to the rate being charged to the dealer under the Wholesale Financing Agreement, Accounts Receivable Financing Agreement or Asset Based Lending Financing Agreement, as the case may be, based on the actual number of days elapsed over a year of 360 days.

         "Rating Agency" means, for any outstanding series or class, each statistical rating agency, if any, selected by the seller to rate the certificates of the series or class.

         "Rating Agency Condition" means, for any action, that each Rating Agency will have notified the seller, the servicer and the trustee of the trust in writing that the action will not result in a reduction or withdrawal of that Rating Agency's rating of any outstanding series or class for which it is a Rating Agency.

         "Receivables" means, with respect to an Account, all amounts payable (including interest, finance charges and other charges), and the obligation to pay those amounts, by the related Dealer from time to time in respect of advances made by CDF or the related Approved Affiliate to or on behalf of that Dealer in connection with the Floorplan Business, the Accounts Receivable Business, or the Asset Based Lending Business, as the case may be, together with the group of writings evidencing those amounts and the security interest created in connection therewith and all of the rights, remedies, powers and privileges thereunder (including under the related Financing Agreement); provided that if a Participation Interest has been created in respect of that Account, whether before or after that Account has been designated as an Account, the amounts so payable by the related Dealer that are allocable to that Participation Interest will not be part of the "Receivables" in respect of that Account. A Receivable that, prior to its transfer to the seller, was subject to a participation from an Approved Affiliate in favor of CDF will be considered a Receivable. Receivables which become Defaulted Receivables will remain in the trust but will cease to be included in the Pool Balance on the day on which they become Defaulted Receivables. Delayed Funding Receivables will cease to be included as Receivables on the day on which an insolvency event in respect of CDF occurs, whether or not those Delayed Funding Receivables are funded after the occurrence of that insolvency event. Receivables which CDF or the related Approved Affiliate is unable to transfer to the seller pursuant to the receivables contribution and sale agreement or which the seller is unable to transfer to the trust as provided in the pooling and servicing agreement and Receivables which arise in an account from and after the related removal commencement date (as defined in the pooling and servicing agreement) will not be included in calculating the Pool Balance.

         "Receivables Contribution and Sale Agreement" means, as applicable, either (a) the receivables contribution and sale agreement among CDF, any affiliate of CDF which may become a party thereto from time to time and the Limited Partnership, or (b) the receivables contribution and sale agreement between the Limited Partnership and the seller.

         "Recoveries" on any determination date means all amounts received, including insurance proceeds, by the servicer during the calendar month immediately preceding the determination date with respect to receivables which have previously become Defaulted Receivables.

         "Removal Date" means the applicable date specified in a Removal Notice relating to a Removed Account.

         "Removal Notice" means a notice furnished by the seller, or the servicer on its behalf, relating to the removal of accounts.

         "Removed Account" means an account that is removed from the applicable list of accounts.

         "Required Participation Amount" means, at any time of determination, an amount equal to the sum of the amounts for each series obtained by multiplying
(1) the Required Participation Percentage for that series times (2) the Initial Invested Amount of that series at that time.

         "Required Participation Percentage" means, for any series, the percentage specified for that series in the related supplement. However, the Dealer Overconcentration Series will not have a Required Participation Percentage.

         "Revolving Period" means with respect to any series, the period, if any, specified as such in the related supplement.

         "SAU" is defined under "The Dealer Financing Business of
CDF--Charge-Off Policy."

         "Scheduled Payment Plans" are defined under "The Dealer Financing Business of CDF--Payment Terms."

         "Seller" means CDF Financing, L.L.C. and its successors.

         "Seller's Participation Amount" is defined in the Glossary of the prospectus supplement.

         "Series" means (a) any series of investor certificates and (b) the Dealer Overconcentration Series.

         "Servicer" initially means CDF, in its capacity as servicer under the pooling and servicing agreement, and any successor servicer.

         "Servicer Default" refers to any of the following events:

                  (1) failure by the servicer to make any payment, transfer or deposit, or to give instructions to the trustee of the trust to make any payment, transfer or deposit or to take action under any Enhancement Agreement, on or before the date the servicer is required to do so under the pooling and servicing agreement, which failure is not cured within five business days after written notice from the trustee to the servicer of that failure;

                  (2) failure on the part of the servicer duly to observe or perform:

                           (a) its covenant not to create any lien on any receivable which failure has a material adverse effect on the certificateholders and which continues unremedied for a period of 60 days after written notice to it; provided, however, that a Servicer Default will not be deemed to have occurred if the seller or the servicer will have repurchased the related receivables or, if applicable, all the receivables during that period in accordance with the terms and provisions of the pooling and servicing agreement; or

                           (b) failure on the part of the servicer duly to observe or perform any other covenants or agreements of the servicer in the pooling and servicing agreement, exclusive of breaches of covenants in respect of which the servicer complies with its obligations relating to repurchases as described under "Description of the Certificates--Servicer Covenants", which failure has a material adverse effect on the certificateholders and which continues unremedied for a period of 30 days after written notice of that failure to the servicer by the trustee of the trust;

                  (3) any representation, warranty or certification made by the servicer in the pooling and servicing agreement or in any certificate delivered pursuant to the pooling and servicing agreement proves to have been incorrect when made, which has a material adverse effect on the rights of the certificateholders of any series, and which material adverse effect continues for a period of 60 days after written notice to the servicer by the trustee of the trust; provided, however, that a Servicer Default will not be deemed to have occurred if the seller or the servicer will have repurchased the related receivables or, if applicable, all the receivables during that period in accordance with the provisions of the pooling and servicing agreement; or

                  (4) the occurrence of certain events of bankruptcy or similar events involving the servicer.

         Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (1) above for a period of ten business days or referred to under clauses (2) or (3) for a period of 60 business days, will not constitute a Servicer Default if that delay or failure was caused by an act of God or other similar occurrence.

         "Supplement" means, for any series, a supplement to the pooling and servicing agreement.

         "Tax Opinion" generally means, for any action, an opinion of counsel to the effect that, for Federal income and Missouri state income and franchise tax purposes, (a) the action will not adversely affect the characterization of the certificates of any outstanding series or class as debt or as partnership interests, (b) the action will not cause or constitute a taxable event for any certificateholders or the trust and (c) if the action is the issuance of a new series, each class of certificates of the new series will be characterized as debt or as partnership interests.

         "Termination Date" means, for any series, the termination date, if any, specified in the related prospectus supplement.

         "Transfer Date" means any business day, prior to the earlier of (a) the occurrence of certain early amortization events, and (b) the termination of the trust, on which receivables are created in the accounts.

         "Transfer Deposit Amount" means, for any receivable reassigned or assigned to the seller or the servicer, as applicable, the amounts specified in the pooling and servicing agreement.

         "Trust" means the Distribution Financial Services Floorplan Master Trust, the trust created by the pooling and servicing agreement.

         "Trust Invested Amount" means, at any time of determination, the sum of the invested amounts for all outstanding series at the time.

         "Trustee" means the trustee of the trust and any successor trustee of the trust.

         "UCC" means the Uniform Commercial Code, as amended from time to time, as in effect in any applicable jurisdiction.

         "Unallocated Principal Collections" is defined under "Description of the Certificates--Allocations Among Series."

         "Wholesale Financing Agreement" means a wholesale financing agreement entered into by CDF or the related Approved Affiliate and a Dealer in order to finance products purchased by the Dealer from a Manufacturer.

A DO NOT DELETE
                                    EXHIBIT A

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

         In most circumstances, the certificates offered by this prospectus and the prospectus supplement will be issued only as "global certificates" which are registered and held by a depository. Certificate owners of the global certificates may hold their global certificates through any of DTC, Clearstream or Euroclear. The global certificates will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding global certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice, which is seven calendar day settlement.

         Secondary market trading between investors holding global certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding global certificates will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear and the DTC participants.

         Non-U.S. holders of global certificates may have to pay U.S. withholding taxes unless the holders meet the requirements for exemption from the tax and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All global certificates will be held in book-entry form by DTC in the name of Cede & Co., as nominee of DTC. Certificate owners' interests in the global certificates will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold their positions in accounts as DTC participants.

         Certificate owners electing to hold their global certificates through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Certificate owner securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Certificate owners electing to hold their global certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global certificates will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

         Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC seller and Clearstream or Euroclear purchaser. When global certificates are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day before settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the global certificates against payment. Payment will include interest accrued on the global certificates from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC participant's account against delivery of the global certificates. After settlement has been completed, the global certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The global certificates credit will appear the next day according to European time, and the cash debit will be back-valued to, and the interest on the global certificates will accrue from, the value date. The value date would be the preceding day when settlement occurred in New York. If the trade fails and settlement is not completed on the intended value date, the Clearstream or Euroclear cash debit will be valued instead on the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global certificates are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and instead use that credit line to make the funds necessary to process same-day funds settlement available to the respective clearing systems. Under this procedure, Clearstream participants or Euroclear participants purchasing global certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the global certificates were credited to their accounts. However, interest on the global certificates would accrue from the value date. Therefore, in many cases the investment income on the global certificates earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global certificates to the respective Depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

         Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which global certificates are to be transferred by the respective clearing system, through the respective Depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day before settlement. In these cases, Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the global certificates from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date. The value date would be the preceding day, when settlement occurred in New York. Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If the trade fails and settlement is not completed on the intended value date, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued on the actual settlement date. Finally, day traders that use Clearstream or Euroclear and that purchase global certificates from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

         (b) borrowing the global certificates in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global certificates sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of global certificates holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be required to pay 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless (a) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (b) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of global certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN Certificate of Foreign Status. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

         Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI--Certificate of Foreign Persons Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

         Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners of Global certificates residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate--depending on the treaty terms--by filing Form W-8BEN. If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8BEN.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9--Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global certificate files by submitting the appropriate form to the person through whom it holds--the clearing agency, in the case of persons holding directly on the books of the clearing agency.

         A Form W-8BEN, if furnished with a taxpayer identification number ("TIN"), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

         The term "U.S. Person" means:

         -        a citizen or resident of the United States;

         - a corporation or partnership organized in or under the laws of the United States or any political subdivision of the United States;

         - an estate, the income of which is includible in gross income for United States tax purposes, regardless of its source; or

         - a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

         This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global certificates. Certificate owners are advised to consult their own tax advisers for specific tax advice concerning their holding and disposing of the global certificates.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the estimated expenses in connection with the offering of the Certificates being registered under this Registration Statement, other than underwriting discounts and commissions:

SEC registration fee.................................                 $  242,700

Accounting fees and expenses.........................                 $  100,000

Printing and engraving...............................                 $  100,000

Legal fees and expenses..............................                 $  300,000

Trustee fees and expenses............................                 $   30,000

Blue sky fees and expenses...........................                 $   10,000

Rating agency fees...................................                 $  450,000

Miscellaneous........................................                 $   20,000

              Total                                                   $1,252,700

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to the standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

         CDF Financing, L.L.C. was formed under the laws of the State of Delaware. The limited liability company agreement of CDF Financing, L.L.C. provides in effect that it will indemnify and hold harmless, and advance expenses to, its members, managers, employees, organizers or agents, and employees, shareholders, directors, officers, incorporators and agents of its members (each, an "Indemnified Party"), to the fullest extent permitted by applicable law against any losses, claims, damages or liabilities to which the Indemnified Party may become subject in connection with any matter arising from, related to, or in connection with, the limited liability company agreement or the business or affairs of CDF Financing, L.L.C.; provided, however, that no indemnification may be made to or on behalf of any Indemnified Party if a judgment or other final adjudication adverse to the Indemnified Party establishes (i) that the Indemnified Party's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (ii) that the Indemnified Party personally gained in fact a financial profit or other advantage to which the Indemnified Party was not legally entitled. This indemnification shall be in addition to any liability that CDF Financing, L.L.C. may otherwise have, shall inure to the benefit of the successors, assigns, heirs and personal representatives of each Indemnified Party, and shall be limited to the assets of CDF Financing, L.L.C.

         Insofar as indemnification by CDF Financing, L.L.C. for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of CDF Financing, L.L.C. pursuant to the foregoing provisions, CDF Financing, L.L.C. has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         Each underwriting agreement will generally provide that the underwriter will indemnify CDF Financing, L.L.C. and its managers and controlling parties against liabilities under the Securities Act of 1933 relating to certain information provided by the underwriter. CDF Financing, L.L.C. has been advised that in the opinion of the

Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 16.  EXHIBITS.

1.1      Form of Underwriting Agreement

3.1      Certificate of Formation of CDF Financing, L.L.C.

3.2      Limited Liability Company Agreement of CDF Financing, L.L.C.

4.1      Form of Pooling and Servicing Agreement*

4.2      Form of Supplement (including forms of Certificates)

4.3      First Omnibus Amendment to Amended and Restated Pooling and Servicing Agreement and Supplements

5.1      Opinion of Mayer, Brown, Rowe & Maw as to legality

8.1      Opinion of Mayer, Brown, Rowe & Maw as to U.S. tax matters

8.2      Opinion of Bryan Cave LLP as to Missouri tax matters

10.1     Form of Receivables Contribution and Sale Agreement between Deutsche Financial Services Corporation, now known as GE Commercial Distribution Finance Corporation, and Deutsche Floorplan Receivables, L.P.*

10.2     Form of Amendment to Receivables Contribution and Sale Agreement between GE Commercial Distribution
         Finance Corporation and Deutsche Floorplan Receivables, L.P.

10.3     Form of Receivables Contribution and Sale Agreement between Deutsche Floorplan Receivables, L.P. and
         CDF Financing, L.L.C.

23.1     Consent of Mayer, Brown, Rowe & Maw (included in exhibits 5.1 and 8.1 hereof)

23.2     Consent of Bryan Cave LLP (included in exhibit 8.2 hereof)

24.1     Power of Attorney (included in this Part II)

99.1     Form of Performance Guaranty

---------------------------
*  Previously filed on Form S-3 on March 18, 2002

ITEM 17.  UNDERTAKINGS.

(a)      As to Rule 415:

The undersigned Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) As to documents subsequently filed that are incorporated by reference:

                  The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants' annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c)      As to indemnification:

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (d)      The undersigned Registrants hereby undertake that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act will be deemed to be part of this Registration Statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus will be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (e) The undersigned Registrants hereby undertake to file in a current report a Form 8-K or in a post-effective amendment an opinion with respect to any Federal tax consequences material to an investor with regard to a specific series to be issued pursuant to this Registration Statement where such tax consequences have not been addressed in the prospectus or the prospectus supplement related to such series.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the Registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 (and that the security rating requirement will be met at the time of sale) and each of the Registrants has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri on February 28, 2003.

                                       CDF Financing, L.L.C.

                                       By: /s/ Joseph B. Thomas
                                          ______________________________________
                                       Name: Joseph B. Thomas
                                       Title: Manager

                                       CDF Financing, L.L.C., on behalf of
                                       Distribution Financial Services Floorplan
                                       Master Trust

                                       By: /s/ Joseph B. Thomas
                                          ______________________________________
                                       Name: Joseph B. Thomas
                                       Title: Manager

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew Zakrzewski, Cristina M. Harter, Kevin P. Burns, Thomas E. Macken, Stephen W. Archer, Michele D. Pierce, Stuart
G. Wessler, Joseph B. Thomas and Timothy J. Yanoti, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his/her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

        SIGNATURE                              TITLE                            DATE
--------------------------     ---------------------------------------    -----------------
/s/ Cristina M. Harter         Principal Executive Officer and Manager    February 28, 2003
--------------------------

/s/ Matthew Zakrzewski         Principal Financial Officer and Manager    February 28, 2003
--------------------------

/s/ Thomas E. Macken           Principal Accounting Officer and Manager   February 28, 2003
--------------------------

/s/ Kevin P. Burns             Manager                                    February 28, 2003
--------------------------

/s/ Stephen W. Archer          Manager                                    February 28, 2003
--------------------------

/s/ Michele D. Pierce          Manager                                    February 28, 2003
--------------------------

/s/ Stuart G. Wessler          Manager                                    February 28, 2003
--------------------------

/s/ Joseph B. Thomas           Manager                                    February 28, 2003
--------------------------

/s/ Timothy J. Yanoti          Manager                                    February 28, 2003
--------------------------

                                      S-2